Exhibit 10.115

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

Among
THE RICHARD STANLEY FAMILY TRUST THE JOHN LOCKE FAMILY TRUST PRECISION METAL WORKS, INC.
(formerly known as NTH HOLDING, Ltd) and
PMW AFFILIATED HOLDINGS, LLC

dated as of July 19, 2023

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TABLE OF CONTENTS
ARTICLE I DEFINITIONS    2
ARTICLE II PURCHASE AND SALE    13
Section 2.01    Purchase and Sale    13
Section 2.02    Purchase Price    13
Section 2.03    Transactions to be Effected at Closing    13
Section 2.04    Withholding Tax    16
Section 2.05    Withholding Rights    16
Section 2.06    Purchase Price Adjustment    16
Section 2.07    Closing    20
Section 2.08    Earn-Out    20
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANY PARENT
.    23
Section 3.01    Organization and Authority of Seller    23
Section 3.02    Organization and Authority of Company Parent    23
Section 3.03    Organization and Qualification of the Company    23
Section 3.04    Authority    24
Section 3.05    No Conflicts; Consents    24
Section 3.06    Capitalization    25
Section 3.07    Subsidiaries    26
Section 3.08    Financial Statements    27
Section 3.09    Undisclosed Liabilities    27
Section 3.10    Absence of Certain Changes, Events and Conditions    27
Section 3.11    Material Contracts    30
Section 3.12    Title to Assets; Real Property    31
Section 3.13    Condition and Sufficiency of Assets    32
Section 3.14    Intellectual Property    32
Section 3.15    Inventory    35
Section 3.16    Accounts Receivable    35
Section 3.17    Customers and Suppliers    35
Section 3.18    Insurance    36
Section 3.19    Legal Proceedings; Governmental Orders    36
Section 3.20    Compliance With Laws; Permits    36
Section 3.21    Environmental Matters    37
Section 3.22    Employee Benefit Matters    38
Section 3.23    Employment Matters    41
Section 3.24    Taxes    43
Section 3.25    Books and Records    45

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Section 3.26    Related Party Transactions    45
Section 3.27    Restructuring Transactions    45
Section 3.28    Brokers    45
Section 3.29    No Other Representations or Warranties    45
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER    46
Section 4.01    Organization and Authority    46
Section 4.02    No Conflicts; Consents.    46
Section 4.03    Investment Purpose    47
Section 4.04    Brokers    47
Section 4.05    Sufficiency of Funds; Financing    47
Section 4.06    Solvency    47
Section 4.07    Legal Proceedings    47
ARTICLE V COVENANTS    47
Section 5.01    Intentionally Omitted    47
Section 5.02    Intentionally Omitted    47
Section 5.03    Intentionally Omitted    47
Section 5.04    Intentionally Omitted    47
Section 5.05    Intentionally Omitted    47
Section 5.06    Intentionally Omitted    47
Section 5.07    Resignations    47
Section 5.08    Confidentiality    48
Section 5.09    Restrictive Covenants    48
Section 5.10    R&W Insurance Policy    49
Section 5.11    Intentionally Omitted    50
Section 5.12    Directors’ and Officers’ Indemnification and Insurance    50
Section 5.13    Intentionally Omitted    51
Section 5.14    Intentionally Omitted    51
Section 5.15    Closing Conditions    51
Section 5.16    Public Announcements    51
Section 5.17    Further Assurances    51
Section 5.18    Intentionally Omitted    51
Section 5.19    Section 280G Approval.    51
ARTICLE VI TAX MATTERS    52
Section 6.01    Tax Covenants    52
Section 6.02    Termination of Existing Tax Sharing Agreements    53
Section 6.03    Tax Indemnification    53
Section 6.04    Tax Returns    53
Section 6.05    Straddle Period    54

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Section 6.06    Contests    54
Section 6.07    Cooperation and Exchange of Information    54
Section 6.08    Tax Treatment of Indemnification Payments    55
Section 6.09    Payments to Buyer    55
Section 6.10    FIRPTA Statement    55
Section 6.11    Survival    55
Section 6.12    Overlap    55
ARTICLE VII CONDITIONS TO CLOSING    55
Section 7.01    Intentionally Omitted    55
Section 7.02    Intentionally Omitted    55
Section 7.03    Intentionally Omitted    55
ARTICLE VIII INDEMNIFICATION    56
Section 8.01    Survival    56
Section 8.02    Indemnification By Sellers    56
Section 8.03    Indemnification By Buyer    57
Section 8.04    Certain Limitations    57
Section 8.05    Indemnification Procedures    58
Section 8.06    Payments; Indemnification Escrow Fund    60
Section 8.07    Tax Treatment of Indemnification Payments    60
Section 8.08    Manner of Payment    60
Section 8.09    No Effect on R&W Insurance    61
Section 8.10    Exclusive Remedies    61
ARTICLE IX TERMINATION    62
Section 9.01    Intentionally Omitted    62
Section 9.02    Intentionally Omitted    62
ARTICLE X MISCELLANEOUS    62
Section 10.01    Intentionally Omitted.    62
Section 10.02    Expenses    62
Section 10.03    Notices    62
Section 10.04    Interpretation    63
Section 10.05    Headings    63
Section 10.06    Severability    64
Section 10.07    Entire Agreement    64
Section 10.08    Successors and Assigns    64
Section 10.09    No Third-Party Beneficiaries    64
Section 10.10    Amendment and Modification; Waiver    64
Section 10.11    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial    65
Section 10.12    Specific Performance    65

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Section 10.13    Counterparts    66

iv

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of July 19, 2023, is entered into between the trustees of The Richard Stanley Family Trust, a trust formed under the Laws of Ontario, Canada; the trustees of The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada (each, a “Seller” and, together, the “Sellers”); Precision Metal Works, Inc., a Kentucky corporation formerly known as NTH HOLDING, Ltd (Kentucky Organization No. 0940452) (the “Company Parent”); and PMW Affiliated Holdings, LLC, a Delaware limited liability company (Delaware File No. 7468836) (“Buyer”). John Locke and Richard Stanley join in this Agreement solely with respect to Section 5.09 and not with respect to any other section or provision of this Agreement.

RECITALS

WHEREAS, Sellers currently own all of the issued and outstanding shares of common stock, par value $100.00, of the Company Parent (the “Shares”);

WHEREAS, Company Parent owned certain shares of capital stock of the entity formerly known as Precision Metal Works, Inc., a Kentucky corporation (Kentucky Organizational No. 0042190) (the “Company”);

WHEREAS, after the Company adopted certain amendments to its Third Amended and Restated Articles of Incorporation of the Company clarifying, inter alia, the capitalization structure of the Company (the “Charter Amendment”), Company Parent purchased from Gary Cook, Mark Matthews, Devon Jones, Howard Terry, and Bruce Murray additional issued and outstanding shares of capital stock in the Company (collectively, the “Pre-Merger Purchase”) such that Company Parent thereafter owned more than ninety percent (90%) of the issued and outstanding shares of capital stock of all classes of the Company;

WHEREAS, after the consummation of the Pre-Merger Purchase, the Company Parent caused the Company to be merged into Company Parent pursuant to Kentucky Revised Statutes § 271B.11-040 (the “Kentucky Short-Form Merger Statute”);

WHEREAS, pursuant to the Kentucky Short-Form Merger Statute, the Company was merged into the Company Parent with the Company Parent constituting the surviving entity in a merger (the “Short- Form Merger”) and the issued and outstanding shares of capital stock of the Company held by shareholders of the Company prior to the Short-Form Merger were extinguished;

WHEREAS, immediately following the Short-Form Merger, the Company Parent filed Articles of Amendment with the Secretary of State of the Commonwealth of Kentucky to change the name of the Company Parent from “NTH HOLDING, Ltd” to “Precision Metal Works, Inc.”; and

WHEREAS, Sellers now wish to sell to Buyer, and Buyer now wishes to purchase from Sellers, the Shares (the “Sale”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I DEFINITIONS

The following terms have the meanings specified or referred to in this ARTICLE I: “Acceleration Payment” has the meaning set forth in Section 2.08(e).
“Action” means any claim, charge, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adjusted EBITDA” means, with respect to any Calculation Period, the net income before interest, income taxes, depreciation and amortization of the Company Parent for such period, determined in accordance with GAAP but applied and calculated in a manner consistent with the EBITDA calculation derived from Audited Financial Statements for the most recent fiscal year end, (i) adjusted for any non-cash expenses or gains, (ii) adjusted to add back the impact of the General Electric early pay discount in any prior period, (iii) adjusted to add back any management fees or other expenses paid by (A) the Company to Company Parent, Buyer, or any Buyer Affiliate or (B) Company Parent to Buyer or any Buyer Affiliate,
(iv) to add back any allocation of fees for management services provided by Buyer or any of its Affiliates following the Closing, (v) to add back any other fees or expenses paid prior to or in connection with the Closing that were outside the ordinary course of the operation of the Company’s business or the Company Parent’s business prior to the Closing, including, but not limited to, the Transaction Expenses, allocations of overhead or other expenses from Buyer or its Affiliates, and legal fees and costs, (vi) to add back any legal and audit expenses and costs allocated to the Parent Company by Buyer or any Buyer Affiliate to the extent that same exceed the amount paid by the Company in the operation of the Company’s business for the fiscal year ended immediately prior to the Closing Date, and (vii) to add back any other fees or expenses paid that are outside the ordinary course of the operation of the Company’s business or the Company Parent’s business based on the past practices of the Company. A sample calculation of Adjusted EBITDA is set forth on Exhibit A and is provided solely as an example for how Adjusted EBITDA is intended to be calculation pursuant to this Agreement. For the avoidance of doubt, Adjusted EBITDA will include rent expense consistent with historical figures and will not include the impact of incremental rent expense related to sale-leaseback of real property entered into in connection with the Closing. Further, for the purposes of calculating the Earn-out Payment, the calculation of Adjusted EBITDA will include EBITDA of the Company Parent’s operations as in existence as of the Closing (and as such operations may be upgraded or expanded from time to time), but will not include the impact of any acquired additions to EBITDA as a result of business acquisitions (“Acquisitions”) that occur after the Closing (whether structured as asset acquisitions, stock acquisitions, mergers or otherwise), except to the extent such Acquisitions utilize the Company Parent’s operations as in existence as of the Closing and such utilization adversely impacts the Company Parent’s ability to generate Adjusted EBITDA; however, for the avoidance of doubt, incremental EBITDA growth over that of the acquired entity at the time of Acquisitions, will count towards the computation of Adjusted EBITDA but reductions in EBITDA resulting from Acquisitions will not count against the computation of Adjusted EBITDA.

“Adjusted EBITDA Threshold” means, with respect to any Calculation Period, the applicable Adjusted EBITDA threshold amount for such Calculation Period set forth on Exhibit C.

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“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control”

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(including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Documents” means the Escrow Agreement, the Notes, the Security Agreements, the Consulting Agreement, and the Guaranties.

“Audited Financial Statements” has the meaning set forth in Section 3.08. “Balance Sheet” has the meaning set forth in Section 3.08.
“Balance Sheet Date” has the meaning set forth in Section 3.08. “Basket” has the meaning set forth in Section 8.04(a).
“Benefit Plan” has the meaning set forth in Section 3.22(a). “Bottom Collar” has the meaning set forth in Section 2.06(a)(iii).
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Louisville, Kentucky are authorized or required by Law to be closed for business.

“Buyer Indemnitees” has the meaning set forth in Section 8.02.

“Calculation Periods” means (a) the period beginning on the Closing Date and ending on September 30, 2023; (b) each of the fiscal years ending on September 30, 2024, 2025, 2026 and 2027, respectively; and (c) the period beginning on October 1, 2027 and ending on June 30, 2028.

“Cap” has the meaning set forth in Section 8.04(b).

“Cash on Hand” means, as to a particular Person, the aggregate cash balance of such Person as of the applicable time, including all cash, commercial paper, certificates of deposit and other bank deposits, treasury bills, and all other cash equivalents in its accounts, and third party checks deposited or held in such Person’s accounts that have not yet cleared; provided, however, that Cash on Hand shall be reduced by (i) the amount of all outstanding checks on draft of such entity that are issued and outstanding at such time and
(ii) customer deposits, restricted cash, deposits in escrow with third parties or cash securing letters of credit or other payment obligations, but, with respect to the items in this clauses (i) or (ii), only to the extent not counted as a current liability in the calculation of Estimated Closing Working Capital or Closing Working Capital.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Class A Common Stock” means the Class A Common Stock of the Company, having no par value per share.

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“Class A Convertible Preferred Stock” means the Class A Convertible Preferred Stock of the Company, having no par value per share.

“Class B Common Stock” means the Class B Common Stock of the Company, having no par value per share.

“Class B Convertible Preferred Stock” means the Class B Convertible Preferred Stock of the Company, having no par value per share.

“Class C Common Stock” means the Class C Common Stock of the Company, having no par value per share.

“Closing” has the meaning set forth in Section 2.07.

“Closing Adjustment” has the meaning set forth in Section 2.06(a).

“Closing Cash” means the Cash on Hand of the Company Parent (and, to the extent bank accounts remain in the name of the Company, the Company) as of the Effective Time.

“Closing Date” has the meaning set forth in Section 2.07.

“Closing Indebtedness Certificate” means a certificate executed by an officer of the Company Parent certifying an itemized list of all outstanding Indebtedness as of the open of business on the Closing Date and the Person to whom such outstanding Indebtedness is owed and an aggregate total of such outstanding Indebtedness.

“Closing Transaction Expenses Certificate” means a certificate executed by an officer of the Company Parent, certifying the amount of Transaction Expenses remaining unpaid as of the open of business on the Closing Date (including an itemized list of each such unpaid Transaction Expense with a description of the nature of such expense and the Person to whom such expense is owed).

“Closing Working Capital” means: (a) the Current Assets of the Company Parent, less (b) the Current Liabilities of the Company Parent, determined as of the open of business on the Closing Date in accordance with GAAP except as otherwise set forth on Schedule 2.06(a)(ii).

“Closing Working Capital Statement” has the meaning set forth in Section 2.06(b)(i). “Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the recitals.

“Company Common Stock” means, collectively, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

“Company Intellectual Property” means all Intellectual Property that is owned by the Company
Parent.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other

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Contracts, whether written or oral, relating to Intellectual Property to which the Company Parent is a party, beneficiary or otherwise bound.

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance, registration or application by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing.

“Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company Parent.

“Company Parent Charter” has the meaning set forth in Section 3.05.

“Company Parent Charter Documents” has the meaning set forth in Section 3.05.

“Company Preferred Stock” means, collectively, the Class A Convertible Preferred Stock and the Class B Convertible Preferred Stock.

“Consulting Agreement” means the Consulting Agreement to be entered into by Buyer and Bartel Global Inc., substantially in the form of Exhibit B attached hereto.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Current Assets” means accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expense of which the Company Parent received the benefit of prior to the Closing,
(b) deferred Tax assets, and (c) receivables from any of the Company Parent’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

“Current Liabilities” means accounts payable, accrued Taxes and accrued expenses, but excluding
(a) payables to any of the Company Parent’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates; (b) deferred Tax Liabilities; (c) Transaction Expenses; (d) the current portion of any Indebtedness of the Company Parent; and (e) the current portion of any operating leases of the Company Parent determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

“D&O Indemnified Party” has the meaning set forth in Section 5.12(a).

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“D&O Indemnifying Parties” has the meaning set forth in Section 5.12(b). “D&O Tail Policy” has the meaning set forth in Section 5.12(c).
“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company Parent and Buyer concurrently with the execution and delivery of this Agreement.

“Disputed Amounts” has the meaning set forth in Section 2.06(c)(iii). “Dollars” or “$” means the lawful currency of the United States.
“Earn-out Calculation” has the meaning set forth in Section 2.08(b)(i).

“Earn-out Calculation Delivery Date” has the meaning set forth in Section 2.08(b)(i). “Earn-out Calculation Objection Notice” has the meaning set forth in Section 2.08(b)(ii). “Earn-out Calculation Statement” has the meaning set forth in Section 2.08(b)(i).
“Earn-out Factor” means twenty percent (20%).

“Earn-out Payment” has the meaning set forth in Section 2.08(a).

“Earn-out Period” means the period beginning on the Closing Date and ending on June 30, 2028. “Earn-out Review Period” has the meaning set forth in Section 2.08(b)(ii).
“Effective Time” has the meaning set forth in Section 2.07.
“Employee Stock Bonus Plan” means the nth/works Employee Stock Bonus Plan as amended. “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence of, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the

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protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient or indoor air, soil, surface water or groundwater, or subsurface strata); or
(b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7 U.S.C. §§ 136 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29
U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Environmental Professional” means an individual licensed by a Governmental Authority to act on behalf of such Governmental Authority to oversee environmental site investigation and remediation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company Parent as a “single employer” within the meaning of Section 414 of the Code.

“Escrow Agent” means Fifth Third Bank, National Association.

“Escrow Agreement” means the Escrow Agreement to be entered into by Buyer, Sellers, and the Escrow Agent at the Closing, substantially in the form of Exhibit D attached hereto.

“Escrow Funds” has the meaning set forth in Section 2.03(a).

“Estimated Closing Cash” has the meaning set forth in Section 2.06(a)(ii).
“Estimated Closing Working Capital” has the meaning set forth in Section 2.06(a)(ii). “Estimated Closing Working Capital Adjustment” has the meaning set forth in

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Section 2.06(a)(iii).

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“Estimated Closing Working Capital Statement” has the meaning set forth in Section 2.06(a)(ii). “Financial Statements” has the meaning set forth in Section 3.08.
“FIRPTA Statement” has the meaning set forth in Section 6.10.

“GAAP” means United States generally accepted accounting principles in effect from time to time. “Government Contracts” has the meaning set forth in Section 3.11(a)(viii).
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, including Environmental Professionals (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Guaranty” or “Guaranties” means the Guaranty executed by Live Ventures Incorporated, a Nevada corporation, in favor of Sellers as security for the performance and payment of all obligations under the Note.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls and per- and poly-fluoroalkyl substances (PFAS) and other emerging contaminants.

“Indebtedness” means, without duplication and with respect to the Company Parent, all
(a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services (other than Current Liabilities taken into account in the calculation of Closing Working Capital), (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments;
(d) obligations under any interest rate, currency swap or other hedging agreement or arrangement;
(e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made by the Company Parent on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f); and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g). For purposes of clarity and notwithstanding anything to the contrary set forth in this Agreement, in no event shall deferred Tax Liabilities be construed as “Indebtedness”.

“Indemnification Escrow Amount” means $225,000.

“Indemnification Escrow Fund” has the meaning set forth in Section 2.03(a).

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“Indemnified Party” has the meaning set forth in Section 8.05. “Indemnifying Party” has the meaning set forth in Section 8.05. “Independent Accountant” has the meaning set forth in Section 2.06(c)(iii). “Insurance Policies” has the meaning set forth in Section 3.18.
“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”);
(i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

“Intended Tax Treatment” has the meaning set forth in Section 6.01(c). “Interim Balance Sheet” has the meaning set forth in Section 3.08. “Interim Balance Sheet Date” has the meaning set forth in Section 3.08. “Interim Financial Statements” has the meaning set forth in Section 3.08.
“Knowledge” means, when used with respect to Sellers or the Company Parent, (a) the actual knowledge of Richard L. Stanley, John Locke, and Devon Jones; and (b) the knowledge that each such Person in clause (a) above would have obtained after making reasonable inquiry with respect to the particular matter in question.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.09.

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“Licensed Intellectual Property” means all Intellectual Property in which the Company Parent holds any rights or interests granted by other Persons, including Sellers or any of their respective Affiliates.

“Losses” means losses, damages, liabilities, deficiencies, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to (a) become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the Company Parent, or (b) the ability of Sellers to consummate the transactions contemplated hereby on a materially timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company Parent operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 3.05; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company Parent compared to other participants in the industries in which the Company Parent conducts its businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred).

“Material Contracts” has the meaning set forth in Section 3.11(a). “Material Customers” has the meaning set forth in Section 3.17(a). “Material Suppliers” has the meaning set forth in Section 3.17(b). “Multiemployer Plan” has the meaning set forth in Section 3.22(c). “Non-U.S. Benefit Plan” has the meaning set forth in Section 3.22(a).
“Note” or “Notes” means the secured Promissory Notes in the aggregate principal amount of
$2,500,000 to be issued at the Closing by the Company Parent to Sellers consistent with each Seller’s respective Pro Rata Share in the form of Exhibit E attached hereto.

“Payoff Letters” has the meaning set forth in Section 2.03(b).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

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“Permitted Encumbrances” has the meaning set forth in Section 3.12(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Platform Agreements” has the meaning set forth in Section 3.14(h).

“Post-Closing Adjustment” means the sum of the Post-Closing Working Capital Adjustment and the Post-Closing Cash Adjustment.

“Post-Closing Cash Adjustment” has the meaning set forth in Section 2.06(b)(iii)

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” has the meaning set forth in Section 6.03.
“Post-Closing Working Capital Adjustment” has the meaning set forth in Section 2.06(b)(ii). “Pro Rata Share” means, with respect to any Seller, such Seller’s ownership interest in the
Company Parent immediately prior to the Effective Time determined by dividing (a) the number of Shares owned of record by such Seller immediately prior to the Effective Time, by (b) the total number of Shares issued and outstanding immediately prior to the Effective Time.

“Purchase Price” has the meaning set forth in Section 2.02. “Purchase Price Adjustment Escrow Amount” means $1,020,000.
“Purchase Price Adjustment Escrow Fund” has the meaning set forth in Section 2.03(a)(iii). “Qualified Benefit Plan” has the meaning set forth in Section 3.22(c).
“R&W Insurance Policy” means the buyer-side representation and warranty insurance policy to be issued by Archer Transactional, a program of Balance Partners, to Buyer in the form of Exhibit F attached hereto.

“Real Property” means the real property owned, leased or subleased by the Company Parent, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

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“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Resolution Period” has the meaning set forth in Section 2.06(c)(ii). “Review Period” has the meaning set forth in Section 2.06(c)(i).
“Security Agreement” or “Security Agreements” means the Security Agreements executed by Buyer and the Company Parent granting a security interest in all of the assets of the Company Parent as collateral for the Notes in favor of the holder of each Note in the form of Exhibit G attached hereto.

“Seller” has the meaning set forth in the Recitals.

“Seller Indemnitees” has the meaning set forth in Section 8.03. “Short-Form Merger” has the meaning set forth in the Recitals. “Single Employer Plan” has the meaning set forth in Section 3.22(d).
“Statement of Objections” has the meaning set forth in Section 2.06(c)(ii). “Straddle Period” has the meaning set forth in Section 6.05.
“Target Working Capital” has the meaning set forth in Section 2.06(a)(iii).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Claim” has the meaning set forth in Section 6.06. “Tax Law” means Laws with respect to Taxes.
“Tax Liabilities” means Liabilities with respect to Taxes.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third-Party Claim” has the meaning set forth in Section 8.05(a). “Top Collar” has the meaning set forth in Section 2.06(a)(iii).
“Transaction Expenses” means all fees and expenses incurred by the Company, Company Parent, and Sellers at or prior to the Closing in connection with the preparation, negotiation and execution

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of this Agreement and the Ancillary Documents, and the performance and consummation of the transactions

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contemplated hereby and thereby, including any unpaid costs of the D&O Tail Policy referenced in Section 5.12(c) and the employer portion of all payroll Taxes payable in respect of the vesting, exercise or cash-out of any stock options, restricted stock or other equity or equity-based incentives. For purposes of clarity, no fee or expense incurred by Buyer or any Affiliate of Buyer prior to the Closing or otherwise related to the Closing shall be construed to be a “Transaction Expense” for purposes of this Agreement.

“Undisputed Amounts” has the meaning set forth in Section 2.06(c)(iii). “Union” has the meaning set forth in Section 3.23(b).
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

ARTICLE II PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares, free and clear of all Encumbrances (other than restrictions on transfer arising under applicable state or federal securities Laws), for the consideration specified in Section 2.02.

Section 2.02    Purchase Price.    The aggregate purchase price for the Shares shall be
$25,000,000.00, plus or minus the adjustments set forth in Section 2.06 and Section 2.08 (the “Purchase Price”).

Section 2.03    Transactions to be Effected at Closing.

(a)At the Closing, Buyer shall:

(i)deliver to Sellers the following:

A.the Closing Date Payment less (1) the Purchase Price Adjustment Escrow Amount, (2) the Indemnification Escrow Amount and (3) the aggregate principal amount of the Notes, by wire transfer of immediately available funds to an account designated in writing by Sellers to Buyer no later than two Business Days prior to the Closing Date;

B.the Notes duly executed by the Company Parent;

C.the Security Agreement duly executed by the Company Parent;

D.the Ancillary Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement.

E.the Consulting Agreement duly executed by the Company
Parent;

F.the Escrow Agreement duly executed by Buyer;

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G.a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the managers of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

H.a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;

I.the Guaranties duly executed by Live Ventures Incorporated; and

J.such other documents or instruments as the Company Parent reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(ii)pay, on behalf of the Company Parent or Sellers, the following amounts:

A.Indebtedness of the Company Parent to be paid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified on the Closing Indebtedness Certificate; and

B.any Transaction Expenses unpaid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified on the Closing Transaction Expenses Certificate, including payment to such third parties any Transaction Expenses as set forth on the Closing Transaction Expenses Certificate.

(iii)deposit or cause to be deposited with the Escrow Agent, in accordance with the Escrow Agreement:

A.the Purchase Price Adjustment Escrow Amount (such amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement, the “Purchase Price Adjustment Escrow Fund”), to be held for the purpose of securing the obligations of Sellers in Section 2.06(d); and

B.the Indemnification Escrow Amount (such amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement, the “Indemnification Escrow Fund” and, together with the Purchase Price Adjustment Escrow Fund, the “Escrow Funds”) by wire transfer of immediately available funds to accounts designated by the Escrow Agent, to be held for the purpose of securing the indemnification obligations of Sellers set forth in ARTICLE VIII and the obligations of Sellers in Section 2.06(d).

(b)At the Closing, Sellers shall deliver to Buyer:

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(i)stock certificates evidencing the Shares, free and clear of all Encumbrances (other than restrictions on transfer arising under applicable state or federal securities Laws), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto;

(ii)a Security Agreement duly executed by each Seller;

(iii)the Ancillary Documents and all other agreements, documents, instruments or certificates required to be delivered by Sellers at or prior to the Closing pursuant to this Agreement;

(iv)the Consulting Agreement duly executed by Bartell Global Inc.;

(v)the Escrow Agreement duly executed by the Sellers;

(vi)resignations of the directors and officers of the Company Parent pursuant to Section 5.07;

(vii)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company Parent certifying that (A) attached thereto are true and complete copies of (1) all resolutions adopted by the Board of Directors of the Company Parent authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby and (2) resolutions of the Sellers, as stockholders of the Company Parent, approving this Agreement, and (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(viii)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company Parent certifying the names and signatures of the officers of the Company Parent authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;

(ix)a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company Parent is incorporated;

(x)at least two Business Days prior to the Closing, the Closing Transaction Expenses Certificate;

(xi)at least two Business Days prior to the Closing, the Closing Indebtedness Certificate;

(xii)the Estimated Closing Working Capital Statement contemplated in Section 2.06(a);

(xiii)the FIRPTA Statement;

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(xiv)executed payoff letters for the Indebtedness of the Company Parent and its subsidiaries and any Encumbrances (other than Permitted Encumbrances) affecting the assets or equity interests of the Company Parent and their subsidiaries, which include a per diem interest amount and an authorization to file (or an agreement by such debtor to file) all UCC termination statements and releases necessary to evidence satisfaction and termination of such Indebtedness and Encumbrances (collectively, the “Payoff Letters”);

(xv)from each Seller and Company Parent, a duly executed IRS Form W-9 (or its equivalent); and

(xvi)such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 2.04 Withholding Tax. Buyer and the Company Parent shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer and the Company Parent may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Sellers hereunder.

Section 2.05 Withholding Rights. Each of the Buyer and the Company Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of Tax Law; provided, however, that the Person intending to deduct or withhold (other than with respect to compensatory payments) shall use commercially reasonable efforts to notify such Persons of any amounts otherwise payable to such Persons that it intends to deduct and withhold at least five (5) Business Days prior to the due date for any relevant payment, and the Person intending to withhold with respect to such payments shall provide reasonable details regarding the provisions of Law that requires such deduction or withholding and the parties shall work together in good faith to minimize such deduction or withholding. To the extent that amounts are so deducted and withheld by the Buyer, or the Company Parent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Buyer or the Company Parent, as the case may be, made such deduction and withholding.

Section 2.06    Purchase Price Adjustment.

(a)Closing Adjustment.

(i)At the Closing, the Purchase Price shall be adjusted in the following manner:

A.either (1) an increase by the Estimated Closing Working Capital Adjustment, if the Estimated Closing Working Capital (as determined in accordance with Section 2.06(a)(ii)) is greater than the Top Collar, or (2) decreased by the Estimated Closing Working Capital Adjustment, if the Estimated Closing Working Capital is less than the Bottom Collar;

B.an increase by the Estimated Closing Cash;

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C.a decrease by the outstanding Indebtedness of the Company Parent as of the open of business on the Closing Date (which shall in no event be an amount less than the amounts paid by the Buyer pursuant to Section 2.03(a)(ii)(A)); and

D.a decrease by the amount of unpaid Transaction Expenses of the Company Parent as of the open of business on the Closing Date (which shall in no event be an amount less than the amounts paid by the Buyer pursuant to Section 2.03(a)(ii)(B)).

The net amount after giving effect to the adjustments listed above shall be the “Closing Date Payment.”

(ii)At least three Business Days before the Closing, the Company Parent shall prepare and deliver to Buyer a statement setting forth its good faith estimate of Closing Working Capital (the “Estimated Closing Working Capital”) and Closing Cash (the “Estimated Closing Cash”), which statement shall contain an estimated balance sheet of the Company Parent as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Estimated Closing Working Capital, which shall be substantially in the form of, and include those specific items described in, Schedule 2.06(a)(ii) (the “Estimated Closing Working Capital Statement”), and a certificate of an officer or employee of the Company Parent certifying that the Estimated Closing Working Capital Statement and Estimated Closing Cash were each prepared in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such Estimated Closing Working Capital Statement was being prepared and audited as of a fiscal year end.

(iii)The Purchase Price has been determined based on the assumption that the Company has Closing Working Capital of $10,200,000 (the “Target Working Capital”). The “Estimated Closing Working Capital Adjustment” shall be an amount equal to (i) the Estimated Closing Working Capital minus $10,500,000 (the “Top Collar”), if Estimated Closing Working Capital is more than the Top Collar; or (ii) $9,900,000 (the “Bottom Collar”) minus the Estimated Closing Working Capital, if the Estimated Closing Working Capital is less than the Bottom Collar. If the Estimated Closing Working Capital is both less than or equal to the Top Collar and greater than or equal to the Bottom Collar, the Estimated Closing Working Capital Adjustment shall be zero.

(b)Post-Closing Adjustments.

(i)Within seventy-five (75) days after the Closing Date, Buyer shall prepare and deliver to Sellers a statement setting forth its calculation of Closing Working Capital and a calculation of the amount of Closing Cash, which statement shall contain a balance sheet of the Company Parent as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Closing Working Capital (the “Closing Working Capital Statement”) and a certificate of the Chief Financial Officer (or similar officer or employee) of Buyer certifying that the Closing Working Capital Statement, the amount of Closing Cash and the balance sheet of the Company Parent as

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of the Closing Date delivered with the Closing Working Capital Statement were prepared in accordance

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with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such Closing Working Capital Statement was being prepared and audited as of a fiscal year end as modified pursuant to Schedule 2.06(a)(ii).

(ii)The “Post-Closing Working Capital Adjustment” shall be an amount equal to (i) the Closing Working Capital minus the Estimated Closing Working Capital if Closing Working Capital is $300,000 more than the Estimated Closing Working Capital (and such amount shall be limited only to the amount by which the difference between Closing Working Capital and Estimated Closing Working Capital exceeds $300,000); or
(ii) the Estimated Closing Working Capital minus the Closing Working Capital if the Estimated Closing Working Capital is $300,000 more than the Closing Working Capital (and such amount shall be limited only to the amount by which the difference between Estimated Closing Working Capital and Closing Working Capital exceeds $300,000). Otherwise, the Post-Closing Working Capital Adjustment shall be zero.

(iii)The “Post-Closing Cash Adjustment” shall be an amount equal to the Closing Cash minus the Estimated Closing Cash.

(c)Examination and Review.

(i)Examination. After receipt of the Closing Working Capital Statement, Sellers shall have thirty 30 days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, Sellers and Sellers’ accountants shall have full access to the books and records of the Company Parent, the personnel of, and work papers prepared by, Buyer and/or Buyer’s accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Working Capital Statement as Sellers may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections (defined below).

(ii)Objection. On or prior to the last day of the Review Period, Sellers may object to the Closing Working Capital Statement by delivering to Buyer a written statement setting forth Sellers’ objections in reasonable detail, indicating each disputed item or amount and the basis for Sellers’ disagreement therewith (the “Statement of Objections”). If Sellers fail to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement shall be deemed to have been accepted by Sellers. If Sellers deliver the Statement of Objections before the expiration of the Review Period, Buyer and Sellers shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Buyer and Sellers, shall be final and binding.

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(iii)Resolution of Disputes. If Sellers and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to Bill Meyer in the Louisville office of Strothman + Co (the “Independent Accountant”) who, acting as an expert and not arbitrator, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties, and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

(iv)Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Sellers, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested, but not awarded to, Sellers or Buyer, respectively, bears to the aggregate amount actually contested by Sellers and Buyer.

(v)Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

(d)Payment of Post-Closing Adjustment.

(i)If the Post-Closing Adjustment is a negative number, Buyer and Sellers shall, within five (5) Business Days after the final determination of the Post-Closing Adjustment, jointly instruct the Escrow Agent to disburse from the Purchase Price Adjustment Escrow Fund by wire transfer of immediately available funds (A) to Buyer, the Post-Closing Adjustment, and (B) to each Seller such Seller’s Pro Rata Share of any amounts remaining in the Purchase Price Adjustment Escrow Fund. If the Post-Closing Adjustment is greater than the amount held in the Purchase Price Adjustment Escrow Fund, then Sellers and Buyer shall jointly instruct the Escrow Agent to disburse from the Indemnification Escrow Fund by wire transfer of immediately available funds to Buyer the amount by which the Post-Closing Adjustment exceeds the amount in the Purchase Price Adjustment Escrow Fund (up to the amount in the Indemnification Escrow Fund).

(ii)If the Post-Closing Adjustment is a positive number, Buyer shall, within five (5) Business Days after the final determination of the Post-Closing Adjustment, (A) distribute the applicable Seller’s Pro Rata Share of the Post-Closing Adjustment to such Seller and (B) Sellers and Buyer shall jointly instruct the Escrow Agent to disburse the Purchase Price Adjustment Escrow Fund to such Seller by wire transfer of immediately available funds the applicable Seller’s Pro Rata Share of the Purchase Price Adjustment Escrow Fund.

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(e)Adjustments for Tax Purposes. Any payments made pursuant to Section 2.06 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 2.07 Closing. Subject to the terms and conditions of this Agreement, the closing of the Sale (the “Closing”) shall take place on the date hereof, remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as the Company Parent and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). The effective time of the Closing shall be deemed to occur as of 11:59 p.m. Eastern time on the Closing Date (the “Effective Time”).

Section 2.08    Earn-Out.

(a)Earn-out Payments. As additional consideration for the Shares, at such times as provided in Section 2.08(d), Buyer (or, at the direction of Buyer, the Company Parent or another designee of Buyer, so long as Buyer remains an obligor thereof) shall, if the Adjusted EBITDA for the Calculation Period equals or exceeds the Adjusted EBITDA Threshold for such Calculation Period, pay to Sellers with respect to each Calculation Period within the Earn-out Period an amount, if any (each, an “Earn-out Payment”), equal to the product of (i) an amount equal to the Adjusted EBITDA for such Calculation Period multiplied by (ii) the Earn-out Factor; provided, that in no event shall Buyer be obligated to pay Sellers more than $3,000,000 in the aggregate for all Calculation Periods during the Earn-out Period. If the Adjusted EBITDA for a particular Calculation Period does not exceed the applicable Adjusted EBITDA Threshold, no Earn-out Payment shall be due for such Calculation Period.

(b)Procedures Applicable to Determination of the Earn-out Payments.

(i)On or before the date which is ninety-five (95) days after the last day of each Calculation Period or five (5) days after the completion of the audit for a Calculation Period ended at the end of the fiscal year, whichever is first (each such date, an “Earn-out Calculation Delivery Date”), Buyer shall prepare and deliver to Sellers a written statement (in each case, an “Earn-out Calculation Statement”) setting forth in reasonable detail its determination of Adjusted EBITDA for the applicable Calculation Period and its calculation of the resulting Earn-out Payment (in each case, an “Earn-out Calculation”).

(ii)Sellers shall have thirty (30) days after receipt of the Earn-out Calculation Statement for each Calculation Period (in each case, the “Earn-out Review Period”) to review the Earn-out Calculation Statement and the Earn-out Calculation set forth therein. During the Earn-out Review Period, Sellers and their accountants (not to exceed one accounting firm for all Sellers) shall have the right to inspect Buyer’s and the Company Parent’s books and records upon reasonable prior notice and during normal business hours at the Company Parent’s offices, upon reasonable prior notice and solely for purposes reasonably related to the determinations of Adjusted EBITDA and the resulting Earn-out Payment. Prior to the expiration of the Earn-out Review Period, Sellers may object to the Earn-out Calculation set forth in the Earn-out Calculation Statement for the applicable Calculation Period by delivering a written notice of objection (an “Earn-out Calculation Objection Notice”) to Buyer. Any Earn-out Calculation Objection Notice

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shall specify the items in the applicable Earn-out Calculation disputed by Sellers and shall describe in

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reasonable detail the basis for such objection, as well as the amount in dispute. If Sellers fail to deliver an Earn-out Calculation Objection Notice to Buyer prior to the expiration of the Earn-out Review Period, then the Earn-out Calculation set forth in the Earn-out Calculation Statement shall be final and binding on the parties hereto. If Sellers timely deliver an Earn-out Calculation Objection Notice, Buyer and Sellers shall negotiate in good faith to resolve the disputed items and agree upon the resulting amount of the Adjusted EBITDA and the Earn-out Payment for the applicable Calculation Period. If Buyer and Sellers are unable to reach agreement within thirty (30) days after such an Earn-out Calculation Objection Notice has been given, all unresolved disputed items shall be promptly referred to the Independent Accountant. The Independent Accountant shall be directed to render a written report on the unresolved disputed items with respect to the applicable Earn-out Calculation as promptly as practicable, but in no event greater than thirty (30) days after such submission to the Independent Accountant, and to resolve only those unresolved disputed items set forth in the Earn-out Calculation Objection Notice. In the event that any dispute is referred to the Independent Accountant for resolution pursuant to this Section 2.08, the Adjusted EBITDA and the Earn-out Payment as determined by the Independent Accountant shall not be less than the amounts proposed by Buyer pursuant to this Section 2.08 and shall not be greater than the amounts proposed by Sellers pursuant to this Section 2.08. If unresolved disputed items are submitted to the Independent Accountant, Buyer and Sellers shall each furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the applicable definitions and other terms in this Agreement and the presentations by Buyer and Sellers, and not by independent review. The resolution of the dispute and the calculation of Adjusted EBITDA that is the subject of the applicable Earn-out Calculation Objection Notice by the Independent Accountant shall be final and binding on the parties hereto. The fees and expenses of the Independent Accountant shall be borne by Sellers and Buyer in proportion to the amounts by which their respective calculations of Adjusted EBITDA differ from Adjusted EBITDA as finally determined by the Independent Accountant.

(c)Independence of Earn-out Payments. Buyer’s obligation to pay each of the Earn-out Payments to Sellers in accordance with Section 2.08(a) is an independent obligation of Buyer and is not otherwise conditioned or contingent upon the satisfaction of any conditions precedent to any preceding or subsequent Earn-out Payment and the obligation to pay an Earn-out Payment to Sellers shall not obligate Buyer to pay any preceding or subsequent Earn-out Payment. For the avoidance of doubt and by way of example, if the conditions precedent to the payment of the Earn-out Payment for the first Calculation Period are not satisfied, but the conditions precedent to the payment of the Earn-out Payment for the second Calculation Period are satisfied, then Buyer would be obligated to pay such Earn-out Payment for the second Calculation Period for which the corresponding conditions precedent have been satisfied despite the fact that the Earn-out Payment for the first Calculation Period has not yet been paid by Buyer.

(d)Timing of Payment of Earn-out Payments. Any Earn-out Payment that Buyer is required to pay pursuant to Section 2.08(a) hereof shall be paid in full no later than five (5)

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Business Days following the date upon which the determination of Adjusted EBITDA for the applicable Calculation Period becomes final and binding upon the parties as provided in

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Section 2.08(b)(ii) (including any final resolution of any dispute raised by Sellers in an Earn-out Calculation Objection Notice). Buyer shall pay to each Seller their Pro Rata Share of the applicable Earn-out Payment in cash by wire transfer of immediately available funds pursuant to the written instructions provided by the applicable Seller.

(e)Acceleration upon Buyer’s Election. At any time after the Closing Date, Buyer may, in its sole discretion, elect to make a payment (the “Acceleration Payment”) to Sellers in the amount of $3,000,000 minus any Earn-out Payments previously paid by Buyer to Sellers pursuant to this Section 2.08 which, upon payment thereof, shall fully release and discharge Buyer and its successors and assigns from any further liability or obligation pursuant to this Section 2.08.

(f)Post-closing Operation of the Company Parent. Subject to the terms of this Agreement and the other Ancillary Documents, subsequent to the Closing, Buyer shall continue to operate the Company Parent in good faith and in a manner consistent with the best practices for the industry and with a view toward maximizing the profitability of the Company Parent during the Calculation Periods and the calculation of the Earn-out Payment, and Buyer shall not take any actions that would have the purpose or effect, directly or indirectly, of avoiding or reducing any of the Earn-out Payments that would otherwise be owed pursuant to this Section 2.08 or otherwise evading or mitigating any of the Earn-out Payments that would otherwise be owed pursuant to this Section 2.08. After the Closing until the later of (i) June 30, 2028 and (ii) the date on which the Notes have been paid and otherwise satisfied in full thereunder, Buyer and its Affiliates shall grant access to Sellers or their authorized agents to relevant books and records of Buyer and the Company Parent and their respective Affiliates at such times as Sellers shall reasonably request for purposes of reviewing the performance of the business operated by, or in connection with, the Company Parent and evaluating Buyer’s compliance with this Section 2.08(f). Within thirty (30) days of the Closing Date, Buyer shall deliver to Sellers a true, correct, and accurate consolidated balance sheet of Buyer and its subsidiaries, prepared in accordance with GAAP, reflecting the position of Buyer and its subsidiaries as of 12:01 AM ET on the day after the Closing Date.

(g)Right of Set-off. Buyer shall have the right to withhold and set off against any amount otherwise due to be paid pursuant to this Section 2.08 the amount of (i) any Post-Closing Adjustment owed to it pursuant to Section 2.06 (solely to the extent that such amount is not otherwise satisfied from either Purchase Price Adjustment Escrow Fund or the Indemnification Escrow Fund) and (ii) any Losses to which a Buyer Indemnitee may be entitled to recover from Sellers pursuant to Section 8.08 of this Agreement (solely to the extent that such amount is not satisfied from the Indemnification Escrow Fund and to the extent that there is no coverage for such Losses under the R&W Insurance Policy); provided, that, prior to exercising its rights set forth in this Section 2.08(g), Buyer will provide prior written notice to Sellers of its intent to exercise such set-off rights and will provide Sellers with reasonable opportunity to meet to discuss and attempt to resolve any such issues.

(h)No Security. The parties hereto understand and agree that (i) the contingent rights to receive any Earn-out Payment shall not be represented by any form of certificate or other instrument and do not constitute an equity or ownership interest in Buyer or the Company Parent,
(ii) no Seller shall have any rights as a securityholder of Buyer or the Company Parent as a result of such Seller’s contingent right to receive any Earn-out Payment hereunder, and (iii) no interest is payable with respect to any Earn-out Payment except in the event that Buyer fails to pay such

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Earn- out Payment when such Earn-out Payment becomes due and payable pursuant to this Agreement.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANY PARENT

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Sellers and Company Parent represent and warrant to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Sellers and Trustees of Seller. Each Seller is a trust validly existing under the Laws of Ontario, Canada. Each Seller and such Seller’s trustees have full power and authority to enter into this Agreement and the Ancillary Documents to which such Seller and such Seller’s trustees are a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller and such Seller’s trustees of this Agreement and the Ancillary Document to which Seller is a party, the performance by each Seller of its obligations hereunder and thereunder, and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller and such Seller’s trustees. This Agreement has been duly executed and delivered by Seller and such Seller’s trustees, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of such Seller and such Seller’s trustees enforceable against such Seller and such Seller’s trustees in accordance with its terms. When the Ancillary Documents to which such Seller or any of its trustees is or will be a party, if any, have been duly executed and delivered by such Seller and such Seller’s trustees (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Documents will constitute a legal and binding obligation of such Seller and such Seller’s trustees, enforceable against such Persons in accordance with its terms.

Section 3.02 Organization and Authority of Company Parent. Company Parent is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Kentucky. Company Parent has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Company Parent is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Company Parent of this Agreement and the Ancillary Documents to which Company Parent is a party, the performance by Company Parent of its obligations hereunder and thereunder, and the consummation by Company Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Company Parent. This Agreement has been duly executed and delivered by Company Parent, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Company Parent enforceable against Company Parent in accordance with its terms. When the Ancillary Documents to which Company Parent is or will be a party, if any, have been duly executed and delivered by Company Parent (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Documents will constitute a legal and binding obligation of Company Parent enforceable against Company Parent in accordance with its terms. The Company Parent is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as conducted by the Company Parent made such licensing or qualification necessary.

Section 3.03 Organization and Qualification of the Company. Prior to the consummation of the Short-Form Merger, the Company was a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Kentucky and had full corporate power and authority

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to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.03 of the Disclosure Schedules sets forth each

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jurisdiction in which the Company was licensed or qualified to do business prior to the consummation of the Short-Form Merger, and the Company was duly licensed or qualified to do business and was in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as conducted by the Company prior to the Short-Form Merger made such licensing or qualification necessary.

Section 3.04 Authority. Company Parent has full corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company Parent of this Agreement and any Ancillary Document to which it is a party and the consummation by the Company Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company Parent, and no other corporate proceedings on the part of the Company Parent are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company Parent, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Company Parent enforceable against the Company Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity. When each Ancillary Document to which the Company Parent is or will be a party has been duly executed and delivered by the Company Parent (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of the Company Parent enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.05    No Conflicts; Consents.

(a)The execution, delivery and performance by each Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including without limitation the Charter Amendment, the Pre-Merger Purchase, and the Short-Form Merger, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation of the Company Parent (“Company Parent Charter”), or the by-laws or other organizational documents of the Company Parent (together with the Company Parent Charter, the “Company Parent Charter Documents”); (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller or the Company Parent; or (iii ) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company Parent. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Seller or the Company Parent in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

(b)The execution, delivery and performance by each Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including the Short-Form Merger, do not and will not (and,

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with respect to the Short-Form Merger, did not), except as set forth in Section 3.05(b) of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation

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or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Material Contract to which such Seller or the Company Parent is a party or by which such Seller or the Company Parent is bound or to which any of their respective properties and assets are subject or any Permit affecting the properties, assets or business of the Company Parent.

Section 3.06 Capitalization.

(a)Immediately prior to the consummation of the Short-Form Merger, with respect to the Company:

(i)The authorized capital stock of the Company consisted of 22,111,000 shares, of which 17,237,235 shares of Company Common Stock and 1,272,487 shares of Company Preferred Stock were issued and outstanding, in the amounts for each class and series of shares as set forth in Section 3.06(a)(i) of the Disclosure Schedules, as of the close of business on the date of this Agreement.

(ii)Section 3.06(a)(ii) of the Disclosure Schedules set forth the name of each Person that is the registered owner of any shares of the Company and the number of shares owned by such Person.

(iii)Except for 453,250 shares of unvested Class A Common Stock issued to employees, (1) no subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company was authorized or outstanding, and (2) there was no commitment by the Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of the Company or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security or other such right. There are no declared or accrued unpaid dividends with respect to any shares of Company Common Stock.

(iv)All issued and outstanding shares of Company Common Stock were (1) duly authorized, validly issued, fully paid and non-assessable; (2) not subject to any preemptive rights created by statute, the organizational documents of the Company or any agreement to which the Company is a party; and (3) free of any Encumbrances created by the Company in respect thereof. All issued and outstanding shares of Company Common Stock were issued in compliance with applicable Law.

(v)Except for 453,250 shares of unvested Class A Common Stock issued to employees, no outstanding Company Common Stock is subject to vesting or forfeiture rights or repurchase by the Company. There are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights with respect to the Company or any of its securities.

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(vi)All distributions, dividends, repurchases and redemptions of the capital stock (or other equity interests) of the Company were undertaken in compliance with the organizational documents of the Company then in effect, any agreement to which the Company then was a party and in compliance with applicable Law.

(b)With respect to the Company Parent:

(i)The authorized capital stock of the Company Parent consists of 1,000 shares of common stock (“Company Parent Common Stock”), of which 50 shares of Company Parent Common Stock have been issued to The John Locke Family Trust and 50 shares of Company Parent Common Stock have been issued to The Richard Stanley Family Trust. Except for the issued and outstanding shares identified in the preceding sentence, no capital stock of the Company Parent is issued and outstanding.

(ii)(1) there is no subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company Parent authorized or outstanding, and (2) there is no commitment by the Company Parent to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of the Company Parent or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security or other such right. There are no declared or accrued unpaid dividends with respect to any shares of Company Parent capital stock.

(iii)All issued and outstanding shares of Company Parent capital stock were
(1) duly authorized, validly issued, fully paid and non-assessable; (2) not subject to any preemptive rights created by statute, the Company Parent Charter Documents or any agreement to which the Company Parent is a party; and (3) free of any Encumbrances created by the Company Parent in respect thereof. All issued and outstanding shares of Company Parent Common Stock were issued in compliance with applicable Law.

(iv)No outstanding Company Parent Common Stock is subject to vesting or forfeiture rights or repurchase by the Company Parent. There are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights with respect to the Company Parent or any of its securities.

(v)All distributions, dividends, repurchases and redemptions of the capital stock (or other equity interests) of the Company Parent were undertaken in compliance with the Company Parent Charter Documents then in effect, any agreement to which the Company Parent then was a party and in compliance with applicable Law.

Section 3.07    Subsidiaries.

(a)Section 3.07(a) of the Disclosure Schedules (i) contains an accurate and complete list of all subsidiaries of the Company Parent and (ii) sets forth the entire authorized equity interests

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of each subsidiary and a complete and correct list of the issued and outstanding equity interests of each subsidiary, including the name of the record and beneficial owner thereof and the number of equity interests held thereby. Other than the Company, the subsidiaries set forth on Section 3.07(a) of the Disclosure Schedules have not had any operations.

(b)Except as set forth on Section 3.07(a) of the Disclosure Schedule, the Company Parent does not own, or have any interest in any shares or have an ownership interest in, any other Person.

Section 3.08 Financial Statements. Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2020, 2021 and 2022 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at May 7, 2023 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the three-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) are included in the Disclosure Schedules. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2022 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”, and the balance sheet of the Company as of May 7, 2023 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

Section 3.09 Undisclosed Liabilities. The Company Parent has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

Section 3.10 Absence of Certain Changes, Events and Conditions. Except as set forth on Section 3.10 of the Disclosure Schedules and except for the Charter Amendment, Pre-Merger Purchase, and Short-Form Merger, since the Interim Balance Sheet Date, the business of the Company Parent has been conducted in the ordinary course of business consistent with past practice, and there has not been, with respect to the Company Parent, any:

(a)event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)amendment of the charter, by-laws or other organizational documents of the Company or the Company Parent;

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(c)split, combination or reclassification of any shares of its capital stock;

(d)issuance, sale or other disposition of any of its capital stock or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)material change in any method of accounting or accounting practice of the Company or the Company Parent, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g)material change in the Company’s or the Company Parent’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)intentionally omitted;

(i)incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(j)transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements other than in the ordinary course of business;

(k)transfer or assignment of or grant of any license or sublicense under or with respect to any Company Intellectual Property or Company IP Agreements except non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice;

(l)abandonment or lapse of or failure to maintain in full force and effect any material Company IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in the Company Intellectual Property;

(m)material damage, destruction or loss (whether or not covered by insurance) to its property;

(n)capital investment in, or loan to, any other Person;

(o)acceleration, termination, material modification to or cancellation of any Material Contract to which the Company Parent is a party or by which it is bound;

(p)material capital expenditures;

(q)imposition of any Encumbrance upon any of the Company Parent properties, capital stock or assets, tangible or intangible;

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(r)unless in the ordinary course of business and consistent with past practice and not, individually or in the aggregate, material, (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee, to the extent relating to compensation and or benefits for which the aggregate costs and expenses exceed $250,000 or any termination of any employees, except for cause, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(s)hiring or promoting of any person as or to (as the case may be) an officer or hiring or promoting any employee that directly reports to an officer except to fill a vacancy in the ordinary course of business;

(t)except as required by applicable law, adoption, modification or termination of any:
(i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(u)loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees;

(v)entry into a new line of business or abandonment or discontinuance of existing lines of business;

(w)except for the Short-Form Merger, adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(x)purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $200,000, individually (in the case of a lease, per annum) or
$250,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(y)acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(z)action by the Company Parent to make, change or rescind any material Tax election, amend any material Tax Return in any material respect or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of materially increasing the Tax liability or materially reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or

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(aa)    Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

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Section 3.11    Material Contracts.

(a)Section 3.11(a) of the Disclosure Schedules lists each of the following Contracts of the Company Parent (including Contracts that were previously entered into by the Company that became Contracts of the Company Parent by operation of Law as a result of the Short-Form Merger) (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including, without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.12(b) of the Disclosure Schedules and all Company IP Agreements set forth in Section 3.14(b) of the Disclosure Schedules, being “Material Contracts”):

(i)each Contract of the Company Parent involving aggregate consideration in excess of $500,000 and which, in each case, cannot be cancelled by the Company Parent without penalty or without more than 90 days’ notice;

(ii)all Contracts that require the Company Parent to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii)all Contracts that provide for the assumption by the Company Parent of any Tax or environmental Liability of any Person;

(iv)all Contracts that relate to the acquisition or disposition by the Company Parent of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v)all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company Parent is a party;

(vi)all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company Parent is a party and which are not cancellable without material penalty or without more than 90 days’ notice;

(vii)except for Contracts relating to trade payables, all Contracts relating to Indebtedness (including, without limitation, guarantees) of the Company Parent;

(viii)all Contracts with any Governmental Authority to which the Company Parent is a party (“Government Contracts”);

(ix)all Contracts that limit or purport to limit the ability of the Company Parent to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x)any Contracts to which the Company Parent is a party that provide for any joint venture, partnership or similar arrangement by the Company Parent;

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(xi)all Contracts between or among the Company Parent on the one hand and a Seller or any Affiliate of a Seller (other than the Company Parent) on the other hand; and

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(xii)all collective bargaining agreements or Contracts with any Union to which the Company Parent is a party.

(b)Each Material Contract is valid and binding on the Company Parent in accordance with its terms and is in full force and effect. None of the Company Parent or, to Sellers’ Knowledge, any other party thereto is in breach of, or default under (or is alleged to be in breach of or default under), or has provided or received any written or, to Sellers’ Knowledge, oral notice of any intention to terminate any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default by the Company Parent or, to Sellers’ Knowledge, by any other party under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.12    Title to Assets; Real Property.

(a)Except as set forth in Section 3.12(a) of the Disclosure Schedules, the Company Parent has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Audited Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)liens for Taxes not yet due and payable, as well as any Taxes currently due and payable being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Financial Statements;

(ii)mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company Parent;

(iii)all reservations, covenants, conditions, restrictions, easements, reservations, limitations and other matters of public record;

(iv)any matters not shown by the public records that would be disclosed by an accurate survey of the Real Property.

(v)all applicable zoning and building ordinances, codes and regulations;

(vi)legal highways, roads and rights of way; or

(vii)other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered

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into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company Parent.

(b)Section 3.12(b)(i) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company Parent, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned Real Property, Sellers have delivered or made available to Buyer true, complete and correct copies of the deeds and other instruments (as recorded) by which the Company Parent acquired such Real Property that are in the possession of Sellers or the Company Parent, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Sellers or the Company Parent and relating to the Real Property. With respect to leased Real Property, Sellers have delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property. Except as set forth in Section 3.12(b)(ii) of the Disclosure Schedules, the Company Parent is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company Parent’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement to which the Real Property is subject. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company Parent. There are no Actions pending nor threatened in writing against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

Section 3.13 Condition and Sufficiency of Assets. Except as set forth on Section 3.13 of the Disclosure Schedules, to Sellers’ Knowledge, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company Parent are, structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs and except to the extent that such maintenance or repair for any individual building, plant, structure, furniture, fixture, machinery, equipment, vehicle, or other item of tangible personal property would not exceed $1,000,000. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company Parent, together with all other properties and assets of the Company Parent, are sufficient for the continued conduct of the Company Parent’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company Parent as currently conducted.

Section 3.14    Intellectual Property.

(a)Section 3.14(a) of the Disclosure Schedules contains a correct, current, and complete list of: (i) all Company IP Registrations, specifying as to each, as applicable: the title, mark, or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date; and the current status; (ii) all unregistered Trademarks included in the Company Intellectual Property; and (iii) all proprietary Software of the Company Parent; and (iv)

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all other Company Intellectual Property used or held for use in the Company Parent’s business as currently conducted.

(b)Section 3.14(b) of the Disclosure Schedules contains a correct, current and complete list of all Company IP Agreements, including all modifications, amendments, supplements and/or waivers, specifying for each the date, title and parties thereto, and separately identifying the Company IP Agreements: (i) under which the Company Parent is a licensor or otherwise grants to any Person any right or interest relating to any Company Intellectual Property;
(ii) under which the Company Parent is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person (excluding shrink-wrap, click-wrap, or other similar agreements for commercially available off-the-shelf Software); and (iii) which otherwise relate to the Company Parent’s ownership or use of Intellectual Property, in each case identifying the Intellectual Property covered by such Company IP Agreement. Sellers have provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company Parent in accordance with its terms and is in full force and effect. Neither the Company Parent nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any written or, to Sellers’ Knowledge, oral notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement.

(c)The Company Parent is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property, and, to Sellers’ Knowledge, has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the Company Parent’s business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. The Company Parent has entered into binding, valid and enforceable, written Contracts with each current and former employee and independent contractor who has developed any material Company Intellectual Property on behalf of the Company Parent (if any) whereby such employee or independent contractor (i) acknowledges the Company Parent’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee who has developed any material Intellectual Property on behalf of the Company Parent (if any) or independent contractor within the scope of his or her employment or engagement with the Company Parent; (ii) grants to the Company Parent a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property; and (iii) irrevocably waives any right or interest, regarding any such Intellectual Property, to the extent permitted by applicable Law. All assignments and other instruments necessary to establish, record, and perfect the Company Parent’s ownership interest in the Company IP Registrations have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars.

(d)Neither the execution, delivery nor performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Company Parent’s right to own or use any Company Intellectual Property.

(e)All of the Company Intellectual Property and, to Sellers’ Knowledge, Licensed Intellectual Property are valid and enforceable, and all Company IP Registrations are subsisting

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and in full force and effect. All required filings and fees related to the Company IP Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars.

(f)The use of the Company Intellectual Property in the Company Parent’s business as currently and formerly conducted has not infringed, misappropriated or otherwise violated the Intellectual Property or other rights of any Person. To Sellers’ Knowledge, the use Licensed Intellectual Property in connection with the conduct of the business as currently and formerly conducted has not infringed, misappropriated or otherwise violated, the Intellectual Property or other rights of any Person. To Sellers’ Knowledge, no Person has infringed, misappropriated or otherwise violated any Company Intellectual Property or Licensed Intellectual Property.

(g)There are no Actions (including any opposition, cancellation, revocation, review or other proceeding), whether settled, pending or, to Sellers’ Knowledge, threatened in writing (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Company Parent of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property or the Company Parent’s right, title, or interest in or to any Company Intellectual Property; or (iii) by the Company Parent alleging any infringement, misappropriation or other violation by any Person of the Company Intellectual Property. Neither Sellers nor the Company Parent is aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. The Company Parent is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Company Intellectual Property or Licensed Intellectual Property.

(h)Section 3.14(h) of the Disclosure Schedules contains a correct, current, and complete list of all social media accounts used in the Company Parent’s business. The Company Parent has complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, “Platform Agreements”). There are no Actions, whether settled, pending, or, to Sellers’ Knowledge, threatened, alleging any (i) breach or other violation of any Platform Agreement by the Company Parent; or (ii) defamation, violation of publicity rights of any Person, or any other violation by the Company Parent in connection with its use of social media.

(i)All Company IT Systems are in good working condition and are sufficient for the operation of the Company Parent’s business as currently conducted and as proposed to be conducted. Except as set forth in Section 3.14(i) of the Disclosure Schedules, in the past two years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems that has resulted or is reasonably likely to result in disruption or damage to the business of the Company Parent and that has not been remedied. The Company Parent has taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements.

(j)To Sellers’ Knowledge, the Company Parent has complied in all material respects with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information

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in the conduct of the Company Parent’s business. Except as set forth in Section 3.14(j) of the Disclosure Schedules, in the past two years, the Company Parent has not (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) been subject to or received any written notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Company Parent’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to Sellers’ Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Action.

Section 3.15 Inventory. Except as set forth on Section 3.15 of the Disclosure Schedules, all inventory of the Company Parent, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company Parent free and clear of all Encumbrances, and no inventory is held on a consignment basis.

Section 3.16 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the Interim Balance Sheet Date (a) have arisen from bona fide transactions entered into by the Company Parent (or, to the extent such transactions were prior to the consummation of the Short-Form Merger, the Company) involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Company Parent not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company Parent (or, to the extent such transactions were prior to the consummation of the Short-Form Merger, the Company) have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.17 Customers and Suppliers.

(a)Section 3.17(a)(i) of the Disclosure Schedules sets forth (i) each customer who has paid aggregate consideration to the Company or the Company Parent for goods or services rendered in an amount greater than or equal to $2,500,000 for each of the two most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Except as set forth in Section 3.17(a)(ii) of the Disclosure Schedules, neither the Company nor the Company Parent has received any written or, to Sellers’ Knowledge, oral notice, and has no other Knowledge, that any of its Material Customers has ceased, or intends to cease, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company Parent (or, prior to the consummation of the Short-Form Merger, the Company).

(b)Section 3.17(b) of the Disclosure Schedules sets forth (i) each supplier to whom the Company or Company Parent has paid consideration for goods or services rendered in an amount greater than or equal to $2,000,000 for each of the two most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material

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Supplier during such periods. The Company Parent (or, prior to the consummation of the Short-Form Merger, the

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Company) has not received any written or, to Sellers’ Knowledge, oral notice, and has no other Knowledge, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company Parent (or, prior to the consummation of the Short-Form Merger, the Company) or to otherwise terminate or materially reduce its relationship with the Company Parent (or, prior to the consummation of the Short-Form Merger, the Company).

Section 3.18 Insurance. Section 3.18 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Company Parent and relating to the assets, business, operations, employees, officers and directors of the Company Parent (or, to the extent such policy or binder was obtained prior to the consummation of the Short-Form Merger, the Company) (collectively, the “Insurance Policies”), and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither Sellers nor any of their Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company Parent. All such Insurance Policies (a) are valid and binding in accordance with their terms and
(b) have not been subject to any lapse in coverage. There are no claims related to the business of the Company or the Company Parent pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of Sellers or any of their Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company or the Company Parent and are sufficient for compliance with all applicable Laws and Contracts to which the Company Parent is a party or by which it is bound.

Section 3.19 Legal Proceedings; Governmental Orders.

(a)Except as set forth in Section 3.19(a) of the Disclosure Schedules, there are no Actions pending or, to Sellers’ Knowledge, threatened in writing (i) against or by the Company Parent affecting any of its properties or assets (or by or against Sellers or any of their Affiliates thereof and relating to the Company Parent); or (ii) against or by the Company Parent, Sellers or any of their Affiliates of a Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)Except as set forth in Section 3.19(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company Parent or any of its properties or assets.

Section 3.20    Compliance With Laws; Permits.

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(a)Except as set forth in Section 3.20(a) of the Disclosure Schedules, the Company Parent has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

(b)All material Permits required for the Company Parent to conduct its business have been obtained by it and are valid and in full force and effect in all material respects. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.20(b) of the Disclosure Schedules lists all current Permits issued to the Company Parent (or, to the extent such Permits were issued prior to the consummation of the Short-Form Merger, the Company), including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.20(b) of the Disclosure Schedules.

Section 3.21    Environmental Matters.

(a)Except as set forth in Section 3.21 of the Disclosure Schedules, the Company Parent is currently and has been in material compliance with all Environmental Laws and has not, and no Seller has, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)The Company Parent has obtained and is in material compliance with all Environmental Permits (or, to the extent such Environmental Permit was obtained prior to the consummation of the Short-Form Merger, the Company has obtained and is in material compliance with all Environmental Permits) (each of which is disclosed in Section 3.21(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of the Company Parent and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Sellers through the Closing Date in accordance with Environmental Law, and to Sellers’ Knowledge, there is no condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company Parent as currently carried out.

(c)No real property currently or formerly owned, operated or leased by the Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d)Except as set forth in Section 3.21(d) of the Disclosure Schedules there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company Parent or any real property currently or formerly owned, operated or leased by the Company Parent except where such Release was not reportable to Governmental Authorities under Environmental Law, and neither the Company Parent nor any Seller has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company Parent (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in

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an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Sellers or the Company Parent.

(e)Section 3.21(e) of the Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by the Company Parent.

(f)Section 3.21(f) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company Parent or Sellers and any predecessors as to which the Company Parent or Sellers may retain liability, and, to Sellers’ Knowledge, none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and neither Sellers nor the Company Parent has received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company Parent or Seller.

(g)Neither Sellers, the Company Parent, nor the Company has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(h)Sellers have provided or otherwise made available to Buyer and listed in Section 3.21(h) of the Disclosure Schedules: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company Parent or any currently or formerly owned, operated or leased real property which are in the possession or control of the Sellers or Company Parent related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

(i)To Sellers’ Knowledge, as of the Closing Date, there exists no condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company Parent as currently carried out.

Section 3.22    Employee Benefit Matters.

(a)Section 3.22(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, vacation, paid time off (PTO), profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan”

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within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to

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ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company Parent for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or Company Parent or any spouse or dependent of such individual, or under which the Company Parent has any Liability, contingent or otherwise (including by virtue of having ERISA Affiliates) (each, a “Benefit Plan”). At-will employment agreements that do not provide for severance shall not be considered Benefit Plans for purposes hereof. The Company Parent has separately identified in Section 3.22(a) of the Disclosure Schedules each Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by the Company Parent primarily for the benefit of employees outside of the United States (a “Non-U.S. Benefit Plan”).

(b)With respect to each Benefit Plan, Sellers have made available to Buyer accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms as set forth in Section 3.22(b)(ii) of the Disclosure Schedules; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect; (iv) copies of summary plan descriptions, summaries of material modifications; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which a Form 5500 must be filed, a copy of the most recently filed Form 5500, with all corresponding schedules and financial statements attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the most recently completed plan year; (viii) the most recent nondiscrimination tests performed under the Code; and (ix) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Department of Health and Human Services, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan, in each case issued in the past 24 months.

(c)Each Benefit Plan and any related trust (other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”)) has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code and any applicable local Laws). Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. Nothing has occurred with respect to any Benefit Plan that has subjected, or could reasonably be expected to subject the Company Parent to a material penalty under Section 502 of ERISA or to tax or penalty under Sections 4975 or 4980H of the Code.

(d)No pension plan (other than a Multiemployer Plan) which is subject to minimum funding requirements, including any multiple employer plan (each, a “Single Employer Plan”), in which employees of the Company Parent or any ERISA Affiliate participate or have participated has an “accumulated funding deficiency,” whether or not waived, or is subject to a lien for unpaid contributions under Section 303(k) of ERISA or Section 430(k) of the Code. No

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Single Employer Plan covering employees of the Company Parent which is a defined benefit plan has an “adjusted

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funding target attainment percentage,” as defined in Section 436 of the Code, less than 80%. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP. All Non-U.S. Benefit Plans that are intended to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

(e)Neither the Company Parent nor any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any Multiemployer Plan; (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; (v) incurred taxes under Section 4971 of the Code with respect to any Single Employer Plan; or (vi) participated in a multiple employer welfare arrangement (MEWA).

(f)With respect to each Benefit Plan, (i) no such plan is a Multiemployer Plan except as set forth in Section 3.22(f) of the Disclosure Schedules, and (A) all contributions required to be paid by the Company Parent or its ERISA Affiliates have been timely paid to the applicable Multiemployer Plan, (B) neither the Company Parent nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied, and (C) a complete withdrawal from all such Multiemployer Plans on the Closing Date would not result in any material liability to the Company Parent and no Multiemployer Plan is in critical, endangered or seriously endangered status or has suffered a mass withdrawal; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (iii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan; (iv) no such plan or the plan of any ERISA Affiliate maintained or contributed to within the last six (6) years is a Single Employer Plan subject to Title IV of ERISA; and (v) no “reportable event,” as defined in Section 4043 of ERISA, with respect to which the reporting requirement has not been waived, has occurred with respect to any such plan.

(g)Each Benefit Plan that is an “employee benefit plan” within the meaning of Section 3(3) of ERISA can be terminated after the Closing, without material liabilities to the Company Parent other than ordinary administrative expenses typically incurred in such termination event. Except as set forth in Section 3.22(g) of the Disclosure Schedules, the Company Parent has no commitment or obligation and has not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

(h)Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree health benefits to any individual for any reason, and neither the Company Parent nor any of its ERISA Affiliates has any Liability to provide post-termination or retiree health benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree health benefits.

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(i)There is no pending or, to Sellers’ Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(j)Except as required by applicable law, there has been no amendment to any Benefit Plan that would materially increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year. Except as set forth in Section 3.22(j) of the Disclosure Schedules, the Company Parent has no commitment or obligation and has made no representation to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement.

(k)Each Benefit Plan that is subject to Section 409A of the Code has been administered in material compliance with the requirements of Section 409A of the Code and all applicable regulatory guidance thereunder. The Company Parent does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(l)Except with respect to the consummation of the Short-Form Merger and except as set forth in Section 3.22(l) of the Disclosure Schedules, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company Parent to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company Parent to merge, amend or terminate any Benefit Plan;
(iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. Sellers have made available to Buyer true results of any Section 280G analysis prepared (whether or not final) with respect to any disqualified individual in connection with the transactions; or (vii) require the Company Parent to pay any transaction bonuses, stay bonuses, retention payments, change in control payments, severance payments or other similar payments, in connection with the transactions contemplated by this Agreement, to any current or former employee, independent contractor or officer of the Company Parent or any of its Affiliates.

Section 3.23    Employment Matters.

(a)Section 3.23(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company Parent as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time and whether an employee, contractor or consultant);
(iii) hire or retention date; (iv) current annual base compensation rate or contract fee;
(v) commission, bonus or other incentive-based compensation; (vi) for employees, whether the

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individual is classified as exempt or non-exempt under federal wage and hour Laws; (vii) for employees, any accrued but unused vacation time; (viii) a description of the fringe benefits provided to each such individual as of the date hereof; and (ix) employment location. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Company Parent for services performed on or prior to the date hereof have been paid in full (or accrued in full on the audited balance sheet contained in the Closing Working Capital Statement), and there are no outstanding agreements, understandings or commitments of the Company Parent with respect to any compensation, commissions, bonuses or fees. Except as provided in Section 3.23(a) of the Disclosure Schedules, each person who is an employee of the Company Parent is employed at will, with no entitlement to severance in the event of termination.

(b)The Company Parent is not, and neither the Company Parent nor the Company has been for the past five years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past five years, any Union representing or purporting to represent any employee of the Company Parent, and, to Sellers’ Knowledge, no Union or group of employees is seeking or has sought to organize employees of the Company Parent for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company Parent, the Company or any of their employees. The Company Parent has no duty to bargain with any Union.

(c)Except as set forth in Section 3.23(c)(i) of the Disclosure Schedules, the Company Parent is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, whistleblower protections, wrongful discharge, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance. All individuals classified and/or treated by the Company Parent as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of the Company Parent classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects. The Company Parent has provided all employees and prospective employees with all disclosures and notices and has received all authorizations and certifications required under the Fair Credit Reporting Act. Except as set forth in Section 3.23(c)(ii) of the Disclosure Schedules, the Company Parent is in compliance with and has complied with all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations. There are no Actions against the Company Parent pending, or threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Company Parent, including, without limitation, any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits,

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immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and

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termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment-related matter arising under applicable Laws.

(d)The Company Parent has not implemented any plant closing or mass layoff of employees as those terms are defined in the WARN Act or any similar state or local Law, and it has no plans to undertake any action that would trigger the WARN Act.

Section 3.24 Taxes.

(a)Except as set forth in Section 3.24(a) of the Disclosure Schedules, all Tax Returns required to be filed on or before the Closing Date by the Company Parent or the Company have been, or will be, timely filed, taking into account valid extensions. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Company Parent or the Company (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)The Company Parent and the Company have withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)No claim has been made by any taxing authority in writing in any jurisdiction where the Company Parent or the Company do not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d)No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company Parent or the Company.

(e)The amount of the Company Parent’s or the Company’s Liability for unpaid Taxes for all periods ending on or before December 31, 2022 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company Parent’s or Company’s Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company Parent or the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(f)Section 3.24(f) of the Disclosure Schedules sets forth:

(i)those taxable years for which examinations by taxing authorities are presently being conducted; and

(ii)all deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(g)Neither the Company Parent nor Company is party to any Action by any taxing authority. There are no pending or threatened in writing Actions by any taxing authority.

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(h)Sellers have delivered to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company Parent and the Company for all Tax periods ending after December 31, 2018.

(i)There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company Parent.

(j)The Company Parent is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.

(k)No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company Parent or the Company.

(l)Neither the Company Parent nor the Company has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company Parent has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(m)The Company Parent will not be required to include any item of income in, or exclude any item or deduction from, taxable income for taxable period or portion thereof ending after the Closing Date as a result of:

(i)any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(ii)an installment sale or open transaction occurring on or prior to the Closing
Date;

(iii)a prepaid amount received on or before the Closing Date;

(iv)any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; or

(v)any election under Section 108(i) of the Code.

(n)The Company Parent is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period in Section 897(c)(1)(a) of the Code.

(o)The Company Parent has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(p)The Company Parent is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

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(q)Except as set forth on Section 3.24(r) of the Disclosure Schedules, immediately prior to the Closing, there is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign Law).

(r)Section 3.24(s) of the Disclosure Schedules sets forth all foreign jurisdictions in which the Company Parent or the Company is subject to Tax, is engaged in business or has a permanent establishment. Neither the Company Parent nor the Company has entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. Neither the Company Parent nor the Company has transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(s)No property owned by the Company Parent is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

Section 3.25 Books and Records. The minute books and stock record books of the Company and Company Parent, all of which have been made available to Buyer, are correct and have been maintained in accordance with sound business practices. At the Closing, all of those books and records of the Company and Company Parent will be in the possession of the Company Parent.

Section 3.26 Related Party Transactions. Except as set forth in Section 3.26 of the Disclosure Schedules, no executive officer, director or employee of the Company Parent or any person owning 5% or more of the Shares (or any of such person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Company Parent or any of its assets, rights or properties or has any interest in any property owned by the Company Parent or has engaged in any transaction with any of the foregoing within the last twelve (12) months.

Section 3.27 Restructuring Transactions. The Charter Amendment, Pre-Merger Purchase, and Short-Form Merger have been undertaken and consummated by all requisite actions, including communications with stockholders, by Sellers, Company Parent, and the Company in accordance with applicable Law.
Section 3.28 Brokers. Except for Invision Capital Advisors, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of the Company Parent or the Company.

Section 3.29 No Other Representations or Warranties. (a) Except for the representations and warranties made by Sellers and the Company Parent in this ARTICLE III, neither the Company Parent nor any other Person makes any express or implied representation or warranty with respect to the Company Parent, the Company, any subsidiary of the Company or the Company Parent, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Sellers and the Company Parent hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company Parent nor any other Person makes or has made any

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representation or warranty to Buyer or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company Parent, the Company, any subsidiary of the Company or the Company Parent, or their respective businesses or, (ii) except for the representations and warranties made by Sellers and the Company Parent in this ARTICLE III, any oral or written information presented to Buyer or any of its affiliates or representatives in the course of their due diligence investigation of the Company Parent and the Company, the negotiation of this Agreement, or in the course of the transactions contemplated hereby.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Sellers that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Buyer has full limited liability company power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and any Ancillary Document to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer, and no other limited liability company proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Sale and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it or any of its Affiliates (including, but not limited to, Live Ventures Incorporated) is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 4.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution, delivery and

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performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 4.05 Sufficiency of Funds; Financing. Buyer has sufficient Cash on Hand or other sources of funds available to it to enable it to make payment of the Purchase Price (including any adjustment amounts that may become payable by Buyer under Section 2.06 of this Agreement) and consummate the transactions contemplated by this Agreement.
Section 4.06 Solvency. Immediately after giving effect to the transactions contemplated in this Agreement, each of Buyer and its subsidiaries, including the Company Parent, shall be solvent and shall:
(a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) not have an unreasonably small amount of capital with which to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated in this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer or its subsidiaries, including the Company. In connection with the transactions contemplated in this Agreement, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

Section 4.07 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE V COVENANTS

Section 5.01    Intentionally Omitted.

Section 5.02    Intentionally Omitted.

Section 5.03    Intentionally Omitted.

Section 5.04    Intentionally Omitted.

Section 5.05    Intentionally Omitted

Section 5.06    Intentionally Omitted.

Section 5.07    Resignations. Sellers shall cause the Company Parent to deliver to Buyer written resignations, effective as of the Closing Date, of the officers and directors of the Company Parent set forth

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on Section 5.07 of the Disclosure Schedules or otherwise requested by Buyer at least five Business Days prior to the Closing.

Section 5.08 Confidentiality. From and after the Closing, each Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that such Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Seller is advised by its counsel in writing is legally required to be disclosed.

Section 5.09    Restrictive Covenants.

(a)For a period of twenty-four (24) months from the Closing Date, John Locke and Richard Stanley (each, a “Restricted Person” and, together, the “Restricted Persons”) shall not, directly or indirectly:

(i)hire, solicit, encourage or induce any person or entity that is or was an employee or independent contractor of Buyer, the Company or any of their Affiliates within two (2) years prior to the date hereof to: (1) become an employee or independent contractor of the Restricted Person, any Affiliate of the Restricted Person, or any competitor of Buyer, the Company or their Affiliates; or (2) terminate or diminish their employment or engagement with Buyer, the Company or their Affiliates, or otherwise interfere with the relationship between Buyer, the Company or their Affiliates and such current or former employee or independent contractor. For purposes of this Section 5.09, “Affiliate” shall include, but not be limited to, Richard Stanley, John Locke, and Bartel Global Inc.; provided, however, that the foregoing restriction shall not apply to Mark Matthews, nor to any family member of any Restricted Person;

(ii)contact, solicit, encourage, or induce any person or entity who is a current supplier, vendor, service provider, licensor, lessor, distributor, wholesaler or customer of Buyer, the Company or their Affiliates as of the Closing Date to terminate or reduce their business with Buyer, the Company or their Affiliates, or otherwise interfere with the relationship between Buyer, the Company or their Affiliates and such current, former or prospective supplier, vendor, service provider, licensor, lessor, distributor, wholesaler, customer, or prospective customer as of the Closing Date; or

(iii)engage or render any assistance or advice to any person, entity, or business within the United States of America that offers any products or services competitive or alternative to those offered, sold, or developed by the Company as of the Closing Date or within the twelve (12) months prior to the Closing Date, or which the Company took affirmative steps to offer, sell, or develop as of the Closing Date, including as an owner, member, partner, stockholder, director, manager, officer,

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employee, agent, independent contractor, consultant, or advisor, whether as an owner, member, partner, stockholder,

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director, manager, officer, employee, agent, independent contractor, consultant, or advisor. Notwithstanding the foregoing, Seller or its Affiliate’s performance pursuant to, or in connection with, the Consulting Agreement shall not be a violation of this Section 5.09, and further, nothing in this Agreement shall prohibit any Seller or any Affiliate of any Seller from purchasing or owning less than five percent (5%) of the publicly-traded securities of any corporation as a passive investment.

(b)Each Restricted Person hereby covenants and agrees that, for a period of twenty- four (24) months following the date hereof, such Restricted Person shall not, and such Restricted Person shall cause each of its Affiliates to not, directly or indirectly, either individually or acting through or in concert with another Person or Persons make any negative, derogatory or disparaging statements or communications regarding, Buyer, the Company, their Affiliates with which the Restricted Person has had direct contact with or of which the Restricted Person had actual knowledge prior to the Closing, the business of Buyer, the Company or their respective Affiliates, or any of the products or services of Buyer, the Company or their respective Affiliates; provided that the foregoing shall not restrict or impede (i) any party to this Agreement or any Ancillary Documents from enforcing such Person’s rights (or any other party’s obligations) thereunder in accordance with this Agreement and applicable Law, or (ii) any Person or any of such Person’s Affiliates from making factually true statements to the extent necessary to exercise protected legal rights to the extent that such rights cannot be waived by agreement (including “whistleblowing”) or from providing truthful statements in response to any Governmental Authority, as and if required by Law.

(c)The duration of each and every covenant and restriction set forth in this Section 5.09 shall be tolled and extended during any period when the Restricted Person is in violation of any covenant or restriction set forth in this Section 5.09, regardless of whether or not such violation is known to Buyer.

(d)If the duration, geographical extent of, or business activities covered by, this Section 5.09 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. Each Restricted Person acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

(e)Each Restricted Person acknowledges and agrees that such Restricted Person is a trustee and beneficiary of a Seller and has received or will receive material consideration in respect of such interests in connection with the consummation of the transactions contemplated under this Agreement, including, without limitation, (i) the Sellers’ receipt of the Purchase Price, (ii) payments pursuant to the Notes, and/or (iii) payments pursuant to the Consulting Agreement, and that the transactions contemplated under this Agreement involve the sale of ownership and control of the Company Parent (including as successor to the business of Company).

Section 5.10 R&W Insurance Policy. Prior to the Closing, Buyer shall use reasonable best efforts to obtain and bind the R&W Insurance Policy in the form attached hereto as Exhibit F. Sellers and

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the Company Parent shall cooperate with Buyer’s efforts and provide assistance as reasonably requested by Buyer to obtain and bind the R&W Insurance Policy. The costs and expenses of the R&W Insurance

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Policy, including the total premium, underwriting costs, brokerage commissions, and other fees and expenses of such policy, which amount shall be characterized as a Transaction Expense hereunder, shall be included in the Company Parent’s Transaction Expenses and shall be paid in connection with the Closing.

Section 5.11    Intentionally Omitted.

Section 5.12    Directors’ and Officers’ Indemnification and Insurance.

(a)Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Company and the Company Parent now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or the Company Parent (each an “D&O Indemnified Party”) as provided in the Company Parent Charter Documents or the prior governance documents of the Company, in each case as in effect on or prior to the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.12 of the Disclosure Schedules, were assumed by the Company Parent in the Short-Form Merger, without further action, and survived the Short-Form Merger and remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b)For six years after the Effective Time, to the fullest extent permitted under applicable Law, Buyer and the Company Parent (the “D&O Indemnifying Parties”) shall indemnify, defend and hold harmless each D&O Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each D&O Indemnified Party for any legal or other expenses reasonably incurred by such D&O Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Company Parent’s receipt of an undertaking by such D&O Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such D&O Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Company Parent will not be liable for any settlement effected without the Company Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)Prior to the Closing, the Company Parent shall obtain and fully pay for “tail” insurance policies with a claims period of at least six years from the Effective Time with at least the same coverage and amount and containing terms and conditions that are not less advantageous to the directors and officers of the Company Parent as the Company Parent’s existing policies with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement) (the “D&O Tail Policy”). The Company Parent shall bear the cost of the D&O Tail Policy, and such costs, to the extent not paid prior to the Closing, shall be Transaction Expenses. During the term of the D&O Tail Policy, Buyer shall not (and shall cause the Company Parent not to) take any action following the Closing to cause the D&O Tail Policy to be cancelled or any provision therein to be

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amended or waived; provided, that neither Buyer, the Company Parent nor any Affiliate thereof shall be obligated to pay any premiums or other amounts in respect of such D&O Tail Policy.

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(d)The obligations of Buyer and the Company Parent under this Section 5.12 shall survive the consummation of the Short-Form Merger and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party to whom this Section 5.12 applies without the consent of such affected D&O Indemnified Party (it being expressly agreed that the D&O Indemnified Parties to whom this Section 5.12 applies shall be third-party beneficiaries of this Section 5.12, each of whom may enforce the provisions of this Section 5.12).

(e)In the event Buyer, the Company Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or the Company Parent, as the case may be, shall assume all of the obligations set forth in this Section 5.12. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.12 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.13    Intentionally Omitted.

Section 5.14    Intentionally Omitted.

Section 5.15 Closing Conditions. From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VII hereof.

Section 5.16 Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.17 Further Assurances. At and after the Effective Time, the officers and directors of the Company Parent shall be authorized to execute and deliver, in the name and behalf of the Company Parent, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company Parent, any other actions and things to vest, perfect or confirm of record or otherwise in the Company Parent any and all right, title and interest in, to and under any of the rights, properties or assets of the Company Parent and the Company acquired or to be acquired by the Company Parent as a result of, or in connection with, the Short-Form Merger.

Section 5.18    Intentionally Omitted.

Section 5.19    Section 280G Approval.

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(a)Prior to the initiation of the stockholder approval solicitation under Section 5.19(b) below, the Company Parent shall have obtained a waiver (a “Parachute Payment Waiver”) from each Person who, with respect to the Company Parent, is a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) and who might otherwise receive, have received, or have the right or entitlement to receive any parachute payment under Section 280G of the Code in connection with the transactions contemplated by this Agreement, which Parachute Payment Waiver shall include a waiver of such Person’s right to receive those payments and/or benefits that could constitute “parachute payments” under Section 280G of the Code and regulations promulgated thereunder in connection with the transactions contemplated by this Agreement (the “Waived Payments”) unless the Waived Payments are approved by the Company Parent’s stockholders in accordance with Section 280G(b)(5)(B) of the Code.

(b)Prior to the Closing Date, the Company Parent shall solicit the approval of the stockholders of the Company Parent of the Waived Payments in a manner compliant with Section 280G(b)(5)(B) of the Code and Treasury Regulation Section 1.280G-1, Q&A-7 and shall use commercially reasonable efforts to obtain such approval.

ARTICLE VI TAX MATTERS

Section 6.01    Tax Covenants.

(a)Without the prior written consent of Buyer which consent shall not be unreasonably withheld, conditioned or delayed, Sellers (and, prior to the Closing, the Company Parent, its Affiliates and their respective Representatives) shall not, to the extent it may affect, or relate to, the Company Parent make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company Parent in respect of any Post-Closing Tax Period. Each Seller agrees that Buyer is to have no liability for any Tax resulting from any such prohibited action of such Seller, the Company Parent, its Affiliates or any of their respective Representatives, and agrees to, severally (in accordance with their Pro Rata Shares) and not jointly indemnify and hold harmless Buyer (and, after the Closing Date, the Company) against any Tax or material reduction of any Tax asset.

(b)All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Sellers when due. Each Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c)The parties acknowledge and agree that the Sale is intended to be treated as a purchase of the shares of capital stock of the Company Parent by the Buyer for federal income tax purposes, whereby gain or loss is realized and recognized by the holders thereof upon receipt of the taxable consideration hereunder in sale and exchange for such shares of capital stock of the Company Parent under Code Sections 1001 and 1011 (the “Intended Tax Treatment”). Without

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the prior written consent of all other parties (which consent may be withheld in a party’s sole discretion), no party shall take, or cause any other Person to take, any action that could prevent or impede the Sale from qualifying for the Intended Tax Treatment, including, without limitation, by making, or attempting to make, any election under Code Section 336 or 338.

Section 6.02 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company Parent shall be terminated as of the Closing Date. After such date, neither the Company Parent nor any of its Representatives shall have any further rights or liabilities thereunder.

Section 6.03 Tax Indemnification. Except to the extent treated as a liability in the calculation of Closing Working Capital, or otherwise taken into account in calculating the purchase price hereunder, each Seller shall indemnify the Company Parent, Buyer, and each Buyer Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.24; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in ARTICLE VI; (c) all Taxes of the Company Parent or the Company or relating to the business of the Company Parent or the Company for all Pre- Closing Tax Periods (“Pre-Closing Taxes”); (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company Parent (or any predecessor of the Company Parent) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on the Company Parent arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. The indemnification obligations pursuant to this ARTICLE VI shall be subject to those limitations set forth in Section 8.04.

Section 6.04 Tax Returns.

(a)The Company Parent shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by it that are due on or before the Closing Date (taking into account any extensions) and shall timely pay all Taxes that due and payable on or before the Closing Date (taking into account any extensions) and shall timely pay all Taxes that are due and payable on or before the Closing Date. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and shall not take any position which is inconsistent with the Intended Tax Treatment, except to the extent otherwise required by a final determination within the meaning of Code Section 1313.

(b)Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by the Company Parent after the Closing Date with respect to a Pre-Closing Tax Period and for any Straddle Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and shall not take any position which is inconsistent with the Intended Tax Treatment, except to the extent otherwise required by a final determination within the meaning of Code Section 1313, and, if it is an income or other material Tax Return, shall be submitted by Buyer to Sellers (together with schedules, statements and, to the extent requested by Sellers, supporting documentation) at least 45 days prior to the due date (including extensions) of such Tax Return. If a Seller objects to any item on any such Tax Return that relates to a Pre-Closing Tax Period, it shall, within ten days after

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delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection

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shall be duly delivered, Buyer and Sellers shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Sellers are unable to reach such agreement within 30 days after receipt by Buyer of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within 20 days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Buyer and Sellers. The preparation and filing of any Tax Return of the Company Parent that does not relate to a Pre-Closing Tax Period or Straddle Period shall be exclusively within the control of Buyer. Buyer shall be entitled to deduct from the Indemnification Escrow Funds (i) Taxes due with respect to any such Tax Return that relate to Pre-Closing Tax Periods and (ii) Taxes due with respect to any such Tax Return that relate to Straddle Periods that are attributable under Section 6.05 to the portion of such Straddle Period ending on the Closing Date, but only to the extent such Taxes due were not taken into account as liabilities in computing the Closing Working Capital or otherwise taken into account in calculating the Purchase Price hereunder.

Section 6.05 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or
(iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.06 Contests. Buyer agrees to give written notice to Sellers of the receipt of any written notice by the Company Parent, Buyer or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this ARTICLE VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder unless the party from whom indemnification is sought was materially prejudiced by such failure. Sellers shall control the contest or resolution of any Tax Claim; provided, however, that Sellers shall obtain the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a Tax Claim or ceasing to defend such Tax Claim; and, provided further, that Buyer and its Affiliates (including the Company Parent) shall be entitled to participate in the defense of such Tax Claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Buyer or such Affiliate.

Section 6.07 Cooperation and Exchange of Information. Sellers and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in

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filing any Tax Return pursuant to this ARTICLE VI or in connection with any audit or other proceeding in respect of Taxes of the Company Parent or the Company. Such cooperation and information shall include

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providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Sellers and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company and the Company Parent for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company or the Company Parent for any taxable period beginning before the Closing Date, Sellers or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 6.08 Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this ARTICLE VI shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 6.09 Payments to Buyer. Any amounts payable to Buyer pursuant to this ARTICLE VI shall be satisfied solely from (i) from the Indemnification Escrow Fund; (ii) the R&W Insurance Policy; and (iii) to the extent such amounts exceed the amount available to Buyer in the Indemnification Escrow Fund, from the Sellers, severally (in accordance with their Pro Rata Shares) and not jointly.

Section 6.10 FIRPTA Statement. On the Closing Date, the Company Parent shall deliver to Buyer a certificate, dated as of the Closing Date, certifying to the effect that no interest in Company Parent is a U.S. real property interest (such certificate in the form required by Treasury Regulation Section 1.897- 2(h) and 1.1445-3(c)) (the “FIRPTA Statement”).

Section 6.11 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.24 and this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

Section 6.12 Overlap. To the extent that any obligation or responsibility pursuant to ARTICLE VIII may overlap with an obligation or responsibility pursuant to this ARTICLE VI, the provisions of this ARTICLE VI shall govern with respect to any inconsistency between this ARTICLE VI and ARTICLE VIII.

ARTICLE VII CONDITIONS TO CLOSING

Section 7.01    Intentionally Omitted.

Section 7.02    Intentionally Omitted.

Section 7.03    Intentionally Omitted.

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ARTICLE VIII INDEMNIFICATION

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.24 which are subject to ARTICLE VI) shall survive the Closing and shall remain in full force and effect until the date that is 18 months from the Closing Date; provided, that the representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.05(a), Section 3.06, Section 3.07(a), and Section 3.28, Section 4.01, Section 4.02 and Section 4.04 (collectively, the “Fundamental Representations”) shall survive thirty (30) days after the expiration of the applicable statute of limitations. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in ARTICLE VI which are subject to ARTICLE VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02 Indemnification By Sellers. Subject to the other terms and conditions of this ARTICLE VIII, from and after Closing, Sellers severally in accordance with their Pro Rata Shares and not jointly, shall indemnify and defend each of Buyer and its Affiliates (including the Company Parent) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)Any inaccuracy in or breach of any of the representations or warranties of Sellers, or the Company Parent contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company Parent pursuant to this Agreement (other than in respect of Section 3.24, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to ARTICLE VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)Any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company Parent pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in ARTICLE VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to ARTICLE VI);

(c)Any claim made by any stockholder of the Company relating to the Charter Amendment, the Pre-Merger Purchase, or the Short-Form Merger, including any claim relating to such stockholder’s rights with respect to the merger consideration received in connection with the Short-Form Merger;

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(d)All Losses and Liabilities arising out of or relating to the Company’s failure to properly withhold any Taxes or report income, in accordance with applicable Law, in connection

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with the vesting, exercise or cash-out of any stock options, restricted stock or other equity or equity- based incentives equity grants to employees and service providers of the Company (“Withholding Losses”);

(e)All Losses and Liabilities for, arising out of or relating to, Pre-Closing Taxes that are sales or use Taxes; or

(f)Any Transaction Expenses or Indebtedness of the Company outstanding as of the Closing to the extent not paid or satisfied by the Company at or prior to the Closing, or if paid by Buyer at or prior to the Closing, to the extent not deducted in the determination of the Closing Date Payment.

Section 8.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VIII, from and after Closing, Buyer shall indemnify and defend each of the Sellers and their Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)Any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)Any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than ARTICLE VI, it being understood that the sole remedy for any such breach thereof shall be pursuant to ARTICLE VI); or

(c)Any Third-Party Claims based upon, resulting from, or arising out of the operations of the business by Buyer, the Company Parent, or the Company after the Closing or properties, assets, or obligations of Buyer, the Company Parent, or the Company after the Closing.

Section 8.04 Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)The Buyer Indemnitees shall not be entitled to indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds $100,000 (the “Basket”), in which event Sellers shall be required to pay or be liable for all such Losses from the first dollar.

(b)The aggregate amount of all Losses, other than Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in the Fundamental Representations (“Fundamental Losses”), for which Sellers shall be liable pursuant to Section 8.02(a) shall not exceed 15% of the Purchase Price (the “Cap”).

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Notwithstanding the foregoing, the limitations set forth in this Section 8.04(a) shall not apply to Fundamental Losses.

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(c)The Buyer Indemnitees shall not be entitled to indemnification under Section 8.02(d) until the aggregate amount of all Withholding Losses in respect of indemnification under Section 8.02(d) exceeds $35,000 (the “Withholding Basket”), in which event Sellers shall be required to pay or be liable for only all such Withholding Losses in excess of the Withholding Basket.

(d)The Seller Indemnitees shall not be entitled to indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.03(a) shall not exceed the Cap.

(e)The aggregate amount of all Losses for which Sellers shall be liable shall not exceed the Purchase Price.

(f)For purposes of this ARTICLE VIII (including for purposes of determining the existence of any inaccuracy in, or breach of, any representation or warranty and for calculating the amount of any Loss with respect thereto), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 8.05 Indemnification Procedures. The party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the “Indemnifying Party”. For purposes of this ARTICLE VIII, (i) if Buyer (or any other Buyer Indemnitee) comprises the Indemnified Party, any references to Indemnifying Party (except provisions relating to an obligation to make payments) shall be deemed to refer to Sellers, and (ii) if Buyer comprises the Indemnifying Party, any references to the Indemnified Party shall be deemed to refer to Sellers.

(a)Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses, or the rights or defenses of the Indemnifying Party are otherwise impaired in any material respect by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to

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Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims

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pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of- pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(b)Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim; provided, however, that the Indemnifying Party shall not settle or compromise a claim by acceding to injunctive or other equitable relief without the express written consent of the Indemnified Party If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 20 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall

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allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged

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to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company Parent’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 20-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company or Company Parent (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.24 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in ARTICLE VI) shall be governed exclusively by ARTICLE VI hereof.

Section 8.06 Payments; Indemnification Escrow Fund.

(a)Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 Business Day period.

(b)Any Losses payable to a Buyer Indemnitee pursuant to ARTICLE VIII shall be satisfied: (i) from the Indemnification Escrow Fund; (ii) to the extent the amount of Losses exceeds the amounts available to the Buyer Indemnitee in the Indemnification Escrow Fund, from the R&W Insurance Policy; and (iii) to the extent provided in Section 8.08, from the Sellers, severally and not jointly (in accordance with their Pro Rata Shares);

(c)Upon the termination of the Indemnification Escrow Fund pursuant to the terms of the Escrow Agreement, the Escrow Agent shall pay any amounts remaining in the Indemnification Escrow Fund to the Sellers as set forth in the Escrow Agreement in accordance with their Pro Rata Shares.

Section 8.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08 Manner of Payment. Subject to the limitations set forth elsewhere in this ARTICLE VIII (including Section 8.04):

(a)From and after the Closing, any Losses for which a Buyer Indemnitee is entitled to indemnification pursuant to the terms of Section 8.02(a) shall be solely and exclusively satisfied as follows:

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(i)first, from the Indemnification Escrow Fund pursuant to the terms of the Escrow Agreement until the retention amount under the R&W Insurance Policy is met;

(ii)second, by recovery under the R&W Insurance Policy;

(iii)third, to the extent such Losses are not covered by the R&W Insurance Policy for any reason (including the coverage limit being exceeded and coverage being denied), from the Indemnification Escrow Fund; and

(iv)fourth, to the extent the Losses both exceed the Indemnification Escrow Fund and are Fundamental Losses, then by the Sellers, severally and not jointly (in accordance with their Pro Rata Shares).

(b)From and after the Closing, any Losses for which a Buyer Indemnitee is entitled to indemnification pursuant to the terms of Section 8.02(b) through Section 8.02(f), be solely and exclusively satisfied as follows:

(i)first, from the Indemnification Escrow Fund pursuant to the terms of the Escrow Agreement until no portion of the Indemnification Escrow Fund remains; and

(ii)second, by the Sellers, severally and not jointly (in accordance with their Pro Rata Shares).

Section 8.09 No Effect on R&W Insurance. Notwithstanding anything to the contrary contained herein, no limitations (including any survival limitations and other limitations set forth in this ARTICLE VIII), qualifications or procedures in this Agreement shall be deemed to limit or modify the ability of Buyer to make claims under or recover under the R&W Insurance Policy; it being understood that any matter for which there is coverage available under the R&W Insurance Policy shall be subject to the terms, conditions and limitations, if any, set forth in the R&W Insurance Policy. In the event that any Losses may be subject to coverage under the R&W Insurance Policy, Buyer shall use its best efforts to recover for such Losses through the R&W Insurance Policy.

Section 8.10 Exclusive Remedies. Subject to Section 2.06(b) to Section 2.06(e) and Section 10.12, the parties acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in ARTICLE VI and this ARTICLE VIII. In furtherance of the foregoing, each party hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in ARTICLE VI and this ARTICLE VIII. Nothing in this Section 8.10 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

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ARTICLE IX TERMINATION

Section 9.01    Intentionally Omitted.

Section 9.02    Intentionally Omitted.

ARTICLE X MISCELLANEOUS

Section 10.01    Intentionally Omitted.

Section 10.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, and the Company Parent shall pay all amounts payable to Invision Capital Advisors, LLC.

Section 10.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.03):

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If to the Company or Company Parent:

Precision Metal Works, Inc.
6901 Preston Hwy, Louisville, KY 40219 E-mail: rstanley@lhpg.ca
Attention: Richard Stanley E-mail: jlocke@lhpg.ca Attention: John Locke

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with a copy to:    Dinsmore & Shohl LLP
255 East Fifth Street, Suite 1900
Cincinnati, OH 45202
E-mail: Jerrad.Howard@Dinsmore.com Attention: Jerrad Howard, Esq.

If to Sellers    The Richard Stanley Family Trust Attn: Richard Stanley
54 Ireland Point Road, Nobel, Ontario, Canada, P0G 1G0 Email: rstanley@lhpg.ca

The John Locke Family Trust Attn: John Locke
5065 Wellington Rd. 125, Acton, Ontario, Canada, L7J 2L9 Email: jlocke@lhpg.ca

with a copy to:    Dinsmore & Shohl LLP
255 East Fifth Street, Suite 1900
Cincinnati, OH 45202
E-mail: Jerrad.Howard@Dinsmore.com Attention: Jerrad Howard, Esq.

If to Buyer:    PMW Affiliated Holdings, LLC
125 E. Warm Springs Road, Suite #102 Las Vegas, NV 89119
E-mail: ealthofer@liveventures.com; wipsen@liveventures.com Attention: Eric Althofer and Wayne Ipsen

with a copy to:    Greenberg Traurig, LLP
10845 Griffith Peak Drive, Suite 600 Las Vegas, NV 89135
E-mail: bonnerm@gtlaw.com Attention: Michael J. Bonner, Esq.

Section 10.04 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and

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Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 10.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.06 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.07 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Buyer may, without the prior written consent of Sellers, assign this Agreement or all or any portion of Buyer’s rights, interests and obligations hereunder as a collateral assignment to any creditor of Buyer or its Affiliates, in each case, upon notice given to Sellers. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.09 No Third-Party Beneficiaries. Except as provided in Section 5.12, Section 6.03 and ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 10.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Buyer and Sellers. Any failure of Buyer, on the one hand, or the Sellers or the Company Parent, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Sellers (with respect to any failure by Buyer) or by Buyer (with respect to any failure by the Company Parent or Sellers), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 10.11    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY IN NEW CASTLE COUNTY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH PROCEEDING, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS

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WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO

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THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.11(c).

Section 10.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.12, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Section 10.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first written above by their duly authorized representatives.

SELLERS:

THE RICHARD STANLEY FAMILY TRUST

By    k-
Name: Mary Ell
Title: Trustee

By:
ame: John Locke
Title: Trustee

THE JOHN LOCKE FAMILY TRUST

By:      _ Name: John Locke
Title: Trustee

By:     _
ame: Ann Locke Title: Trustee

[Signa/ure Page 10 S1ock Purchase Agreement]

TN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first written above by their duly authorized representatives.

SELLERS:

THE RICHARD STANLEY FAMILY TRUST

By
Name: Richard Stanley
Title: Trustee

By:
Name: Mary Ellen Stanley Title: Trustee

THE JOHN LOCKE FAMILY TRUST
By u2'.L
N&?'Toin:Locke
Ti e: Trustee

By l&Yb.
Name: Ann Locke
Title: Trustee

By:
ame: Richard Stanley
Title: Trustee

[Signature Page to Stock Purchase Agreement]

COMPANY PARENT:

PRECISION METAL WORKS, INC.

By:---1---1---    ,-...4-
Name: Ri Title: President

[Signalure Page to S10ck Purchase Agreement]

BUYER:

LDrNGS, LLC

By:_,_,._-----=. ..L....tll-..:::e!!!I
Name:
Title: President

[Signature Page to Stock Purchase Agreemenlj

IN WITNESS WHEREOF. John Locke and Richard Stanley have executed this Stock Purchase Agreement as of the date first written above solely for purposes of agreeing to the tenns and conditions set forth in Section 5.09 of the Stock Purchase Agreement (and neither John Locke nor Richard Stanley shall be construed to be parties to the Stock Purchase Agreement for any reason other than with respect to Section
5.09 of the Stock Purchase Agreement).

RICHARD STANLEY

JOHN LOCKE

[Signature Page lo Stock Purchase Agreement]

IN WITNESS WHEREOF, John Locke and Richard Stanley have executed this Stock Purchase Agreement as of the date first written above solely for purposes of agreeing to the terms and conditions set forth in Section 5.09 of the Stock Purchase Agreement (and neither John Locke nor Richard Stanley shall be construed to be parties to the Stock Purchase Agreement for any reason other than with respect to Section
5.09 of the Stock Purchase Agreement).

RICHARD STANLEY

JOHN LOCKE

[Signature Page to Stock Purchase Agreement]

Schedule 2.06(a)(ii)
Estimated Closing Working Capital Statement

Current Assets1

Accounts Receivables (A/R)	$12,699,400
Unbilled Tooling A/R	168,250
Miscellaneous A/R (Scrap)		(Scrap A/R)
Allowance for Doubtful Accounts	(187,579)
Production Inventories	4,679,251
Production Inventories SS Surcharge		(SS Surcharge)
Production Inventories Provision	(224,981)
Tool Crib Inventories	1,337,702
Tool Crib Provisions	(8,672)
Other/Prepaid Current Assets	866,938	(should re-allocate Scrap A/R to Misc A/R
Total Current Assets	19,330,309	& SS Surcharge to Inv)
Current Liabilities[2]
Accounts Payable	9,677,425
Accrued Liabilities	950,000
Deferred Tooling Revenue	200,000
Accrued Property Taxes	116,269
Accrued Payroll	50,000
Total Current Liabilities	10,993,694
Closing Estimated Working Capital	8,336,615

Target Working Capital	$10,200,000	+ - $300,000
SPA Sec 2.06(a)(iii) Excess (shortfall)	($1,563,385)
Estimated Closing Cash ( Sec 2.06(a)(ii) )		$811,207

EXHIBIT A
SAMPLE ADJUSTED EBITDA CALCULATION
[See attached.]

ACTIVE 687632206v25

Stub Period[7]
Closing Date to	Oct 1st to	Oct 1st to	Oct 1st to	Oct 1st to	Oct 1st to
Sept 30th	Sept 30th	Sept 30th	Sept 30th	Sept 30th	June 30th
2023	2024	2025	2026	2027	2028
350,000	1,200,000	2,750,000	3,750,000	4,750,000	5,750,000
200,000	800,000	800,000	800,000	800,000	800,000
150,000	650,000	650,000	650,000	650,000	650,000
30,000	100,000	100,000	100,000	100,000	100,000
730,000	2,750,000	4,300,000	5,300,000	6,300,000	7,300,000
10,000	30,000	200,000	200,000	200,000	200,000
100,000	500,000	500,000	500,000	500,000	500,000
65,000	300,000	300,000	300,000	300,000	300,000
90,000	450,000	450,000	450,000	450,000	450,000
15,000
(75,000)	(300,000)	(300,000)	(300,000)	(300,000)	(300,000)
205,000	980,000	1,150,000	1,150,000	1,150,000	1,150,000
935,000	3,730,000	5,450,000	6,450,000	7,450,000	8,450,000

922,500	4,000,000	3,500,000	3,500,000	3,000,000	3,000,000
187,000	0	1,090,000	1,290,000	433,000
    Exhibit A

Audited Net Income

EBITDA Addbacks

EBITDA

Adjustments Adjusted EBITDA Addbacks

Adjusted EBITDA Deductions

Total Adjustments Adjusted EBITDA

EBITDA Threshold

Taxes Interest Depreciation Amortization

(i)Adjusted for any non-cash expense or (gain)
(ii)Any General Electric early pay Discount
(iii)Corporate Charges from LIVE1
(iii)Rent Frankfort Plant2
(iv)Rent Allmond Plant3
(v)All Fees associated with Sale Leaseback4
(vi)Other

Rent Allmond Plan

t5 Any EBITDA a
cquired6 Other

Earn-Out Payment Rolling Aggregate Earn- Out Payment

187,000

1,277,000

2,567,000

3,000,000

1	Any costs or expenses allocated or charged by Buyer or any Affiliate of Buyer (including, but not limited to, costs or expenses related to the Sale).
2
If Buyer or any Affiliate of Buyer sell the Fankfort plant and leases it back to Parent Company or its Affiliates, the rent expense and related costs would be added back to Adjusted EBITDA for purposes of this calculation.

3
If Buyer or any Affiliate of Buyer purchases the Allmond plant and leases it back to Parent Company or its Affiliates, the rent expense and related costs would be added back to Adjusted EBITDA for purposes of this calculation.

4	Any costs and expenses allocated or charged to the Company Parent, including, without limitation, legal, accounting, appraisal, diligence, broker, and environmental costs.
5	Rent expense due under real property leases in effect prior to Closing.
6
If the Parent Company or any of its Affiliates completes an acquisition or other transaction and the Parent Company or its employees, systems, properties, or assets are utilized in connection with the acquisition or management or operation of that business after the acquisition, then the positive incremental EBITDA shall be included as an additional to Adjusted EBITDA for purposes of this calculation.

7
The EBITDA Threshold for the stub period between the Closing and September 30, 2023 will be pro-rated based on the ratio with a numerator equal to the number of days between the Closing Date and September 30, 2023 and a denominator of 365. For instance, assuming Closing occurs on July 17th, the proportion would be 75/365 (20.5%); so, the EBITDA Threshold for the Stub Period would be 20.5% of $4,500,000, which equals $922,500

EXHIBIT B CONSULTING AGREEMENT
[See attached.]

ACTIVE 687632206v25

EXECUTION VERSION

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made and entered as of July 19, 2023 (the “Effective Date”) by and between Precision Metal Works, Inc., a Kentucky corporation formerly known as NTH HOLDING, Ltd (the “Company”), and Bartell Global Inc., an Ontario, Canada corporation (“Consultant”). The Company and Consultant are sometimes hereinafter referred to individually as a “Party” and together as the “Parties”. The Company is the successor by merger to the business and operations of the entity formerly known as Precision Metal Works, Inc., a Kentucky corporation. Live Ventures Incorporated, a Nevada corporation, joins this Agreement as a party solely with respect to its obligations pursuant to Section 6.

WHEREAS, this Agreement is being entered into in connection with the transactions contemplated under that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, by and among the trustees of The Richard Stanley Family Trust, a trust formed under the Laws of Ontario, Canada; the trustees of The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada (each, a “Seller” and, together, the “Sellers”); PMW Affiliated Holdings, LLC, a Delaware limited liability company (“Buyer”); and the Company, pursuant to which the Buyer purchased from Sellers all of the issued and outstanding capital stock of the Company; and

WHEREAS, the Company desires to engage Consultant to provide to the Company certain consulting and other services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, intending to be legally bound, the Parties agree as follows:

1.Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Board” means the board of directors of Company.

“Note” shall have the meaning set forth in the Purchase Agreement.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory entities, department, agency or authority.

Other capitalized terms used in this Agreement shall have the meanings given to them herein.

2.Duties. During the Term, Consultant shall provide those services set forth on Exhibit A attached hereto and incorporated herein (collectively, the “Services”).

3.Compensation. The Company shall pay Consultant an annual base consulting fee of
$200,000 (the “Consulting Fee”) in equal installments in accordance with the Company’s customary

ACTIVE 688028232v19

payroll practices, but no less frequently than monthly. The Consulting Fee shall be reviewed at least annually by the Board, and the Board may, but shall not be required to, increase the Consulting Fee during the Term; provided, however, that the Consulting Fee shall not be decreased during the Term without Consultant’s prior written consent, which Consultant may withhold, condition, or deny for any reason or no reason within Consultant’s sole and absolute discretion.

4.Reimbursement of Expenses. The Company (or an Affiliate of the Company) will reimburse Consultant for all reasonable out-of-pocket business expenses incurred by Consultant in performing the Services, in accordance with the expense reimbursement policy adopted by the Board.

5.Term. This Agreement shall commence on the Effective Date and shall terminate on July 19, 2025 (the “Initial Term”) unless earlier terminated in accordance with Section 6 hereof. The Initial Term may be extended by mutual consent of the Parties (the “Extended Term”). The Initial Term and the Extended Term, if any, are together called the “Term”.

6.Termination. Either Party may terminate this Agreement for any reason or no reason after July 19, 2024 by providing no less than thirty (30) days’ written notice to the other Party; provided, however, that, in the event that this Agreement is terminated by the Company prior to Sellers’ receipt of Earn-out Payments (as defined in the Purchase Agreement) in an aggregate amount equal to $3,000,000 (the “Maximum Earn-out Consideration”) from Buyer or its designee (including the Company), the Company shall make a pre-payment to each Seller in an amount equal to fifty percent (50%) of the then- outstanding Principal Amount (as defined in such Note, defined below) under the Subordinated Secured Promissory Note issued by the Company to each Seller as of the date hereof (each, a “Note” and, together, the “Notes”); provided, further, that the Company shall only be required to make such payments to Sellers to the extent permitted under the Subordination Agreement dated as of the Effective Date, by and between Fifth Third Bank, National Association and Sellers. Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Purchase Agreement, or any of the Ancillary Documents (as defined in the Purchase Agreement), in the event that the Company is prohibited from paying the amount that becomes due and payable under the Note in accordance with this Section 6, whether by virtue of the Subordination Agreement or otherwise,, Live Ventures Incorporated, a Nevada corporation, shall promptly pay such amount on behalf of the Company to Sellers in accordance with this Section 6. Notwithstanding anything to the contrary set forth in this Agreement, the foregoing provision requiring the Company to make any such prepayment of the Notes to Sellers shall not apply if the Company terminates this Agreement for Cause. For purposes of this Agreement, “Cause” shall mean any of the following: (i) Consultant’s gross negligence or willful misconduct that results in substantial harm and documented pecuniary loss to the Company; (ii) Consultant’s material breach of this Agreement or material breach of any policy of, or other obligation or duty owed to the Company, which breach remains uncured, if subject to cure, for ten (10) days after Consultant receives written notice thereof; provided, however, that if the breach outlined in the written notice cannot be cured in ten (10) days, it shall be sufficient for Consultant to undertake to cure the breach set forth in the written notice within such ten (10) day period if Consultant pursues a cure as expeditiously as reasonably possible; provided, further, that repeated failure to perform Consultant’s duties shall not be subject to cure; (iii) Consultant’s violation of law that has, or is likely to, result in material and documented pecuniary loss to the Company; (iv) Consultant’s failure to follow company policies or any lawful instructions from the Board or other person or entity to whom Consultant reports, which failure remains uncured, if subject to cure, for ten (10) days after Consultant receives written notice thereof from the Board (provided, that repeated failure to perform his or her duties shall not be subject to cure); (v) Consultant’s commission of, or charge with, a felony involving fraud or moral turpitude; (vi) Consultant’s misappropriations of funds or property of the Company or engagement in any material act of dishonesty involving the Company; or (vii) Consultant’s attempt to obtain a personal profit from any transaction in

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ACTIVE 688028232v19

that would otherwise be prohibited under the restrictive covenants set forth in Section 5.09 of the Purchase Agreement.

7.Directors and Officers Liability Insurance. The Company will maintain at all times during the Term and for a period of no less than five years thereafter (either pursuant to an occurrence- based policy or a tail policy) director’s and officer’s liability insurance that inures to the benefit of Stanley for the Services performed by Stanley in the capacity as an officer of the Company. Such insurance shall, in each case, be substantially on the same terms and conditions as the insurance provided to directors and officers of Live Ventures Incorporated or its Affiliates.

8.Access to Information. The Company shall furnish, or cause to be furnished to Consultant, such information as Consultant reasonably believes is necessary and appropriate in connection with its performance of the Services. During the Term, the Company shall provide Consultant with financial statements reflecting the operations of the Company for each month-end, quarter-end, and year-end period.

9.Visa/Work Authorization. To the extent that any employee or contractor of Consultant requires sponsorship or other assistance to obtain a visa or work authorization to perform the Services in connection with this Agreement, the Company shall sponsor or take any other commercially reasonable actions necessary, at the Company’s sole cost and expense, in order to allow such employee or contractor of Consultant to obtain a visa or other work authorization so that such employee or contractor of Consultant may perform the Services in connection with this Agreement.

10.Confidentiality.

10.1.Definition of Confidential Information. The term “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential” or “proprietary”), in any form or medium, whether evidenced in writing, electronic data or otherwise, that is developed on or after the Effective Date and which is specific to the Company and its operations, including, without limitation: (i) business information, financial records, projections, budgets, plans, practices, training, marketing, sales practices, cost and pricing structures; (ii) identities and requirements of, and specific contractual arrangements with, suppliers, distributors, customers, independent contractors or other business relations; (iii) know-how, methods, analyses, techniques, systems, formulae, processes, research, records, reports, manuals, documentation, models, and data relating thereto; and (iv) inventions, innovations, improvements, developments, trade secrets, designs, drawings and other intellectual property (whether or not patentable or registrable). Confidential Information shall not include any materials or information developed by Consultant or its employees that is not specific to the Company and its operations or any materials or information developed by Consultant or its employees prior to the Effective Date.

10.2.Confidentiality Obligations. During the Term and for a period of two (2) years following termination of this Agreement, Consultant shall, and shall cause it employees and independent contractors to: (a) hold all Confidential Information in strict confidence; (b) not use or disclose any Confidential Information, directly or indirectly, except in the performance of Consultant’s duties on behalf of the Company or its Affiliates pursuant to this Agreement (and then only in accordance with the policies of the Company); and (c) promptly deliver to the Company or destroy, at the request and option of the Company, all tangible embodiments or electronic copies of the Confidential Information in the possession or under the control of Consultant. If Consultant is required to produce or disclose any Confidential Information pursuant to the valid order of any court or governmental authority, Consultant shall: (x) promptly notify the Company of such requirement prior to production or disclosure of such Confidential Information; (y) cooperate with the Company to contest such disclosure or seek an appropriate protective

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ACTIVE 688028232v19

order at the direction of the Company at the Company’s sole expense; and (z) thereafter disclose only so much of the Confidential Information as Consultant, in the good faith opinion of Consultant’s legal counsel, is legally compelled to disclose or else stand liable for contempt. The foregoing provisions shall not apply to any Confidential Information that is or becomes generally available to the public, unless such Confidential Information is so available due to the actions or omissions of Consultant or its employees or independent contractors.

11.Assignment of Business Ideas.

11.1.Assignment. The Company will own, and Consultant hereby assigns, and agrees to assign, to the Company, all rights in all Business Ideas that Consultant or its employees or independent contractor originates or develops, in whole or in part, either alone or working with others, in the course of Consultant performing the Services using the Company’s assets and that are specific to the Company and its operations. All Business Ideas that are or form the basis for copyrightable works are hereby assigned to the Company and/or shall be assigned to the Company or shall be considered “Works for Hire” as that term is defined by United States copyright law. While employed by the Company, Consultant will promptly disclose all Business Ideas to the Company. Consultant, at any time during or after the term of its engagement with the Company, will promptly execute all documents that the Company may reasonably require to perfect its patent, copyright and other rights to such Business Ideas throughout the world at the Company’s sole expense.

11.2.Records. Consultant will keep complete, accurate and authentic accounts, notes, data and records of all Business Ideas in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, Consultant will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, Consultant will surrender the same, and all copies thereof, to the Company upon the conclusion of its engagement with the Company.

11.3.Definition of Business Idea. The term “Business Ideas” means all ideas, designs, modifications, formulations, concepts, know-how, Confidential Information, trade secrets, discoveries, inventions, data, software, developments and copyrightable works, whether or not patentable or registrable, which Consultant originates or develops, in whole, either alone or jointly with others, in connection with Consultant’s performance of the Services and using the assets of the Company, and which are substantially related to the then-existing business of the Company known to Consultant to be engaged in by Company.

12.Confidential Information of Others. Consultant represents and warrants to the Company that Consultant is not subject to any employment, consulting or services agreement, or any restrictive covenants or agreements of any type, which would conflict or prohibit Consultant from fully carrying out Consultant’s duties as described in this Agreement. Further, Consultant warrants and represents to the Company that Consultant has not and will not retain or use, for the benefit of the Company, any confidential information, records, trade secrets, or other property of a former employer.

13.Miscellaneous.

13.1.Notices. Any notice or communication required or permitted under this Agreement will be made in writing and (a) sent by overnight courier or (b) mailed by overnight U.S. express mail, postage prepaid and return receipt requested. Any notice or communication to Consultant will be sent to Consultant at 54 Ireland Point Rd, Nobel, Ontario, Canada, P0G 1G0. Any notice or communication to the Company will be sent to the Company at 125 E. Warm Springs Road, Suite #102, Las Vegas, NV 89119.

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ACTIVE 688028232v19

Notwithstanding the foregoing, either Party may change the address for notices or communications hereunder by providing written notice to the other in the manner specified in this paragraph.

13.2.Relationships.

13.2.1.Independent Contractor. Nothing herein shall be construed to create a joint venture or partnership between the Parties or an employee/employer relationship. Consultant shall be an independent contractor pursuant to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of Consultant or any of its Affiliates.

13.2.2.Business Efforts. The Company acknowledges and agrees that the Consultant shall not necessarily be required to devote full time and business efforts to the duties of the Consultant specified in this Agreement, but instead shall devote only so much of such time and efforts as the Consultant reasonably deems necessary. This Agreement shall not preclude Consultant from engaging in business activities or performing services for its or their own account or for the account of others, and the Company shall not take any action to preclude or restrict Consultant or its employees from engaging in any such business activities or performing such services.

13.2.3.Other Consultants and Advisors. This Agreement shall in no way prohibit or limit the Company or any of its Affiliates from engaging one or more Persons (as defined below) other than the Consultant to advise the Company concerning any matters related to the business, administration and policies of the Company or Affiliate.

13.3.Governing Law and Enforcement. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws. Any legal proceeding arising out of or relating to this Agreement will be instituted exclusively in a state or federal court in Wilmington, Delaware.

13.4.Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

13.5.Entire Agreement Waivers; Amendments. This Agreement may not be amended, changed, or modified, except by an agreement in writing signed by all of the Parties. No term or condition of this Agreement shall be deemed to have been waived, except by a statement in writing signed by the Party against whom enforcement of the waiver is sought. Any written waiver shall not be deemed a continuing waiver of such term or condition and shall not constitute a waiver as to any act other than that specifically waived. This Agreement contains the entire agreement and understanding of the Parties relating to the subject matter hereof and merges, replaces, and supersedes all prior and contemporaneous discussions, agreements, and understandings of every nature between Consultant, on the one hand, and the Company, on the other hand.

13.6.Headings. The headings of sections and paragraphs of this Agreement are inserted for convenience only and will not in any way affect the meaning or construction of any provision of this Agreement.

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13.7.Counterparts; Facsimile. This Agreement may be executed in electronically and in multiple counterparts (including, without limitation, by means of facsimile, DocuSign, and portable document format (.PDF)), each of which will be deemed to be an original, and all of which together will constitute one and the same agreement.

{SIGNATURE PAGE FOLLOWS}

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement, or caused this Consulting Agreement to be executed, as of the date first above written.

COMPANY:

PRECISION METAL WORKS, INC.

By:      Name:      Title:

{SIGNATURE PAGE TO CONSULTING AGREEMENT}

IN WITNESS WHEREOF, Live Ventures Incorporated has executed this Consulting Agreement as of the date first written above solely for purposes of agreeing to the terms and conditions set forth in Section 6 of the Consulting Agreement.

LIVE VENTURES INCORPORATED

By:      Name: Eric Althofer
Title: COO and Managing Director

{SIGNATURE PAGE TO CONSULTING AGREEMENT}

CONSULTANT:

Bartell Global Inc.

By:      Name: Richard L. Stanley
Title:

{SIGNATURE PAGE TO CONSULTING AGREEMENT}

EXHIBIT A SERVICES

Richard Stanley (“Stanley”) will serve as President and Chief Executive Officer of the Company on a part- time basis. Stanley will have the duties, responsibilities, and authority as the Board shall delegate to such offices and will report to the Board or such other person or persons designated by the Board, who may be one or more of the managers or officers of the parent of the Company.

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EXHIBIT C
ADJUSTED EBITDA THRESHOLDS
The following are each Adjusted EBITDA Threshold for each Calculation Period during the Earn-Out Period for purposes of calculating the Earn-Out Payment:

Calculation Period	Adjusted EBITDA Threshold
Closing Date through and including September 30, 2023

The Adjusted EBITDA Threshold for the stub period between the Closing and September 30, 2023 will be pro-rated. The calculation for this Adjusted EBITDA Threshold shall be equal to (i) the number of days between the Closing Date and September 30, 2023 divided by 365, (ii) multiplied by $4,500,000.

October 1, 2023 through and including September 30, 2024	$4,000,000
October 1, 2024 through and including September 30, 2025	$3,500,000
October 1, 2025 through and including September 30, 2026	$3,500,000
October 1, 2026 through and including September 30, 2027	$3,000,000
October 1, 2027 through and including June 30, 2028	$1,500,000

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EXHIBIT D ESCROW AGREEMENT
[See attached.]

ACTIVE 687632206v25

Final Version

ESCROW AGREEMENT

This Escrow Agreement dated July 19, 2023 (the “Escrow Agreement”) is entered into by and among the trustees of The Richard Stanley Family Trust, a trust formed under the Laws of Ontario, Canada; the trustees of The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada (each, a “Seller” and, together, the “Sellers”); PMW Affiliated Holdings, LLC, a Delaware limited liability company (“Buyer”, and collectively with the Seller, the “Parties” and each, a “Party”); and Fifth Third Bank, National Association, as escrow agent (the “Escrow Agent”).

RECITALS

A.Sellers and Buyer have entered into a Stock Purchase Agreement dated July 19, 2023 (the “Purchase Agreement”), by and among Sellers, Buyer and Precision Metal Works, Inc., a Kentucky corporation formerly known as NTH HOLDING, Ltd (the “Company Parent”), whereby Sellers have agreed to sell to Buyer all of the issued and outstanding shares of common stock, par value $100.00, of the Company Parent on the terms and conditions set forth therein;

B.Pursuant to the terms of the Purchase Agreement, Buyer has agreed to place an amount in cash equal to $1,245,000 (the “Escrow Amount”) consisting of (i) $1,020,000 deposited pursuant to Section 2.03(a)(iii)(A) of the Purchase Agreement (the “Purchase Price Adjustment Escrow Fund”) in a separate escrow account (the “Purchase Price Adjustment Escrow Account”) and (ii) $225,000 deposited pursuant to Section 2.03(a)(iii)(B) of the Purchase Agreement (the “Indemnification Escrow Fund”) in a separate escrow account (the “Indemnification Escrow Account” and, together with the Purchase Price Adjustment Escrow Account, each, an “Escrow Account” and, together, the “Escrow Accounts”), for the purpose of securing payment of any potential amounts owing to Buyer, if any, pursuant to Section 2.06(d), Section
6.09 or Section 8.06 of the Purchase Agreement (as applicable and as expressly set forth in the Purchase Agreement);

C.The Parties desire to appoint the Escrow Agent as escrow agent hereunder in the manner hereinafter set forth and the Escrow Agent is willing to act in such capacity; and

D.For the convenience of the Parties, any capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement; provided, however, that the Escrow Agent will not be responsible to determine or make any inquiry into any term, capitalized or otherwise, not defined herein.

NOW THEREFORE, for good and valuable consideration, the receipt and accuracy of which is hereby acknowledged by each Party and the Escrow Agent, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1    Receipt of Escrow Funds.

(a)The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.

(b)Promptly upon the execution of this Escrow Agreement, Buyer shall deliver (or cause to be delivered) to the Escrow Agent by wire transfer of immediately available U.S. funds in

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accordance with the payment instructions provided by the Escrow Agent, and the Escrow Agent shall acknowledge to the Parties upon receipt of, the Escrow Amount (such amount as increased by any earnings, interest and gains on and proceeds from the investment or reinvestment thereof (“Earnings”), is hereinafter referred to as the “Escrow Funds”).

(c)All signatories to this Escrow Agreement represent and warrant to the Escrow Agent and each other that they have full and complete authority to enter into and execute this Escrow Agreement on behalf of the Party on whose behalf they are signing. Concurrent with the execution of this Escrow Agreement, each of Buyer and Sellers shall deliver to the Escrow Agent an Incumbency Certificate in the form of Exhibit A to this Escrow Agreement. Such Incumbency Certificate establishes the identity of the representatives of such Party (and their contact information) entitled to issue instructions to the Escrow Agent or to otherwise enter into documentation or agreement on behalf of each such Party (each, an “Authorized Representative”). In the event of any change in the identity of such representatives, a new Incumbency Certificate shall be executed and delivered to the Escrow Agent, executed on behalf of the appropriate Party by one of the then remaining Authorized Representatives listed on the previously effective Incumbency Certificate. Each of the Parties to this Escrow Agreement acknowledge and agree the Escrow Agent shall be fully protected in relying without inquiry on any then-current Incumbency Certificate delivered to the Escrow Agent in accordance with this Escrow Agreement. In the event instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by electronic transmission or otherwise, the Escrow Agent may (but is not obligated to) seek confirmation of such instructions by telephone call back to an Authorized Representative, and the Escrow Agent may rely upon the confirmation of anyone reasonably purporting to be the Authorized Representative. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, the Escrow Agent shall not be required to execute the instruction until all issues have been resolved in its sole discretion. The Parties agree to notify the Escrow Agent of any errors, delays or other problems within five (5) calendar days after receiving notification that a transaction has been executed.

(d)Buyer and Sellers shall each furnish the Escrow Agent with an Internal Revenue Service Form W-8 or Form W-9, properly completed and signed, and such other forms and documents that the Escrow Agent may reasonably request.

Section 1.2    Investments.

(a)The Escrow Agent is authorized and directed to deposit, transfer, hold, and invest the Escrow Funds (including any Earnings thereon) in accordance with such written instructions and directions as may from time to time be provided to the Escrow Agent by the Sellers; provided such funds shall be at all times invested in one of the options described in Exhibit B to this Escrow Agreement. In the event that the Escrow Agent does not receive written instructions to invest funds held in the Escrow Accounts, the Escrow Agent shall invest such funds in a Fifth Third BankSafe Deposit Account or a successor or similar product. The Escrow Funds shall at all times remain available for distribution in accordance with Article 2.

(b)The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice. Any loss or expense incurred as a result of an investment will be borne by the Escrow Funds. The Parties understand that the Escrow Agent is not making any guarantees, including without limitation, a guarantee as to any specific level of performance of each Escrow Account. The Parties further understand and acknowledge that investments are subject to various market, currency, economic, and business risks, and each party

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hereby assumes such risks. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.

(c)The Escrow Agent shall send statements to each Party on a monthly basis reflecting activity in each Escrow Account for the preceding month. Although Buyer and Sellers each recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, Buyer and Sellers hereby agree that confirmations of investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Accounts if no activity occurred for such month.

ARTICLE 2
DISBURSEMENTS.

Section 2.1 Disbursement of Purchase Price Adjustment Escrow Fund. Within five (5) Business Days after the final determination of the Post-Closing Adjustment in accordance with Section 2.06(d)(i) of the Purchase Agreement, the Parties shall deliver joint written instructions executed by an Authorized Representative of each of Sellers and Buyer with respect to such amount in the form attached hereto as Exhibit C (“Joint Written Instructions”); at which time the Escrow Agent shall promptly, and in any event within two (2) Business Days thereafter, disburse the amount specified in the Joint Written Instructions from the Purchase Price Adjustment Escrow Fund pursuant to the Joint Written Instructions.

Section 2.2    Disbursement of Indemnification Escrow Fund.

(a)Buyer may, from time to time, but in all events not later than January 19, 2025 (the “Indemnification Escrow Termination Date”), deliver to the Escrow Agent and, contemporaneously therewith, to Sellers, a written notice (each such notice, a “Claim Notice”) demanding payment on behalf of any Buyer Indemnitee in connection with any claim for which a Buyer Indemnitee is entitled to indemnification under the Purchase Agreement (a “Claim”), which Claim Notice shall state the amount of the Indemnification Escrow Fund to be reserved or paid against the Claim being asserted, including a good faith estimate of such Losses if the Claim is not yet reasonably ascertainable, (the “Claim Amount”) and all other information required to be provided under the Purchase Agreement related to such Claim. The Escrow Agent shall not inquire into whether a Claim Notice complies with the requirements of the Purchase Agreement or this Escrow Agreement or whether any person constitutes a Buyer Indemnitee. The Escrow Agent shall be permitted to treat any notice claiming to constitute a Claim Notice as a Claim Notice within the meaning of this Escrow Agreement.

(b)Objection Notices. Sellers may reply to any Claim Notice by written notice given to the Escrow Agent with a copy to Buyer, which notice shall state whether Sellers dispute the validity of the Claim Notice or the Claim Amount (a “Objection Notice”). If, by the close of business on the 30th calendar day after the date of receipt (pursuant to Section 6.2 hereof) by the Escrow Agent of the Claim Notice (the “Dispute Period”), the Escrow Agent shall not have received (in accordance with Section 6.2 hereof) an Objection Notice, then Escrow Agent shall be entitled to presume that Sellers have agreed with the Claim Notice. The Escrow Agent shall not have any obligation to verify Sellers’ receipt of a Claim Notice. Thereafter, the Escrow Agent shall promptly, and in any event within three (3) Business Days thereafter, pay to Buyer or other person designated in the Claim Notice (the “Designated Party”) from the Indemnification Escrow Fund the Claim Amount and the Indemnification Escrow Fund shall be reduced to the extent thereof. If the Objection Notice provides that a specified portion of the Claim Amount is a valid Claim, the Escrow Agent shall promptly thereafter disburse to the Designated Party the amount so provided as valid. The Escrow Agent shall not inquire into whether an Objection Notice meets the requirements of

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this Escrow Agreement and shall be permitted to treat any notice claiming to constitute an Objection Notice as an Objection Notice within the meaning of this Escrow Agreement.

(c)Resolution of Disputed Claims. If an Objection Notice is given by Sellers in accordance with Section 2.2(b) hereof, then the Claim Amount less any amount admitted in the Objection Notice by Sellers as valid (the “Disputed Amount”) that is disbursed to the Designated Party, shall be treated as disputed (a “Disputed Claim”). Buyer and Sellers agree to use their commercially reasonable efforts to resolve in good faith any Disputed Claims as promptly as practical. The Disputed Amount shall be held by the Escrow Agent as an undivided portion of the Indemnification Escrow Fund, and Escrow Agent shall hold such portion until the Parties deliver to the Escrow Agent either: (i) Joint Written Instructions; at which time the Escrow Agent shall either (y) promptly, and in any event within two (2) Business Days thereafter, disburse the amount specified in the Joint Written Instructions from the Indemnification Escrow Fund pursuant to the Joint Written Instructions or (z) retain such amount as no longer subject to a Disputed Claim in the Indemnification Escrow Account; or (ii) a judgment, order or decree of an arbitrator, court or other judicial body that decided the disbursement of the Disputed Amount, together with a certificate of the presenting Party to the effect that such judgment is final, non-appealable and from a court of competent jurisdiction or arbitrator having proper authority, upon which certificate the Escrow Agent shall be entitled to conclusively rely without further investigation (a “Final Order”). For purposes of the foregoing definition, “final, non-appealable” means that such order, judgment or decree has not been reversed, stayed, modified or amended and, as to which (1) the time to appeal, petition for certiorari, or move for reconsideration, reargument or rehearing has expired and no timely appeal, petition for certiorari, or motion for reconsideration, reargument or rehearing is pending, (2) any right to appeal, petition for certiorari, or move for reconsideration, reargument or rehearing has been waived in writing, or
(3) if an appeal, petition for certiorari, or motion for reconsideration, reargument or rehearing thereof has been denied, the time to take any further appeal or to further petition for certiorari or move for further reconsideration, reargument or rehearing has expired.

(d)Final Release. Within two (2) Business Days following the Escrow Agent’s receipt of a written request in the form of Exhibit D attached hereto, or otherwise to the satisfaction of the Escrow Agent, executed by an Authorized Representative of Sellers, received at any time on or after the Indemnification Escrow Termination Date, the Escrow Agent shall pay to Sellers an aggregate amount, if any, equal to (x) the then-current balance of the Indemnification Escrow Fund minus (y) the aggregate total of all Disputed Amounts then remaining unresolved and the Claim Amount for which Claim Notices have been submitted and with respect to which the Dispute Period has not expired (such aggregate amount is herein referred to as the “Retained Amount”). The Escrow Agent shall thereafter release from the Escrow Funds the Retained Amount as and when it receives Joint Written Instructions or a Final Order with respect to all or any portion of the Retained Amount.

Section 2.3 Effect of Joint Written Instructions. At any time, Buyer and Sellers may deliver Joint Written Instructions to Escrow Agent directing Escrow Agent to disburse the Escrow Funds from any Escrow Account in the manner set forth in such Joint Written Instructions, at which time the Escrow Agent shall promptly (and in any event within two (2) Business Days) release the amount specified in such Joint Written Instructions in accordance with such Joint Written Instructions.

ARTICLE 3
DUTIES OF THE ESCROW AGENT

Section 3.1 Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person. The Escrow Agent will not be responsible or liable for the

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failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document (including the Purchase Agreement) other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

Section 3.2 Attorneys and Agents. Except in the case of fraud, gross negligence or willful misconduct of the Escrow Agent or any of its employees or agents, the Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent in connection with any disputes hereunder. The Escrow Agent shall be reimbursed as set forth in Section 4.4 for any and all compensation (fees, expenses and other costs) paid and reimbursed to such counsel and professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and nominees.

Section 3.3 Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the joint direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining to act upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

ARTICLE 4
PROVISIONS CONCERNING THE ESCROW AGENT

Section 4.1 Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the fraud, willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 4.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 4.2 Exculpation; Limitation of Liability. The Escrow Agent shall not be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent’s fraud, gross negligence or willful misconduct, or (ii) special, indirect or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation

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hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

Section 4.3 Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective upon the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Funds and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by Joint Written Instructions filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 4.4 Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit E, which compensation shall be paid one- half by Buyer and one-half by Sellers. The party to be invoiced by the Escrow Agent shall be Buyer. In addition to the foregoing, the Escrow Agent shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the carrying out of its duties under this Escrow Agreement. To the extent any amount due to the Escrow Agent pursuant to this Escrow Agreement is not paid, the Escrow Agent shall notify the Parties hereto and if such amount is not paid within five (5) Business Days of such notice, then the Escrow Agent may deduct the same from the Escrow Funds. Buyer and Sellers shall be jointly and severally liable to the Escrow Agent for the fees payable to the Escrow Agent pursuant to this Section 4.4. This Section
4.4 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent and shall be in addition to any other rights or remedies available to the Escrow Agent. The Escrow Agent shall have, and is hereby granted, a prior lien with respect to the Escrow Funds with respect to its unpaid fees and expenses. In addition, in the event the Parties fail to pay such amounts, the Escrow Agent shall be entitled to retain out of the portion of the Escrow Funds that would have otherwise been distributed to any Party, the amount of such fees and expenses that are due and payable by such Party to the Escrow Agent. If any amount due to the Escrow Agent hereunder is not paid within 30 days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.

Section 4.5 Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the Parties and/or the Escrow Agent concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Funds until the Escrow Agent (i) receives a Final Order directing delivery of the Escrow Funds, (ii) receives Joint Written Instructions, in which event the Escrow Agent shall be authorized to disburse the Escrow Funds in accordance with such Final Order or Joint Written Instructions, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Funds and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such Final Order or Joint Written Instructions without further question, inquiry, or consent.

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Section 4.6 Attachment of Escrow Funds; Compliance with Legal Orders. In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any Party or to any other person should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE 5
TAX MATTERS

Section 5.1 Allocation of Earnings. Except as stated herein, the Escrow Agent does not have any interest in the Escrow Funds but is serving as escrow holder only and having only possession thereof. The Parties agree that for tax reporting purposes, the Earnings shall be reported as earned by the Sellers and the Escrow Agent will report the amount of any and all Earnings on IRS Form 1099-INT to Sellers, in such percentages as set forth on Schedule 1 attached hereto. Sellers shall report the amount of any and all interest or other income during any applicable tax reporting period to the appropriate taxing authorities and Sellers shall pay the income taxes that are due and payable on such Earnings. The Escrow Agent shall have no duty to prepare or file any information reports (including without limitation IRS Forms 1099-B) other than such information reports of interest earned on the Escrow Fund as the Escrow Agent is required to prepare and file in the ordinary course of its business. The Escrow Agent shall have no obligation to report any amounts to the Parties resulting from the deposit of the Escrow Amount or the release of the Escrow Amount as a result of or related to the transactions contemplated by the Purchase Agreement. The Parties shall treat the amounts released to the Sellers pursuant to this Agreement as Buyer’s deferred payment of a portion of the Purchase Price to the Sellers pursuant to an installment obligation.

Section 5.2 Withholding. The Escrow Agent shall be entitled to deduct and withhold from any amount distributed or released from the Escrow Funds all taxes which may be required to be deducted or withheld under any provision of applicable tax law. All such withheld amounts shall be treated as having been delivered to the Party entitled to the amount distributed or released in respect of which such tax has been deducted or withheld.

Section 5.3 Tax Indemnity. To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Funds, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Funds. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Funds and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the fraud, gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 5.3 is in addition to the indemnification provided in Section 4.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

ARTICLE 6
MISCELLANEOUS

Section 6.1    Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No

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other person shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties (including a collateral assignment) shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld, conditioned or delayed). Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 6.2 Notices. All notices and communications required or permitted under this Escrow Agreement shall be in writing and addressed as set forth below. Any notice, communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice (i) if personally delivered, when received, except that if received on a day other than a Business Day, or after 5:00 pm local time on a Business Day for the receiving Party, delivery shall be deemed to occur on the next Business Day, (ii) if sent by electronic transmission, when received, except that if received on a day other than a Business Day, or after 5:00 pm local time on a Business Day for the receiving Party, delivery shall be deemed to occur on the next Business Day, (iii) if mailed, five (5) Business Days after mailing, certified mail, return receipt requested, or (iv) if sent by overnight courier, one (1) Business Day after sending. In the case of notices and communications delivered to the Escrow Agent, such notices or communications shall be deemed to have been given on the date actually received by the Escrow Agent at the address set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.

If to Sellers:

The Richard Stanley Family Trust Attn: Richard Stanley
54 Ireland Point Road, Nobel, Ontario, Canada, P0G 1G0 Email: rstanley@lhpg.ca

The John Locke Family Trust Attn: John Locke
5065 Wellington Rd. 125, Acton, Ontario, Canada, L7J 2L9 Email: jlocke@lhpg.ca

With Copy To:

Dinsmore & Shohl LLP
255 East Fifth Street, Suite 1900
Cincinnati, OH 45202 Attn: Jerrad Howard, Esq.
E-mail: Jerrad.Howard@Dinsmore.com

If to Buyer:

Live Ventures Incorporated
125 E. Warm Springs Road, Suite #102

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Las Vegas, NV 89119
Attn: Eric Althofer and Wayne Ipsen
E-mail: ealthofer@liveventures.com; wipsen@liveventures.com With Copy To:
Greenberg Traurig, LLP
10845 Griffith Peak Drive, Suite 600 Las Vegas, NV 89135
Attn: Michael J. Bonner, Esq E-mail: bonnerm@gtlaw.com

If to Escrow Agent:

Fifth Third Bank, National Association 38 Fountain Square Plaza, MD 1090X9 Cincinnati, OH 45202
Attn: Michelle Powell Phone: (513) 358-4082
Email: Michelle.Taylor@53.com

Section 6.3 Governing Law. This Escrow Agreement and any and all transactions related to or arising out of this Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the respective rights and obligations of the Parties and the Escrow Agent shall be governed by Delaware law, without regard to principles of conflicts of laws.

Section 6.4 Submission to Jurisdiction. Each Party and the Escrow Agent hereby irrevocably submits to the exclusive jurisdiction of any Delaware state or federal court sitting in New Castle County, Delaware, over any action or proceeding arising out of or relating to this Escrow Agreement and any and all transactions related to or arising out of this Escrow Agreement, and each of the Parties hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such Delaware state or federal court. Each Party and the Escrow Agent hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise. Each Party and the Escrow Agent agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 6.5 WAIVER OF JURY TRIAL EACH PARTY AND THE ESCROW AGENT HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS ESCROW AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL- ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

Section 6.6 Severability. The Parties and the Escrow Agent agree that (i) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall

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be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

Section 6.7 Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by each of the Parties and the Escrow Agent.

Section 6.8 Waivers. No waiver by the Escrow Agent of any provision of this Agreement shall be effective unless explicitly set forth in writing and signed by the Escrow Agent. No waiver by Escrow Agent shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after such waiver. The failure of the Escrow Agent or any Party at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by the Escrow Agent or any Party of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 6.9 Interpretation. The headings of the Articles and Sections of this Escrow Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Escrow Agreement. All Exhibits attached to this Escrow Agreement are hereby incorporated and made a part of this Escrow Agreement. This Escrow Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Escrow Agreement to the same extent as if they were set forth verbatim herein. For purposes of this Escrow Agreement, “Business Days” shall refer to any day other than Saturday, Sunday or any other day on which banks in the state of Ohio are authorized to be closed. Time shall be of the essence in this Escrow Agreement and “person” shall refer to a natural person or an organization or entity, governmental or otherwise, of any kind.

Section 6.10 Further Assurances. No party to this Escrow Agreement is (or will be) a person with whom the Escrow Agent is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. The Parties acknowledge that prior to the establishment of the Escrow Accounts and from time to time throughout the term of the Escrow Agreement, the Escrow Agent is authorized to establish and effectuate identity verification procedures to obtain information which may be used to confirm the Parties’ identity of such Party and their authorized representatives including without limitation name, address and organizational documents or driver’s license (“identifying information”) to the extent required by applicable law or the policies and procedures of the Escrow Agent. The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

Section 6.11    IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A
NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions (which includes the Escrow Agent) to obtain,

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verify and record information that identifies each person or entity who opens an account, including any deposit or treasury management account. What this means for the Parties: For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity, including a list of affiliates and subsidiaries, if necessary. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. For an individual person, the Escrow Agent may ask for your name, address, date of birth and other information that will allow the Escrow Agent to identify you. The Escrow Agent may also ask to see the individual’s driver’s license or other identifying documents. In the event any Party (or their respective Authorized Representatives) violates any of the provisions of the Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 or the regulations purported thereunder, such event shall constitute a default hereunder and shall entitle Escrow Agent to exercise all of its rights and remedies at law or in equity, including, but not limited to, terminating this Agreement.

Section 6.12 Counterparts. This Escrow Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile, electronic signature or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Escrow Agreement as to the Parties and the Escrow Agent and may be used in lieu of the original Escrow Agreement for all purposes. Signatures of the Parties and the Escrow Agent transmitted by facsimile, electronic signature or electronic image scan transmission in .pdf format shall be deemed to be their original signatures for all purposes. The Escrow Agent or any Party that delivers an executed counterpart signature page by facsimile or by electronic scan transmission in .pdf format shall promptly thereafter deliver a manually executed counterpart signature page to each of the other Parties and the Escrow Agent, as applicable; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Escrow Agreement.

Section 6.13    Electronic Signatures.

(a)Notwithstanding any other provision in this Escrow Agreement to the contrary, the Escrow Agent and the Parties agree that this Escrow Agreement may be electronically signed. The Escrow Agent and the Parties agree that in the event this Escrow Agreement is executed electronically, the electronic signatures, whether digital or encrypted, of each of the Parties are intended to authenticate this writing and to have the same force and effect as manual signatures. Any signature presented to the Escrow Agent as the valid and original signature of the signer, whether electronic or manual, shall be effective for purposes of this Escrow Agreement. In the event any Party executes this Agreement via electronic signature process (i.e., DocuSign) or provides written instructions to the Escrow Agent pursuant to this Agreement which are executed via electronic signature process, such Party shall provide the Escrow Agent with such audit trail or report as the Escrow Agent shall request in order to verify the authenticity of the execution of such document by an Authorized Representative. Without limitation to the foregoing, the Escrow Agent shall be fully protected in relying on evidence that any document was executed via electronic transmission originating at the e-mail address provided for such individual in any Incumbency Certificate provided pursuant to this Escrow Agreement. The Escrow Agent may (but is not obligated to) seek confirmation of electronic signatures by telephone call back to any Authorized Representative for such Party, and the Escrow Agent may rely upon the confirmation of anyone reasonably purporting to be such Authorized Representative. The Escrow Agent and the Parties further acknowledge and agree that the United States Electronic Signatures in Global and National Commerce Act, P.L. 106-229 (the “E-Sign Act”) applies to the fullest extent possible to validate their ability to conduct business by electronic means. The Escrow Agent and the Parties each represent, warrant and covenant that electronic signatures are created using software and processes that create valid, enforceable and effective electronic signatures in compliance with the E-Sign Act and all applicable state laws, including applicable Uniform Electronic Transactions Act(s).

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(b)Notwithstanding Section 6.3 of this Escrow Agreement, the Escrow Agent and the Parties agree that all questions regarding the validity of electronic signatures shall be governed by the E- Sign Act or, to the extent applicable, by the Uniform Electronic Transactions Act as adopted by the State of Delaware.

Section 6.14 Entire Agreement. This Escrow Agreement constitutes the entire understanding among the Parties and the Escrow Agent, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the escrow described herein, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter; provided that as among the Parties, the Purchase Agreement shall govern the disbursement of the Escrow Funds.

[Remainder of Page Left Intentionally Blank; Signature Page Follows.]

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed effective as of the date first written above.

THE RICHARD STANLEY FAMILY TRUST

By:      Name: Richard Stanley
Title: Trustee

By:     Name: Mary Ellen Stanley
Title: Trustee

By:     Name: John Locke
Title: Trustee

THE JOHN LOCKE FAMILY TRUST

By:     Name: John Locke
Title: Trustee

By:     Name: Ann Locke
Title: Trustee

By:      Name: Richard Stanley
Title: Trustee

[Signature Page to Escrow Agreement]

PMW AFFILIATED HOLDINGS, LLC

By:     Name: Eric Althofer
Title: President

[Signature Page to Escrow Agreement]

FIFTH    THIRD    BANK,    NATIONAL
ASSOCIATION, as Escrow Agent

Name: Title:

[Signature Page to Escrow Agreement]

EXHIBIT A-1

CERTIFICATE OF INCUMBENCY

The undersigned, trustees, of The Richard Stanley Family Trust, a trust formed under the Laws of Ontario, Canada, and The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada, hereby certify that the following named persons have been duly appointed, qualified and acting in the capacity set forth opposite his/her/its name, have been authorized by appropriate corporate, limited liability company or other action to execute Escrow Agreements with Fifth Third Bank, National Association or amendments thereto on behalf of the above-named party and to furnish Fifth Third Bank, National Association, as Escrow Agent, with directions relating to any matter concerning Escrow Agreements with Fifth Third Bank, National Association and the funds and/or property held pursuant thereto, the following signature, whether manual or electronic, is the true and genuine signature of said officer and that each person’s contact information is current and up-to-date at the date hereof. Electronic signature processes (i.e., DocuSign) shall be considered automatically authenticated if provided from the email address of the undersigned set forth below, although Escrow Agent may (but is not obligated to) seek confirmation of electronic signatures by telephone call back to the signatory. Each of the Authorized Representatives is authorized to issue instructions, confirm funds transfer instructions by callback and effect changes in Authorized Representatives, all in accordance with the terms of the relevant Escrow Agreement.

Name and Title	Signature	Contact Information:
John Locke, as Trustee of the John Locke Family Trust		Office: Cell: Email:
Ann Locke, as Trustee of the John Locke Family Trust		Office: Cell: Email:
Richard Stanley, as Trustee of the John Locke Family Trust		Office: Cell: Email:
Richard Stanley, as Trustee of the Richard Stanley Family Trust		Office: Cell: Email:
Mary Ellen Stanley, as Trustee of the Richard Stanley Family Trust		Office: Cell: Email:
John Locke, as Trustee of the Richard Stanley Family Trust		Office: Cell: Email:

Such persons are hereby authorized to furnish the Escrow Agent with directions relating to any matter concerning this Agreement and the funds and/or property held pursuant thereto.

IN WITNESS WHEREOF, this Certificate of Incumbency has been executed this     day of July,
2023.

The Richard Stanley Family Trust

By:      Name: Richard Stanley
Title: Trustee

By:     Name: Mary Ellen Stanley
Title: Trustee

By:     Name: John Locke
Title: Trustee

The John Locke Family Trust

By:     Name: John Locke
Title: Trustee

By:     Name: Ann Locke
Title: Trustee

By:      Name: Richard Stanley
Title: Trustee

EXHIBIT A-2

CERTIFICATE OF INCUMBENCY

The undersigned, President, of PMW Affiliated Holdings, LLC, a Delaware limited liability company, hereby certifies that the following named officers have been duly appointed, qualified and acting in the capacity set forth opposite his/her/its name, have been authorized by appropriate corporate or limited liability company action to execute Escrow Agreements with Fifth Third Bank, National Association or amendments thereto on behalf of the above-named party and to furnish Fifth Third Bank, National Association, as Escrow Agent, with directions relating to any matter concerning Escrow Agreements with Fifth Third Bank, National Association and the funds and/or property held pursuant thereto, the following signature, whether manual or electronic, is the true and genuine signature of said officer and that each person’s contact information is current and up-to-date at the date hereof. Electronic signature processes (i.e., DocuSign) shall be considered automatically authenticated if provided from the email address of the undersigned set forth below, although Escrow Agent may (but is not obligated to) seek confirmation of electronic signatures by telephone call back to the signatory. Each of the Authorized Representatives is authorized to issue instructions, confirm funds transfer instructions by callback and effect changes in Authorized Representatives, all in accordance with the terms of the relevant Escrow Agreement.

Name and Title    Signature    Contact Information:

Eric Althofer, as President            Office: (646) 642 - 3771
Cell: (702) 850 - 2656
Email: ealthofer@liveventures.com

Wayne Ipsen, as Secretary            Office: (702) 790 - 0239
Cell: (208) 447 - 6102
Email: wipsen@liveventures.com

David    Verret,    as    Chief         Financial Officer

Office: (702) 939 - 0231
Cell: (214) 668-5520
Email: dverret@liveventures.com

Such officers are hereby authorized to furnish the Escrow Agent with directions relating to any matter concerning this Agreement and the funds and/or property held pursuant thereto.

IN WITNESS WHEREOF, this Certificate of Incumbency has been executed this     day of July,
2023.

PMW Affiliated Holdings, LLC

By

Name: Eric Althofer Title: President

EXHIBIT B

PERMITTED INVESTMENTS

Fifth Third BankSafe Deposit Account

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EXHIBIT C

JOINT WRITTEN INSTRUCTIONS

Date

Fifth Third Bank, National Association 38 Fountain Square Plaza, MD 1090X9 Cincinnati, OH 45202
Attn: Michelle Powell
Email: FTISEscrowAgentServices@53.com

Re: Escrow Account No. [], the trustees of The Richard Stanley Family Trust, a trust formed under the Laws of Ontario, Canada; the trustees of The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada (each, a “Seller” and, together, the “Sellers”); PMW Affiliated Holdings, LLC, a Delaware limited liability company (“Buyer”, and collectively with the Seller, the “Parties” and each, a “Party”); and Fifth Third Bank, National Association, as escrow agent (the “Escrow Agent”)

The undersigned hereby give notice (this “Joint Written Instructions”) pursuant to Section [] of that certain Escrow Agreement (the “Escrow Agreement”), dated [], by and among the Escrow Agent, the trustees of The Richard Stanley Family Trust and the trustees of The John Lock Family Trust (“Sellers”) and PMW Affiliated Holdings, LLC (“Buyer”), and direct the Escrow Agent to disburse the amount(s) set forth below and in the manner set forth below. Capitalized terms used but not defined in this Joint Written Instructions shall have the meanings ascribed thereto in the Escrow Agreement.

Disbursement to Sellers:

Disbursement Amount: [    ]

Wiring Instructions:    [    ]

Disbursement to Buyer:

Disbursement Amount: [    ]

Wiring Instructions:    [    ]

IN WITNESS WHEREOF, the undersigned have caused this Joint Written Instructions to be executed and delivered on this [    ] day of [    ], 20[    ].

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BUYER:

PMW AFFILIATED HOLDINGS, LLC

By     Name:
Title:

SELLERS:

THE RICHARD STANLEY FAMILY TRUST

By     Name:
Title: Trustee

THE JOHN LOCKE FAMILY TRUST

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By     Name:
Title: Trustee

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EXHIBIT D

FINAL DISBURSEMENT REQUEST

Date

Fifth Third Bank, National Association 38 Fountain Square Plaza, MD 1090X9 Cincinnati, OH 45202
Attn: Michelle Powell
Email : FTISEscrowAgentServices@53.com

Re: Escrow Account No. [], among the trustees of The Richard Stanley Family Trust, a trust formed under the Laws of Ontario, Canada; the trustees of The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada (each, a “Seller” and, together, the “Sellers”); PMW Affiliated Holdings, LLC, a Delaware limited liability company (“Buyer”, and collectively with the Seller, the “Parties” and each, a “Party”); and Fifth Third Bank, National Association, as escrow agent (the “Escrow Agent”)

The undersigned hereby gives notice (this “Final Disbursement Request”) pursuant to Section 2.2(d) of that certain Escrow Agreement (the “Escrow Agreement”), dated [], by and among the Escrow Agent, the trustees of The Richard Stanley Family Trust and the trustees of The John Lock Family Trust (“Sellers”) and PMW Affiliated Holdings, LLC (“Buyer”), and directs the Escrow Agent to disburse the amount(s) set forth below and in the manner set forth below. Capitalized terms used but not defined in this Final Disbursement Request shall have the meanings ascribed thereto in the Escrow Agreement.

Disbursement to Sellers:

Disbursement Amount: [    ]1

Wiring Instructions:    [    ]

IN WITNESS WHEREOF, the undersigned have caused this Final Disbursement Request to be executed and delivered on this [    ] day of [    ], 20[    ].

SELLERS:

THE RICHARD STANLEY FAMILY TRUST

By     Name:
Title: Trustee

THE JOHN LOCKE FAMILY TRUST

By     Name:
1 To be the then-remaining amount of the Escrow Funds, less any Disputed Amount.

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Title: Trustee

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EXHIBIT E

SCHEDULE OF FEES

Acceptance Fee:    $3,500

Initial Fees as they relate to the Escrow Agent acting in the capacity of Escrow Agent, including examination and execution of the Escrow Agreement; acceptance of the Escrow Agent appointment; setting up of an Escrow Account and accounting records; and the coordination of receipt of funds for deposit to the Escrow Account. Acceptance fee is payable at time of Escrow Agreement execution.

Escrow Agent Annual Administration Fee:    Waived

For ordinary services of the Escrow Agent, including normal administration of the Escrow Account. Ordinary services include: daily routine account management; investment transactions; cash transaction processing, including wires and check processing; monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and account statements sent to all applicable parties. Payable in advance, with the first installment payable at the time of Escrow Agreement execution. This fee will not be prorated in the case of early termination in the first year.

Fifth Third Bank’s bid is based on the following assumptions:

•Number of escrow accounts to be established: 2
•Estimated period of time for Indemnification Escrow Account to be in existence: July 19, 2023 until the Indemnification Escrow Termination Date

•ALL FUNDS WILL BE INVESTED IN ONE DEPOSIT PRODUCT
Documentation Fee:    Waived

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SCHEDULE I

SELLER TAX ALLOCATION

Seller Name	Percentage Allocation
The Richard Stanley Family Trust	50%
The John Locke Family Trust	50%

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EXHIBIT E PROMISSORY NOTE
[See attached.]

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SUBORDINATED SECURED PROMISSORY NOTE

$1,250,000    July 19, 2023

FOR VALUE RECEIVED, Precision Metal Works, Inc., a Kentucky corporation formerly known as Nth Holding, Ltd. (Kentucky Organization No. 0940452) (“Maker”), hereby promises and agrees to pay to the order of The Richard Stanley Family Trust, a trust formed under the Laws of Ontario, Canada (“Payee”), or its successors, representatives, or assigns, the principal sum of $1,250,000 (the “Principal Amount”), together with interest thereon as hereinafter provided, in lawful money of the United States of America. Maker has executed and delivered this Subordinated Secured Promissory Note (this “Note”) as of the date set forth above (the “Effective Date”).

The obligations evidenced by this Subordinated Secured Promissory Note (this “Note”) are subordinated to the prior payment in full of the “Senior Debt” and the termination of the “Senior Commitment” (as such terms are defined in the Subordination Agreement dated July 19, 2023 (the “Subordination Agreement”), between Fifth Third Bank, National Association and Payee) pursuant to and to the extent provided in the Subordination Agreement.

This Note is being made pursuant to that certain Stock Purchase Agreement dated as of July 19, 2023 (the “Agreement”) by and among Payee, Maker, The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada, and PMW Affiliated Holdings, LLC a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

1.Maturity Date. The maturity date of this Note shall be July 18, 2028 (the “Maturity
Date”).

2.Interest Rate; Annual Interest Payments. From the date set forth above until paid-in-full, this Note shall bear interest on the unpaid balance of the Principal Amount thereof at an interest rate equal to eight percent (8%) per annum (the “Interest Rate”), Interest shall be payable by Maker to Payee on the first day of each calendar quarter (October 1, January 1, April 1, and July 1) and on the Maturity Date.

3.Payment of Principal; Prepayment. Maker shall pay the amounts due under this Note in accordance with the following: (a) beginning on the Effective Date, all accrued and unpaid interest on the Principal Amount that is outstanding on the first day of each calendar quarter shall be due and payable on that date; (b) beginning July 1, 2025, $62,500 of the Principal Amount and all accrued and unpaid interest on the Principal Amount that is outstanding on the first day of each calendar quarter shall be due and payable on the first day of such calendar quarter; and (c) on the Maturity Date, the final payment of the outstanding balance of the Principal Amount, together with all accrued and unpaid interest and other amounts payable under this Note. For purposes of clarity, a schedule of payments that are due pursuant to this Note is attached hereto as Exhibit A. When used in this Note, the term “first day of each calendar quarter” shall mean October 1, January 1, April 1, or July 1, as applicable. This Note may be prepaid, in full or in part, without prepayment penalty by Maker. For the avoidance of doubt, in the case of prepayment in full, interest shall accrue and be payable through the date of the prepayment. All payments shall be made by wire transfer of immediately available funds to Payee pursuant to Payee’s written instructions. All payments on this Note shall be first applied to the payment of any of Payee’s expenses or charges payable hereunder; next to accrued and unpaid interest; and then to unpaid Principal Amount, or in such other order as Payee may elect in its sole discretion. In the event that the Consulting Agreement of even date herewith between Maker and Bartell Global Inc., as consultant (the “Consulting Agreement”), is terminated by Maker without Cause (as defined in the Consulting Agreement) prior to the receipt by Sellers (as defined in the Agreement) of the Earn-out Payments (as defined in the Agreement) in an aggregate amount equal to $3,000,000 from

Maker, Maker shall make a prepayment to each Seller in an amount equal to 50% of the then-outstanding balance of the Principal Amount of this Note; provided, however, Maker shall only be required to make such prepayment to Sellers to the extent permitted under the Subordination Agreement of even date herewith by and between Fifth Third Bank, National Association and Sellers. Notwithstanding the foregoing or anything else to the contrary in this Note, the Agreement, or any of the Ancillary Documents, Maker’s obligations and performance pursuant to this Note are guaranteed by Live Ventures Incorporated pursuant to that certain Guaranty (as defined in the Agreement), and Maker’s failure or inability to pay any amount due under this Note, or any prohibition that prevents Maker from paying any amount due under this Note, whether as a result of the Subordination Agreement or otherwise, shall not impair, excuse, or otherwise release Live Ventures Incorporated from its obligation to pay such amount to Payee pursuant to the Guaranty.

4.Overdue Payments. Any payment on this Note that is overdue from its due date shall bear interest at the Interest Rate plus the lesser of (x) two percent (2%) per annum or (y) the greatest interest rate which may be charged by Payee under applicable law (the “Default Rate”) until paid.

5.Default. The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) under this Note:

(a)The failure of Maker to pay any amount due under this Note within five days after the date due;

(b)The failure of Maker to comply with, or to perform any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, including, but not limited to, the Security Agreement, the Agreement, and any of the Ancillary Documents (as defined in the Agreement). which failure is not cured within 30 days of written notice from Payee to Maker of such failure; provided, however, if such failure cannot reasonably be cured within such 30 day period and Maker is diligently proceeding to cure such failure, Maker shall have an additional 90 days within which to cure such failure;

(c)The continuance of an Event of Default (as defined in the Fifth Third Bank loan documents relating to the loan to Maker and Parent from Fifth Third Bank);

(d)Any material warranty, representation, or statement made or furnished by Maker or on Maker’s behalf under this Note, the Agreement, or the Security Agreement is false or misleading in any material respect at the time made or furnished.;

(e)The appointment of a custodian, trustee, liquidator or receiver for, or for any of the material property of, Maker which appointment is not dismissed within 60 days;

(f)The insolvency of Maker or an assignment for the benefit of creditors by, or the filing of a petition under any bankruptcy, insolvency or debtor’s relief law or for any readjustment of indebtedness, composition, or extension by Maker;

(g)John Isaac no longer beneficially owns directly or indirectly through one or more controlled entities, at least 40% of the outstanding capital stock of Live Ventures Incorporated; or

(h)Live Ventures Incorporated, Maker, or any of Maker’s direct or indirect subsidiaries or parent companies enter into any “take private” transaction or similar transaction; a merger or consolidation; sale of all or substantially all of its assets, whether in a single transaction or series of transactions; or any change of control.

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6.Remedies. During the continuance of an Event of Default, the entire unpaid Principal Amount under this Note, all accrued and unpaid interest, and other sums and amounts under this Note, shall automatically and immediately become due and payable, without presentment, notice, protest, or demand of any kind (all of which are expressly waived by Maker as provided below); such amount due and payable shall bear interest at the Default Rate; and Payee may, in its sole discretion, initiate litigation to recover all sums due under this Note or exercise any other remedies that are available under this Note or applicable law. The charging or payment of any interest or delinquent payments shall not be construed as curing or correcting any default by Maker under this Note or as a waiver by Payee of any of its rights or remedies with respect to such default. Anything contained in this Note, the Security Agreement or the Agreement to the contrary notwithstanding, in the event that Maker cures an Event of Default prior to the exercise of remedies by Payee, such Event of Default shall automatically be deemed cured, without the requirement of a waiver from Payee; provided that, however, an Event of Default pursuant to Section 5(g) or 5(h)) of this Note cannot be cured and shall automatically entitle to the exercise of remedies by Payee.

7.Security Interest; Right to Information. Maker’s obligations hereunder are secured by the Security Agreement (as defined in the Agreement), whereby Maker has granted to Payee a security interest in all of the assets of Maker. For so long as any amount is owed from Maker to Payee pursuant to this Note, Maker shall deliver a balance sheet, income statement, and statement of cash flows to Payee on or before the 15th day of each calendar month setting for the operations of Maker and its direct and indirect subsidiaries for the year-to-date fiscal year of Maker and for the immediately preceding month (collectively, the “Financial Statements”). Maker represents and warrants that such Financial Statements shall be prepared in accordance with Generally Accepted Accounting Principles and shall be true, correct, and accurate and fairly reflect the operations of Maker and its direct and indirect subsidiaries for the applicable periods set forth in the Financial Statements.

8.Unconditional Obligations. The obligations and liabilities of Maker under this Note are continuing, absolute, and unconditional, and shall remain in full force and effect until all amounts due hereunder have been paid in full.

9.Offset Rights.

(a)If while this Note is outstanding the Post-Closing Adjustment is a negative number and the Purchase Price Adjustment Escrow Fund is insufficient to cover the entire amount payable by Sellers to Buyer pursuant to Section 2.06(d)(i) of the Agreement (the amount of such deficiency, the “Adjustment Escrow Fund Deficiency Amount”), the then-outstanding principal amount of this Note shall be automatically debited, reduced and offset by an amount equal to the Adjustment Escrow Fund Deficiency Amount (but not below zero) by written notice to Payee (less any interest that accrued on such Adjustment Escrow Fund Deficiency Amount from the date of issuance of this Note through and including the date on which such automatic debit, reduction and offset occurs). For clarification purposes, the foregoing shall not relieve Payee (or Sellers’ if Sellers are not Payee) of Payee (or Sellers’ if Sellers are not Payee) obligation to pay the remaining amount of the Post Closing Adjustment (if any) pursuant to Section 2.06(d)(i) of the Agreement unless Maker or any of its Affiliates (as defined in the Agreement) exercise its right pursuant to this Section 9.

(b)If while this Note is outstanding Sellers shall become liable for Losses under Article VIII of the Agreement, subject to the limitations, adjustments, procedures (including any procedures regarding order of recovery) and provisions set forth therein (the amount of such Losses, the “Loss Amount”), the then-outstanding principal amount of this Note shall be automatically debited, reduced and offset by an amount equal to the Loss Amount (but not below zero) by written notice to Payee (less any interest that accrued on such Loss Amount from the date of issuance of this Note through and including the date on which such automatic debit, reduction and offset

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occurs). For clarification purposes, the foregoing shall not relieve Payee (or Sellers’ if Sellers are not Payee) of Payee (or Sellers’ if Sellers are not Payee) obligation to pay the remaining amount of the Post Closing Adjustment (if any) pursuant to Section 2.06(d)(i) of the Agreement unless Maker or any of its Affiliates (as defined in the Agreement) exercise its right pursuant to this Section 9.

10.No Waiver. Delay or failure of the holder to exercise any or all of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. The receipt of any payment after such payment is due and payable shall not be construed as a waiver of any default, and the receipt by the holder of less than the full amount of any payment shall be construed as being on account of such payment, and the holder may accept such payment without prejudice to the holder’s right to recover the balance of the amounts due under this Note or the holder’s right to pursue any other available remedies. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction, and the holder may accept such check or payment without prejudice to the holder’s right to recover the balance of the amounts due under this Note or to pursue any other available remedies. All rights and remedies of the holder hereof upon default hereunder shall be cumulative to the greatest extent permitted by law.

11.Costs of Collection. Maker agrees to pay all costs of collection when incurred, whether suit be brought or not, including reasonable attorneys’ fees and costs of suit and preparation therefore, and to perform and comply with each of the covenants, conditions, provisions, and agreements of Maker contained in this Note.

12.Maximum Legal Rate. Maker and Payee agree that no payment or other consideration made or agreed to be made by Maker to Payee pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the obligations evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the Principal Amount immediately upon receipt of such monies by Payee with the same force and effect as though the Maker had specifically designated such and Payee had agreed to accept such extra payments as a Principal Amount payment, without premium.

13.Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

14.Severability. The invalidity or unenforceability of any provision of this Note shall not impair the validity or enforceability of any other provision of this Note. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15.Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to its conflict of laws rules.

16.Waivers of Notices; Releases. Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and nonpayment, and further waives all exemptions to which Maker may now or hereafter be entitled under the laws of the state of Delaware or any other state or of the United States, and further agrees that the holder of this Note shall have the right, without notice, to deal in any way

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and at any time with Maker without waiving any rights the holder of this Note may have hereunder or by virtue of the laws of any state of the United States.

17.Waiver of Jury Trial.

(a)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY IN NEW CASTLE COUNTY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH PROCEEDING, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF DELAWARE, AND MAKER AND PAYEE EACH IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)MAKER AND PAYEE ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. MAKER AND PAYEE CERTIFY AND ACKNOWLEDGE THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

18.Assignment; Successors. This Note shall bind Maker and Maker’s successors and permitted assigns. Maker shall not assign or transfer Maker’s obligations under this Note without first obtaining the written consent of Payee, who may withhold consent at Payee’s sole discretion. Any assignment or transfer by Maker of this Note, or any of Maker’s obligations under this Note, without obtaining Payee’s prior written consent shall be deemed void ab initio. The rights of Payee under this Note, including the right to receive payment under this Note, may be transferred or assigned (i) between Payees or (ii) by Payee to a beneficiary of Payee, in whole or in part, without the prior written consent of Maker.

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IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the Effective Date.

PRECISION METAL WORKS, INC.,
a Kentucky Corporation

By:     Name:     Title:

{SIGNATURE PAGE TO SECURED PROMISSORY NOTE}

EXHIBIT A SCHEDULE OF PAYMENT

	5	Years	The Richard Stanley Family Trust Note				Monthly Payments
		Interest rate		8.00%	0.02000000	Factor
					Balloon Payment		500,000		% of
			Seller's Note		$1,250,000	Annual			Principal
	# of	Qtrly	Interest	Principal	Loan	Interest	Principal	Total	Paid
Year	Quarterly	Payment			Value
1-Oct-23	1	20,604	20,604	-	1,250,000
1-Jan-24	2	25,000	25,000	-	1,250,000
1-Apr-24	3	25,000	25,000	-	1,250,000
1-Jul-24	4	25,000	25,000	-	1,250,000	95,604	-	95,604
1-Oct-24	5	25,000	25,000	-	1,250,000
1-Jan-25	6	25,000	25,000	-	1,250,000
1-Apr-24	7	25,000	25,000	-	1,250,000
1-Jul-24	8	25,000	25,000	-	1,250,000	100,000	-	100,000
1-Oct-24	9	87,500	25,000	62,500	1,187,500
1-Jan-25	10	86,250	23,750	62,500	1,125,000
1-Apr-25	11	85,000	22,500	62,500	1,062,500
1-Jul-25	12	83,750	21,250	62,500	1,000,000	92,500	250,000	342,500	20%
1-Oct-25	13	82,500	20,000	62,500	937,500
1-Jan-26	14	81,250	18,750	62,500	875,000
1-Apr-26	15	80,000	17,500	62,500	812,500
1-Jul-26	16	78,750	16,250	62,500	750,000	72,500	250,000	322,500	20%
1-Oct-26	17	77,500	15,000	62,500	687,500
1-Jan-27	18	76,250	13,750	62,500	625,000
1-Apr-27	19	75,000	12,500	62,500	562,500
1-Jul-27	20	73,750	11,250	62,500	500,000	52,500	250,000	302,500	20%
				750,000
						413,104	750,000	1,163,104	60%

	5	Years	The John Locke Family Trust Note				Monthly Payments
		Interest rate		8.00%	0.02000000	Factor
					Balloon Payment		500,000		% of
			Seller's Note		$1,250,000	Annual			Principal
	# of	Qtrly	Interest	Principal	Loan	Interest	Principal	Total	Paid
Year	Quarterly	Payment			Value
	1	20,604	20,604	-	1,250,000
	2	25,000	25,000	-	1,250,000
	3	25,000	25,000	-	1,250,000
1	4	25,000	25,000	-	1,250,000	95,604	-	95,604
	5	25,000	25,000	-	1,250,000
	6	25,000	25,000	-	1,250,000
	7	25,000	25,000	-	1,250,000
2	8	25,000	25,000	-	1,250,000	100,000	-	100,000
	9	87,500	25,000	62,500	1,187,500
	10	86,250	23,750	62,500	1,125,000
	11	85,000	22,500	62,500	1,062,500
3	12	83,750	21,250	62,500	1,000,000	92,500	250,000	342,500	20%
	13	82,500	20,000	62,500	937,500
	14	81,250	18,750	62,500	875,000
	15	80,000	17,500	62,500	812,500
4	16	78,750	16,250	62,500	750,000	72,500	250,000	322,500	20%
	17	77,500	15,000	62,500	687,500
	18	76,250	13,750	62,500	625,000
	19	75,000	12,500	62,500	562,500
5	20	73,750	11,250	62,500	500,000	52,500	250,000	302,500	20%
				750,000
						413,104	750,000	1,163,104	60%

EXHIBIT F
R&W INSURANCE POLICY
[See attached.]

ACTIVE 687632206v25

POLICY NUMBER: ATRW-000006 BUYER’S REPRESENTATIONS AND WARRANTIES INSURANCE POLICY
NOTICE: [INSERT NEVADA NOTICES]

NOTICE: THIS POLICY IS ISSUED BY BALANCE PARTNERS, LLC, AS THE AUTHORIZED AGENT FOR THE INSURERS IDENTIFIED IN DECLARATION 10. THE INSURER IS OBLIGATED TO PROVIDE THE INSURANCE COVERAGE IN ACCORDANCE WITH THE TERMS OF THE POLICY.

NOTICE: SUBJECT TO THE TERMS AND CONDITIONS OF THIS POLICY, COVERAGE IS LIMITED TO CLAIMS THAT THE NAMED INSURED REPORTS TO THE INSURER IN ACCORDANCE WITH THE POLICY. PLEASE READ THIS POLICY CAREFULLY AND DISCUSS IT WITH YOUR INSURANCE AGENT, LEGAL COUNSEL, OR BROKER.

NOTICE: CLAIM EXPENSES AND PROSECUTION COSTS COVERED UNDER THIS POLICY ARE PART OF LOSS AND ARE SUBJECT TO THE RETENTION AND THE LIMIT OF LIABILITY.

NOTICE: THE INSURER DOES NOT ASSUME ANY DUTY TO DEFEND. IF THE RETENTION HAS BEEN COMPLETELY EXHAUSTED, THEN, IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF THIS POLICY, THE INSURER SHALL REIMBURSE THE INSUREDS FOR CLAIM EXPENSES AND PROSECUTION COSTS COVERED UNDER THIS POLICY.

DECLARATIONS

Declaration 1:    Named Insured

Additional Insureds

PMW Affiliated Holdings, LLC c/o Live Ventures Incorporated
125 E. Warm Springs Road, Suite #102 Las Vegas, NV 89119
Attention: Eric Althofer and Wayne Ipsen Email: ealthofer@liveventures.com; wipsen@liveventures.com

The Buyer Indemnitees, including the Company following Closing, and the future Affiliates (only to the extent they become Affiliates) of the Named Insured (provided the foregoing shall exclude Representatives consisting of financial advisors, counsel, accountants and other agents of the Purchaser)

Collectively, the Named Insured and the Additional Insureds and the respective successors and permitted assigns, and each of their respective direct and indirect subsidiaries, equityholders, stockholders, shareholders, owners, members, beneficiaries, general or limited partners, officers, directors, managers, and employees are collectively referred to herein as the “Insureds”, and “Insured” means any one of them.

Declaration 2:	Acquisition Agreement

Stock Purchase Agreement among the trustees of The Richard Stanley Family Trust, the trustees of The John Locke Family Trust, Precision Metal Works, Inc. (formerly known as NTH HOLDING, Ltd), as Company Parent, and PMW Affiliated Holdings, LLC, as Buyer, dated as of July 19, 2023.

Declaration 3:	Insured Matters
A. The representations and warranties set forth in Article III of the Acquisition Agreement, other than the Fundamental Representations or Tax Representations, and similar representations and warranties in the Ancillary Documents (collectively, the “General Representations”);

B. The representations and warranties set forth in Section 3.01 (Organization and Authority of Seller), Section 3.02 (Organization and Authority of Company Parent) Section 3.03 (Organization and Qualification of the Company), Section 3.04 (Authority), Section 3.05(a) (No Conflicts; Consents), Section 3.06 (Capitalization), Section 3.07(a) (Subsidiaries) and
Section 3.28 (Brokers) of the Acquisition Agreement and similar representations and warranties in the Ancillary Documents (collectively, the “True Fundamental Representations”) and the representations and warranties set forth in Section 3.08 (Financial Statements), Section 3.12(a) (Title to Assets); Section 3.25. (Books and Records); Section 3.26 (Related Party Transactions) and Section 3.27 (Restructuring Transactions) of the
Acquisition Agreement and similar representations and warranties in the

Ancillary Documents (collectively, together with the True Fundamental Representations, the “Fundamental Representations”);

C. The representations and warranties set forth in Section 3.24 (Taxes) of the Acquisition Agreement and similar representations and warranties in the Ancillary Documents (collectively, “Tax Representations”) (together with the General Representations and the Fundamental Representations, the “Insured Representations”); and

D. The Pre-Closing Tax Indemnity.
Declaration 4:	Policy Period

From July 19, 2023 (“Inception”) until July 19, 2026 11:59 p.m. at the local time of the Named Insured (the “Expiry Date”); provided that the Expiry Date with respect to the (i) the Fundamental Representations, (ii) the Tax Representations, (iii) the Pre-Closing Tax Indemnity, and (iv) the Ancillary Documents shall be July 19, 2029 11:59
p.m. at the local time of the Named Insured; provided that where representations and warranties in the Ancillary Documents are similar to or analogous to the General Representations, the Expiry Date shall be July 19, 2026 11:59 p.m. at the local time of the Named Insured.

Declaration 5:	Limit of Liability	$5,000,000, in the aggregate.
Declaration 6:	Retention

$225,000, in the aggregate (the “Initial Retention”), dropping to the lesser of (i)
$125,000 in the aggregate or (ii) the then- remaining Retention (the “Dropdown Retention”) on the Retention Dropdown Date; provided that, the Retention at all times will be $0 for True Fundamental Representations; provided further that, if a Breach involves both a True Fundamental Representation and any other representation
(including any other Fundamental Representation), then the Initial Retention or

Dropdown Retention will apply, as applicable.

Declaration 7:    Premium    Non-Terrorism Portion :    $144,000 Terrorism Portion :     $0.00

Premium:    $144,000

Declaration 8:    Insurance Broker    McGill Global Risk Solutions LLC
75 Rockefeller Plaza, Suite 23B 15 West 51st Street
New York, NY 10019 NV SL Lic. No. 3513969

Declaration 9:    Brokerage Commission

Surplus Lines Tax

The Premium is inclusive of an insurance brokerage commission payment to the Insurance Broker in the amount of $23,760 (16.5% of the Premium).

The Premium does not include any state surplus lines taxes, stamp taxes, or other state taxes, fees, or surcharges. It is the Insurance Broker’s responsibility to collect any such applicable taxes or charges from the Insured and to remit such applicable taxes or charges to the state of the Named Insured identified in Declaration 1.

Declaration 10:    Insurers and Quota
Share Percentage

Insurer    Quota Share Limit
    of Liability

Old Republic Union Insurance Company	30%
Homesite Insurance Company (American Family Insurance)	20%
Lloyd’s Syndicate 1084 (Chaucer)	20%
Lloyd’s Syndicate 1458 (Renaissance Re)	10%
Palomar Excess & Surplus Insurance Company	10%

Convex Insurance UK Limited

10%

Declaration 11:    Underwriter    Balance Partners LLC

Exhibits to the Policy:

Exhibit A: No Claims Declaration Exhibit B: Acquisition Agreement Exhibit C: Claims Notice
Exhibit D: Ancillary Documents Dated:    [ ], 2023

At:    Box 2550
Huntington, NY 11743

By:
Balance Partners LLC Authorized Representative

POLICYHOLDER DISCLOSURE
NOTICE OF TERRORISM INSURANCE COVERAGE (COVERAGE INCLUDED)

Coverage for acts of terrorism is included in your policy. You are hereby notified that under the Terrorism Risk Insurance Act, as amended in 2015, the definition of act of terrorism has changed. As defined in Section 102(1) of the Act: The term “act of terrorism” means any act that is certified by the Secretary of the Treasury—in consultation with the Secretary of Homeland Security, and the Attorney General of the United States—to be an act of terrorism; to be a violent act or an act that is dangerous to human life, property, or infrastructure; to have resulted in damage within the United States, or outside the United States in the case of certain air carriers or vessels or the premises of a United States mission; and to have been committed by an individual or individuals as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion. Under your coverage, any losses resulting from certified acts of terrorism may be partially reimbursed by the United States Government under a formula established by the Terrorism Risk Insurance Act, as amended. However, your policy may contain other exclusions which might affect your coverage, such as an exclusion for nuclear events. Under the formula, the United States Government generally reimburses 85% through 2015; 84% beginning on January 1, 2016; 83% beginning on January 1, 2017; 82% beginning on January 1,
2018; 81% beginning on January 1, 2019 and 80% beginning on January 1, 2020 of covered terrorism losses exceeding the statutorily established deductible paid by the insurance company providing the coverage. The Terrorism Risk Insurance Act, as amended, contains a $100 billion cap that limits U.S. Government reimbursement as well as insurers’ liability for losses resulting from certified acts of terrorism when the amount of such losses exceeds $100 billion in any one calendar year. If the aggregate insured losses for all insurers exceed $100 billion, your coverage may be reduced.

The portion of your annual premium that is attributable to coverage for acts of terrorism is $0, and does not include any charges for the portion of losses covered by the United States government under the Act.

BUYER’S REPRESENTATIONS AND WARRANTIES INSURANCE POLICY

This Buyer’s Representation and Warranty Insurance Policy, including its Declarations, any exhibits, attachments, or endorsements attached to it, is issued by the Underwriter as the authorized agent of the Insurer. The Policy is the entire agreement between the Insurer and the Insureds. In consideration of the payment of the Premium, the Insurer, the Underwriter and the Insureds agree as follows.

SECTION 1: DEFINITIONS

All capitalized terms used but not defined in this Policy (including the Declarations) shall have the meaning assigned to such term in the Acquisition Agreement. As used in this Policy, the following terms have the meanings set forth below:

A.Acquisition means the acquisition, merger, consolidation, exchange or other combination contemplated by the Acquisition Agreement.

B.Acquisition Agreement means the agreement stated in Declaration 2, an executed copy of which is attached as Exhibit B. The Acquisition Agreement includes its schedules, exhibits or other attachments and is part of the Policy.

C.Actual Knowledge of a person means, (i) with respect to a particular fact, event or condition, that such person had an actual, personal, conscious knowledge and awareness of such fact, event or condition, and (ii) with respect to a Breach, Loss or Third Party Claim, that such person had an actual, personal, conscious knowledge and awareness of (x) the relevant underlying fact, event or condition and (y) that such underlying fact, event or condition actually constitutes a Breach, Loss or Third Party Claim, as applicable. Actual Knowledge does not include any constructive, implied or imputed knowledge, nor does it include any actual, implied, constructive or imputed knowledge of any other person or entity, including, without limitation, any outside advisor, employee, accountant, consultant, attorney, counsel, or agents (or any other person or entity), nor does it require any duty or obligation of inquiry, except to the extent expressly required by the terms of the No Claims Declaration. The Insurer shall bear the burden of proving (with the burden of proof being, in each case, the burden which would be required before the applicable arbitral panel or court of law in which the Underwriting Representative would be required to prove such Actual Knowledge) that the applicable person had Actual Knowledge.

D.Additional Insureds shall have the meaning set forth in Declaration 1.

E.Affiliate shall have the meaning set forth in the Acquisition Agreement.

F.Breach means:

(i)any breach of, or misrepresentation of, or inaccuracy or misstatement in, any of the representations and warranties set forth in Article III of the Acquisition Agreement, on and as of the signing of the Acquisition

Agreement or on and as of the Closing Date (other than representations and warranties that speak to a specific date, in which case as of such date);

(ii)any breach of, or misstatement or inaccuracy in the representations and warranties set forth in the documents identified on Exhibit D (collectively, the “Ancillary Documents”); or

(iii)the incurrence of any amounts for which the Insureds could be entitled to indemnification pursuant to or any event that gives rise to the Pre-Closing Tax Indemnity.

Breach shall be determined without regard to or giving effect to the aggregate Limitations Provisions or Materiality Qualifiers, as if such words, clauses or phrases, as applicable, were deleted from the applicable provision in the Acquisition Agreement or the Ancillary Documents.

For purposes of this Policy, the following changes shall be deemed made to the Acquisition Agreement:

(i)In Section 3.14, in the last sentence of section (b), the phrase “to the Company’s Knowledge” shall be deemed to be inserted immediately before the phrase “any other party thereto”;
(ii)In Section 3.21(b) and 3.21(i), the word “immediately” shall be deemed inserted immediately before the phrase “after the Closing Date” in each instance.

G.Business Day shall have the meaning given in the Acquisition Agreement.

H.Buyer Indemnitees shall have the meaning given it in the Acquisition Agreement.

I.Claim Expenses means the reasonable fees, expenses, costs, disbursements, charges, and other amounts, including fees, costs, charges disbursements and expenses of attorneys, other professionals, accountants, consultants, and experts(it being understood and agreed that (i) representation of the Insureds by Greenberg Traurig LLP is reasonable at its rates at the time of representation, (ii) once the Insureds have provided reasonable support for their Claim Expenses the burden shall be on the Insurer to demonstrate that such Claim Expenses are unreasonable, and
(iii)that Claim Expenses shall also include all reasonable fees and expenses paid by the Insured to their counsel, accountants or other advisors in connection with providing reports, analysis, updates, or other information regarding claim status, defense status, budget, or strategy to the Insurer at the Insurer’s request) and any appeal, attachment or similar bonds (and any broker fees associated with such bonds, without obligations by the Insurers to apply for or furnish any such bonds) incurred by or on behalf of the Insureds in the investigation, mitigation, prevention, adjustment, defense, prosecution, negotiation, settlement or appeal of (1) any matters related to a Breach or Third Party Claim and the prosecution of any counterclaims in connection with such defense, arising out of the same facts and circumstances, as well as any reasonable fees, costs and expenses payable to Greenberg Traurig LLP in connection with the foregoing, (2) any matters related to a potential Third Party Claim (including the investigation of the underlying facts and circumstances thereof), but only in the event that such potential

8

Third Party Claim is thereafter made and reported to the Claim Representative in accordance with the terms hereof), and (3) any Pre-Closing Taxes. Claim Expenses do not include any salaries, benefits or other compensation (other than reimbursement for out-of-pocket expenses) for directors, officers, employees or consultants of any of the Insureds (other than attorneys, advisors, accountants, consultants, experts or other professionals specifically retained in connection with the investigation, negotiation, adjustment, settlement, defense or appeal of such Third Party Claim or potential Third Party Claim).

J.Claim Notice means a claim notice in the form attached hereto as Exhibit C.

K.Company shall have the meaning set forth in the Acquisition Agreement.

L.Deal Team Members means Eric Althofer and Wayne Ipsen.

M.Declarations means, collectively, those items set forth as Declaration 1 through Declaration 11 on the pages labeled as “Declarations.”

N.Expiry Date means the applicable expiration date set forth in Declaration 4.

O.Finance Party means a lender, or a collateral agent acting on behalf of a lender or lenders, of the Insured or the Company.

P.Fraud means actual and intentional fraud under the laws of the State of Delaware.

Q.Inception Date means the inception date of the Policy, which is the start date of the Policy Period set forth in Declaration 4.

R.Insured Representations means the representations and warranties identified in Declaration 3.

S.Insurer means the Insurers set forth in Declaration 10.

T.Limit of Liability means the limit stated in Declaration 5, which is the Insurer’s maximum aggregate limit of liability under this Policy for all Loss. The Retention is not part of the Limit of Liability.

U.Limitation Provision means any dollar cap, dollar basket, dollar threshold, deductible, de minimums amount, aggregate limitation, time limitation, notice, procedural requirements, statute of limitations, liability limitations, survival periods or any other similar limitations set forth in or imposed by (i) the Acquisition Agreement, (ii) the Ancillary Documents or (iii) any statute of limitations applicable to breach of contract claims or other similar time limitations imposed by applicable law, in each case, that limit or potentially limit a claim or recovery for a Breach.

V.Loss means the aggregate of (i) “Losses” (as defined in the Acquisition Agreement) incurred, suffered or sustained by any Insured to the extent resulting from, arising out of, or related to any Breach or Third Party Claim; (ii) any Claim Expenses; and (iii) any Prosecution Costs, in each case determined without regard or giving effect to the Limitation Provisions or Materiality Qualifiers, as if such words, clauses or phrases, as

9

applicable, were deleted from the applicable provision in the Acquisition Agreement or the Ancillary Documents.

For the avoidance of doubt, Loss shall include (a) all deductibles or co-insurance paid by any Insured under any other insurance policies related to a Breach (b) the settlement amount with respect to a Third-Party Claim which (if such allegations were true) would be a Breach, subject to the Insurer’s right to consent, if applicable (such consent not to be unreasonably withheld, conditioned or delayed), under this Policy,
(c) any third party collection or similar third party costs arising out of the Insureds’ recovery under such other insurance policies related to a Breach, (d) any increase in any applicable insurance premium as a result of any recovery under such other insurance policies related to a Breach; and (e) any portion of a Loss that is a fine or penalty, subject to Section 3.D of this Policy.

W.Materiality Qualifier means all references to material, materiality, material respects, Material Adverse Effect or words of similar import or effect, except for (i) the use of the term “Material Adverse Effect” in Section 3.10(a) of the Acquisition Agreement and (ii) the use of the words “Material” or “material” in the definitions of “Material Adverse Effect”, "Material Contract", “Material Customer”, and “Material Supplier.”

X.Most Favorable Jurisdiction means the jurisdiction most favorable to insurability where
(i) the act, error or omission giving rise to the Breach, alleged Beach or the Loss took place, (ii) the Third Party Claim was made, (iii) any relief was awarded, (iv) the Insured is incorporated or has its principal place of business; (v) the governing law of the Acquisition Agreement or this Policy; or (vi) any Insurer domiciled in the United States is incorporated or has its principal place of business. Notwithstanding the foregoing, this Most Favorable Jurisdiction definition may not be applied to the Insurers in a manner which would require the Insurers to violate any law that applies to this Policy; provided the Insurers shall use commercially reasonable efforts to take all actions reasonably necessary to be taken in order to apply this definition in a manner that would give effect to the definition and the intention of the parties without violating any such law.

Y.No Claims Declaration means the No Claims Declaration attached to the Policy as Exhibit A.

Z.Policy means this insurance policy including the Declarations, these terms and conditions, and the attached Exhibits.

AA.Policy Period means the relevant period of time stated in Declaration 4.

AB.Pre-Closing Tax Indemnity means the indemnity for any Pre-Closing Taxes set forth in Section 6.03 of the Acquisition Agreement, except to the extent (i) such Taxes are transfer Taxes payable by reason of the transactions contemplated under the Acquisition Agreement, (ii) such Taxes were expressly identified in the Disclosure Schedules and it is reasonably apparent on its face that such matter would reasonably be expected to give rise to Pre-Closing Taxes, or (iii) such Taxes were accurately and specifically accrued or reserved on the Interim Balance Sheet, or, for periods since the date of the Interim Balance Sheet, were accurately accrued or reserved on the formal books and records of the Company as of the Closing Date, in each case, to the extent it is reasonably apparent that such reserves relate to such Taxes and to the extent that

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such books and records have been made available to the Insureds for review prior to the Closing.

AC.Premium means the amount of premium stated in Declaration 7.

AD.Prosecution Costs means any reasonable fees, costs, charges, disbursements, and expenses (including the reasonable fees, costs, charges and expenses of attorneys, accountants, consultants, experts, and other professionals, as well as broker fees and premiums for any appeal bond, attachment bond or similar bond and any broker fees associated with such bonds, but without any obligation to apply for or furnish any such bonds (it being understood and agreed that (i) representation of the Insureds by Greenberg Traurig LLP at its rates at the time of representation is reasonable and (ii) once the Insureds have provided reasonable support for their Prosecution Costs, the burden shall be on the Insurer to demonstrate that such Prosecution Costs are unreasonable)) incurred by or on behalf of any of the Insureds in connection with (i) the Insureds’ mitigation (including in connection with any actions taken in connection with Section VIII), adjustment, settlement, defense, prosecution, pursuit, investigation (after the Insured obtains a reasonable belief that a Breach has occurred), negotiation, prosecution or appeal of a claim for indemnification against the Sellers for any Breach or (ii) the Insureds’ mitigation or investigation of any Breach in the event no indemnification claim is made against the Sellers. Prosecution Costs do not include any salaries, benefits or other compensation of any employee, officer, director, member or partner of the Insureds incurred in the ordinary course of the business unrelated to a Breach (other than part time employees and consultants retained in connection with the matters described in this definition and other than fees and expenses paid to attorneys, in their capacities as such, that also serve as officers or directors of the Insureds). Prosecution costs also do not include the costs or expenses associated with pursuing the Insurers for coverage under the Policy in litigation, arbitration, or other dispute resolution process.

AE.Purchase Price Adjustment means the purchase price or similar adjustment provision set forth in Section 2.06(b) of the Acquisition Agreement.

AF.Recovered Amounts means, in relation to any Loss, the net amount actually recovered (after any reasonable costs and expenses incurred in connection with such recovery) during the Policy Period by any of the Insureds from an unaffiliated third party other than (x) the Insurers or (y) any amounts actually paid pursuant to the Acquisition Agreement or the Ancillary Documents, in each case, as a direct consequence of the matter which gives rise to such Loss. For the avoidance of doubt, Recovered Amounts include recoveries or benefits directly resulting from any Tax Benefit; any indemnity (other than pursuant to the Acquisition Agreement or the Ancillary Documents); or other insurance policies (net of any costs of collection and any deductibles, retentions, co-insurance, retro-premium adjustments, or other self-insurance), provided that such recoveries have arisen directly as a result of the matter giving rise to such Loss. For the avoidance of doubt, Recovered Amounts shall not include and shall be reduced by
(a) any deductibles or retentions paid or borne by the Insureds under other insurance policies (b) amounts recoverable under any such other insurance policy if such policy does not pay the Insureds in respect of such Loss, (c) any increase in premium under such policies directly attributable to the Loss giving rise to such offsetting recoveries,
(d) amounts actually received from or on behalf of any Seller (to the extent such Loss would be a Loss covered under this Policy) except for Fraud by any Seller or Company,

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or (e) any costs, taxes, and expenses incurred by any Insured directly related to the recovery of such offsetting recoveries.

AG.Retention means the amount stated in Declaration 6.

AH.Retention Dropdown Date means the date that is the 12-month anniversary of the Closing.

II. Sellers means, collectively, the persons or entities designated as “Stockholder” in the Acquisition Agreement.

AJ.Specified Person shall mean (i) any person who is the chief executive officer or chief financial officer of the Named Insured or who holds a functionally equivalent position to any of the foregoing at the Named Insured (other than in the case of any such person who was the chief executive officer or chief financial officer of the Company or any of its Subsidiaries or who holds a functionally equivalent position to any of the foregoing at the Company or any of its Subsidiaries immediately prior to the Closing) and (ii) any Deal Team Member (to the extent such person is employed by the Named Insured or any Affiliate of the Named Insured).

AK.Tax Benefit means any net reduction in taxes actually realized in the form of reduced cash taxes payable or an increased right to a Tax refund received in cash or used to offset other Taxes payable in cash, in each case as a result of a Loss that has been paid under this Policy equal to the positive difference, if any, between (i) the Insureds’ liability for taxes in the year the Loss is incurred not taking into account such Loss or the payment under this Policy of such Loss and (ii) the Insureds’ liability for taxes in such year taking into account the Loss and taking into account any taxable income or tax detriment (e.g., any loss or reduction in tax basis or any other negative tax basis adjustment) realized by the Insureds as a result of the receipt of, or right to receive, any payment under this Policy (treating such payment as having been received in the year of the Loss) on account of such Loss, with the Loss treated as the last item of expense or deduction realized for such year, net of any reasonable expenses, including taxes, incurred in connection with claiming such expense or deduction and net of any taxes attributable to receipt of any payments under this Agreement.

AL.Third Party Claim means any audit, examination, claim, notice, complaint, arbitration (or other alternative dispute resolution process), proceeding, investigation, subpoena, lawsuit, litigation, hearing, demand or similar action or assertion of rights made or legal action brought against, or the initiation of a tax or regulatory audit or examination of, any Insured by any person or entity (other than (i) an Affiliate of any of the Insureds,
(ii) any other Insured (except for an officer, director, employee or agent of the Company) or (iii) the Insurers acting in connection with this Policy) which, if successful, would reasonably be expected to result in Loss (other than Losses that would be Claim Expenses or Prosecution Costs).

AM.Underwriter means the entity stated in Declaration 11 of the Declarations. The Underwriter is not an Insurer and shall not be liable for the payment of any Loss under this Policy.

SECTION 2:    INSURING AGREEMENT

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The Insurer shall indemnify the Insureds for, or pay on their behalf, any and all Loss reported to the Insurer in accordance with the terms of this Policy.

SECTION 3:    EXCLUSIONS

The Insurer has no obligation to pay for that portion of Loss to the extent (and only to the extent) such portion arises out of or results from:

A.any Breach of which any Deal Team Member had Actual Knowledge prior to the Inception Date;

B.(i) the monetary amount by which any “defined benefit plan” as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title IV of ERISA is unfunded or underfunded, or any required additional or increased contributions with respect thereto, to the extent such defined benefit plan is maintained, sponsored, contributed to or required to be contributed to, by and of the Company;

C.the actual or alleged existence of, or exposure to, any form of asbestos, Polychlorinated Biphenyls, or Chlorofluorocarbons;

D.any punitive or exemplary damages or civil or criminal fines or criminal penalties except, in each case, to the extent (i) actually paid or awarded against any Insured in connection with a Third Party Claim pursuant to a (a) a final settlement consented to in writing by the Insurer where such consent is required under Section 6(C) of this Policy (or any other final settlement in which such consent is not required pursuant to Section 6(C) of this Policy); (b) a final and non-appealable order of a governmental or regulatory agency; or (c) a judgment of a court of competent jurisdiction or award of an arbitrator, arbitration panel or similar body and (ii) that any such punitive or exemplary damages, criminal fines or criminal penalties are insurable under the law of any Most Favorable Jurisdiction that most favors coverage for such punitive or exemplary damages or civil or criminal fines or criminal penalties; provided, however, this exclusion shall not apply to Prosecution Costs or Claim Expenses;

E.minority shareholder claims (i) arising from dissenters rights from the pre-closing Short Form Merger (including arising from the merger consideration therefor), or
(ii) arising from the Charter Amendment, or the form of or solicitation of proxies with respect thereto;

F.liabilities for sales Tax in Alabama, Iowa, Ohio, Oklahoma, Tennessee and Texas;

G.the failure to pay gross receipts Tax in Ohio or Texas;

H.the unavailability in any taxable period beginning after the Closing Date of any federal or state income tax net operating loss carryforward of the Company from any Pre-Closing Tax Period; provided that this exclusion shall not exclude any liability for Taxes by or with respect to the Company for any Pre-Closing Tax Period;

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I.the misclassification of the following positions as “exempt” under the Fair Labor Standards Act of 1938: General Accountant, Planner, Customer Service, MIS, and Buyer (other than Senior Buyer) positions;

J.The eligibility for, and forgivability of, any loans received by the Company pursuant to the Paycheck Protection Program; and

K.The eligibility for, and utilization of, any employee retention credits under the CARES Act.

The Insurer has no obligation to pay Loss to the extent (and only to the extent) such portion is for:

A. amounts actually paid pursuant to the Purchase Price Adjustment, provided that if the Acquisition Agreement provides that any indemnification made for a Breach shall be deemed an adjustment to the purchase price, such provision shall not itself constitute a post-closing purchase price adjustment (with the intent of this provision to merely be to avoid “double counting” and not to limit any right to recover for Loss arising out of or resulting from any Breach in excess of the amount of such Loss taken into account in the Final Calculation of the Cash Consideration).

If only part of the Loss is excluded under this Section 3, the Insurer is liable for the portion of the Loss which is not excluded, and the Insurer shall bear the burden of proving the application and extent of such exclusion. Further, if any Loss is increased by any matter in this Section III, then any exclusion herein shall apply only in relation to such increase.

SECTION 4: LIMIT OF LIABILITY, RETENTION, PREMIUM, OFFSETS

A.Limit of Liability. The Insurer’s aggregate liability under this Policy shall not exceed the Limit of Liability. Claim Expenses and Prosecution Costs are part of, and not in addition to, the Limit of Liability. The payment by the Insurers of Claim Expenses and Prosecution Costs erodes the Limit of Liability on a dollar-for- dollar basis. Loss incurred within the Retention shall not erode the Limit of Liability.

B.Retention.

i.The Retention is an aggregate one. The Insurer is only liable for Loss (or the aggregate of all individual Losses) in excess of the Retention, which shall be eroded only by Loss which would be covered by this Policy but for the Retention (regardless of whether such amounts are borne or paid, as applicable by the Insureds or their Affiliates and it being agreed that even if all or a portion of such Loss (or the aggregate of all individual Losses) is indemnified by the Sellers or their affiliates, such amounts shall erode the Retention). The Insurer and the Insureds agree that it is the intent of the parties hereto that any Loss (or any portion thereof) that exceeds the Retention shall be subject to recovery under this Policy (subject to the terms and conditions herein) and shall

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not be conditioned upon seeking recovery under the Acquisition Agreement or from any other third-party with respect to any Loss. Any amounts that an Insured may ultimately recover from the Seller in compensation for the Retention shall be for the sole benefit of the Insureds and shall neither constitute an offsetting recovery nor be reimbursable to the Insurer.

ii.To the extent that a Deal Team Member has Actual Knowledge of the facts and circumstances giving rise to a Breach prior to the Retention Dropdown Date (a “Known Claim”), the Initial Retention shall continue to apply to any Losses in respect of such Known Claim. Notwithstanding the foregoing, Losses in respect of Known Claims are Losses that shall be applied in determining whether the Dropdown Retention has been eroded. The amount of the Initial Retention represents the maximum aggregate amount of the Retention under this Policy.

iii.The Retention applicable to a Breach of True Fundamental Representations shall be $0; provided that, where a Breach arises out of both a Breach of a True Fundamental Representation and any other Representation, then the Initial Retention or Dropdown Retention shall apply, as applicable.

C.Premium. The Premium is non-refundable and fully-earned on the Closing Date.

D.Offsetting Recoveries. Loss shall be reduced by any Recovered Amounts. For the avoidance of doubt, to the extent any Recovered Amounts are actually received or actually realized after payment by the Insurer hereunder, such Recovered Amounts shall be applied in the following order: first, to reimburse the Insureds for any costs and expenses incurred in connection with such recovery of such Recovered Amounts or increased insurance cost as a result of such recovery; second, to reimburse the Insureds for any Loss borne by them in excess of the Limit of Liability; and third, to reduce any Loss incurred by the Insureds which is covered under this Policy (provided that the Limit of Liability shall be reinstated to the extent of the amount so reduced). The Insurer shall not delay payment of a covered Loss under this Policy in connection with any determination of the applicability of or dispute regarding any Recovered Amount (including the applicability of or dispute regarding a Tax Benefit).

E.Non-Monetary Remedies. Any Loss payable by the Insurers shall only be in the form of a monetary payment and the Insurers shall not be obliged to seek, pursue or satisfy on behalf of the Insureds any non-monetary remedies or any injunctive or equitable or other non-monetary relief (except for the monetary portion of Loss, Claim Expenses and Prosecution Costs related thereto); provided however, that any Loss in economic value of the Company caused by
(i) any Breach involving or relating to a Third Party Claim seeking non-monetary, injunctive or equitable or other non-monetary relief; (ii) any Claim Expenses, Prosecution Costs, or Breach otherwise involving or relating to non-monetary, injunctive or equitable or other non-monetary relief, shall, in each case, constitute Loss and be covered, subject to the other terms and conditions of this Policy.

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SECTION 5:    CLAIM NOTICE, PAYMENT OF LOSS

A.Claim Notice. The Named Insured shall, or shall cause to, deliver a Claim Notice to the Underwriter at the address in Section 5.F below, signed by an authorized representative of the Named Insured, as soon as reasonably practicable after any Specified Person has Actual Knowledge of any (i) Breach, (ii) Third Party Claim and/or (iii) Loss, and in any event during the Policy Period or within 60 days after the Expiry Date. The Delivery of such Claim Notice to the Underwriter shall be deemed notice to the Insurer. Attached to the Claim Notice shall be a description, after reasonable inquiry, of the facts, circumstances and issues leading up to the delivery of the Claim Notice (in light of the information reasonably available to a Specified Person at the time of the Claim Notice), including a specific reference to the implicated Insured Representations (to the Actual Knowledge of a Specified Person at that time). The Insurer acknowledges that the Insured may have incomplete knowledge of a Breach or the facts and circumstances underlying such Breach or a Third Party Claim at the time that a Claim Notice is delivered to the Underwriter and that any Claim Notice provided hereunder may reflect such incomplete knowledge. In no event may a Claim Notice be delivered to the Insurer later than the expiration of the Policy Period or after 60 days from the Expiry Date. If, however, a Claim Notice pursuant to clause (i) or (ii) of this Section 5(a) is delivered to the Insurer during the Policy Period or within 60 days after the Expiry Date, then any subsequent Loss arising out of or resulting from the Breach, matter or Third Party Claim identified in such Claim Notice shall be deemed reported at the time such Claim Notice was received by the Insurer. A Claim Notice may be supplemented at any time, subject to the terms and conditions of this Policy, for an Insured after it is first submitted. The failure to list every potentially implicated Insured Representations shall not preclude the Insured from seeking thereafter recovery under the Policy with respect to such Insured Representation not referenced. With respect to any documents or information that are protected by the attorney-client privilege, work product doctrine, or other privileges, the Insurer shall cooperate in good faith with the Insured to preserve the privileged status of any such document or information. Without limiting any of the foregoing cooperation obligations of the Insurer or Insureds, nothing in this Policy shall be construed to require the waiver of any Fifth Amendment or similar protection or require any action that could reasonably be expected to cause the loss of the attorney-client privilege, work-product doctrine, or other privileges as to any document, information, or communication. No information contained in any Claim Notice shall be deemed an admission by any Insured to any third party of any matter whatsoever (including any violation of law or breach of contract), and any such information is disclosed solely for purposes of this Policy. The Insurer shall operate in good faith to preserve the privileged and/or confidential status of any such information.

B.Deficiency. Any deficiency in the timeliness, sufficiency, or other requirements of Section 5.A of the notice shall not relieve the Insurer of its obligations under this Policy, except to the extent that the Insurer has been materially prejudiced by the deficiency, and only to the extent of such prejudice, so long as any such notice from the Insured is provided during the Policy Period or within 60 days after the Expiry Date.

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C.Correspondence. Subsequent to delivery of a Claim Notice, upon the Insurer’s reasonable written request, the Named Insured shall, so long as not prohibited by applicable law, provide the Insurer (through the Underwriter) with a copy of any formal and written correspondence between, and any pleading or other material documents delivered or filed by or on behalf of, any of the Insureds, or their respective representatives, and any other person or entity relating to such Claim Notice, to the extent in the Named Insured’s possession.

D.Underwriter’s Response. As soon as reasonably practicable after the Underwriter receives a Claim Notice, and in any event within forty-five (45) Business Days after the Underwriter receives a Claim Notice, the Underwriter will respond on behalf of the Insurer by acknowledging or denying coverage for the Breach, Loss or claimed erosion of the Retention (including providing reasons in the case where the Underwriter has denied such claimed Breach, Loss or claimed erosion of the Retention) or, if the Underwriter is not in a position to determine whether the Breach, Loss or claimed erosion of the Retention is covered by this Policy, by requesting such additional information as will assist the Underwriter (including an explanation as to the reasons why such information is required) and the Insurer in making a coverage determination or reserving rights as to coverage under this Policy (it being and understood and agreed that failure to deliver any such additional information shall not relieve the Insurer of its obligations under this Policy). The Underwriter shall use commercially reasonable efforts to respond to any Claim Notice in a manner which provides the Insured sufficient time to satisfy any litigation deadline or other similar deadlines of which the Insurer has knowledge relating to the matters which are the subject of the Claim Notice. The Underwriter shall acknowledge receipt of a Claim Notice within ten (10) Business days of receipt.

E.Equivalent Notice. If the Named Insured gives the Underwriter notice during the Policy Period of facts or circumstances that would reasonably be expected to give rise to a Third Party Claim or Breach (including notice of any matter under active investigation by any Specified Person that would reasonably be expected to give rise to a Third Party Claim, Breach or Loss), then any actual Third Party Claim or Breach and subsequent Loss arising out of such facts and circumstances, shall be deemed to have been reported to the Underwriter within the Policy Period. Such notice shall comply with all other notice requirements of this Section 5 of this Policy.

F.Payment of Loss. Any Loss paid by the Insurer pursuant to this Policy shall be paid to the Named Insured as representative of all the Insureds or to such other person or entity as the Named Insured instructs the Insurer in writing pursuant to Section
5.F of this Policy. Once the Insureds’ Loss exceeds the applicable Retention, the Insurer shall (i) within 60 days of the Insurers’ receipt of an invoice, pay Claim Expenses and Prosecution Costs and; and (ii) pay Loss other than Claim Expenses and Prosecution Costs within a reasonable time not to exceed 60 days. The Insureds agree that the Insurers are authorized to rely on all written instructions of the Named Insured with respect to payment of Loss.

G.Notice. Any notice (including a Claim Notice) or other communication concerning the subject matter of this Policy shall be made in writing and shall be effective upon receipt, and (i) if to any of the Insureds, shall be delivered to the Named

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Insured at the address set forth below, and (ii) if to the Insurer or the Underwriter, shall be delivered to it at the following address:

For Claim Notices:

claims@balanceuw.com

All Other Notices:

If to Named Insured:

Live Ventures Incorporated
125 E. Warm Springs Road, Suite #102 Las Vegas, NV 89119
Attention: Eric Althofer and Wayne Ipsen
E-mail:    ealthofer@liveventures.com; wipsen@liveventures.com

with a copy (unless otherwise directed in writing by the Named Insured) to:

Greenberg Traurig, LLP
10845 Griffith Peak Drive, Suite 600 Las Vegas, NV 89135
E-mail: bonnerm@gtlaw.com Attention: Michael J. Bonner, Esq.

If to Insurer or Underwriter:

Balance Partners LLC Box 2550
Huntington, NY 11743
Email: inquiries@balanceuw.com

For purposes of convenience only and not as a condition precedent to any rights under this Policy, a copy of any such notice or other communication shall be sent simultaneously to the Insurance Broker at its mailing address set forth in Declaration 8, unless otherwise directed in writing by the Named Insured.

SECTION 6:    CLAIM EXPENSES, THIRD PARTY CLAIMS, AND SETTLEMENT CONSENT

A.Claim Expenses and Prosecution Costs. Claim Expenses and Prosecution Costs are part of Loss and are subject to the Limit of Liability.

B.Third Party Claims and Claims Participation. The Insurer does not assume any duty to defend the Insureds with respect to any Third Party Claim or otherwise. The Insureds shall, to the extent permitted by the Acquisition Agreement, defend and contest any Third Party Claim with counsel consented to by the Insurer in writing (such consent not to be unreasonably withheld, conditioned or delayed); provided that such consent shall not be required for any representation of the Insureds by Greenberg Traurig LLP. Subject to any limitations in the Acquisition

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Agreement, the Insurer shall be entitled to effectively associate (at its sole cost and expense, which, for the avoidance of doubt, shall not reduce the Limit of Liability hereunder) in the defense, prosecution, negotiation and settlement of any Third Party Claim or any matter that appears to the Insurer reasonably likely to involve the Insurer or this Policy, provided that, subject to the consent rights expressly given to the Insurer in this Policy, the Insureds (or the Sellers to the extent provided in the Acquisition Agreement) shall control all decisions with respect to the investigation, defense, prosecution, negotiation and settlement of any Third Party Claim.

C.Settlements and Judgments. With respect to any Third Party Claim, only Loss (other than Claim Expenses or Prosecution Costs) resulting from settlements or stipulated judgments consented to by the Insurer in writing (such consent not to be unreasonably withheld, conditioned or delayed), or resulting from a final judgment by a court of competent jurisdiction, arbitral panel, or similar adjudicative body shall erode the Retention or be recoverable as Loss; provided that with respect to any settlement or stipulated judgment that is solely within the Retention, the consent of the Insurer shall not be required if the amount of settlement is less than or equal to 50% of the Initial Retention or the Dropdown Retention, as applicable, if any, and so long as the Insureds notify the Insurer in writing within a reasonable period following such settlement or stipulated judgment. Notwithstanding anything herein to the contrary, the Insurer shall not use as the sole basis for denying its consent to any settlement or stipulated judgment (whether in respect of a Third Party Claim, direct claim or other Breach) the granting by the Insureds of an irrevocable and unconditional full and complete waiver and release to any person so long as, at the time of such waiver, the Insurers would not reasonably be expected to have any recoveries through subrogation against such person.

SECTION 7.    COVENANTS OF THE INSUREDS

A.Mitigation. With respect to any Loss or potential Loss, to the extent (and only to the extent) required by applicable law, the Named Insured shall, and to the extent reasonably practicable shall cause their respective Affiliates to, take all commercially reasonable actions within their control to mitigate any Loss or potential Loss after any Specified Person has Actual Knowledge of any event which would reasonably be expected to give rise to any Loss; provided that the failure of the Insured to so mitigate shall only reduce the rights of the Insured to recover for Loss under this Policy to the extent (and only to the extent) of the Loss that would have been avoided by such mitigation and the burden of proving such amount shall be on the Insurer and shall not otherwise diminish or delay coverage hereunder; provided further, that the Insureds shall not be required or obligated to
(i) seek recovery or recourse under the Acquisition Agreement or the Ancillary Documents from the Sellers except as provided in Section 8.A of this Policy in connection with the subrogation rights of the Insurers; (ii) seek recovery or recourse against any person that the Insurer does not have a right of subrogation against pursuant to Section 8.A of this Policy; or (iii) commence or threaten any legal action or proceeding, and provided further that the Insurers shall not delay payment of Loss under this Policy while the Insureds pursue such mitigation; provided further that such mitigation is not (x) reasonably expected to be materially detrimental or (y) actually materially detrimental to the Insureds. If the Insurer believes that the Insureds are in breach of this Section 7.A, the Insurer shall provide prompt written notice thereof to the Insureds and provide the Insureds with

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a reasonable opportunity to cure (if curable). For the avoidance of doubt, any fees, costs and expenses incurred by the Insureds in connection with any action taken pursuant to this Section 7.A shall be considered Losses (subject to the terms, conditions and exclusions of this Policy). If the Insurers reasonably believe that any Insured must use additional commercially reasonable efforts to mitigate any Loss or potential Loss, the Insurer shall request such action of such Insured promptly in writing. Notwithstanding any other provisions of this Policy, in the event of a sales tax audit in the Commonwealth of Kentucky relating to a pre-closing period, the Insured shall, or shall cause its Affiliates to, use commercially reasonable efforts to promptly obtain from customers exemption certificates to support such pre-closing sales that may have been exempt under applicable tax laws and regulations.

B.Cooperation and Information. The Insureds shall use commercially reasonable efforts to, and to the extent reasonably practicable shall cause their respective Affiliates to, cooperate with the Insurer and, upon reasonable written request of the Underwriter, provide the Underwriter with reasonably accurate information, assistance, and cooperation reasonably requested in writing by the Insurers in connection with any Claim Notice or other matter relating to this Policy. Such cooperation shall include, at the Insurers’ sole cost and expense (which shall not reduce the Limit of Liability hereunder) and to the extent reasonably practicable, permitting the Insurer to examine, photocopy and/or take extracts from the books, records, data, files and information of the Insureds and their respective Affiliates and access to the Insureds’ and their respective Affiliates’ representatives over whom the Insureds’ have control for interviews and depositions under oath during normal business hours and at reasonable locations. The provision of such information shall be subject to existing confidentiality agreements by and among the Insureds and the Underwriter. With respect to any documents or information that are protected by the attorney-client privilege, work product doctrine, or other privileges, the Insurer shall cooperate in good faith with the Insured to preserve the privileged status of any such document or information, including, but not limited to signing any non-disclosure agreement or joint defense agreement deemed necessary by counsel for the Insured to preserve such privilege.

C.Acquisition Agreement. The Insureds shall not, and to the extent reasonably possible shall cause their respective Affiliates not to, (i) amend, supplement or rescind the Acquisition Agreement (or enter into any agreement or arrangement that would have such an effect), (ii) give any consent or waiver thereunder or (iii) grant any authority to take any of the actions in clauses (i) or (ii) above, in each case, without the prior written consent of the Insurer (such consent not to be unreasonably withheld, conditioned or delayed) if such amendment, supplement, rescission, agreement, arrangement, consent, waiver or grant would reasonably be expected to actually prejudice the Insurer or its rights or liability under this Policy.

D.Maintenance of Due Diligence Records. Until the later of 90 days after (i) the expiration of the Policy Period and (ii) the final resolution of all claims or disputes relating to this Policy, the Named Insured shall, and to the extent practicable shall cause their respective Affiliates to, maintain all of their respective materials relating to the due diligence conducted in connection with the Acquisition; provided that the Insureds may destroy documents in the ordinary course of their business

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consistent with past practice and their document retention guidelines so long as such destruction is not done with the intent to harm the Insurer (with the Insurer bearing the burden of proving such intent).

E.Other Insurance Coverage. The coverage provided under this Policy shall be excess over any other valid, applicable and collected insurance of the Company. Notwithstanding the foregoing, any amounts payable on account of a Breach or Third Party Claim to the Insured under a deductible, retention or similar provision of any valid, collectible, applicable and collected insurance shall be applied to satisfy the Retention under this Policy. The Named Insured shall use commercially reasonable efforts to investigate and shall inform the Insurer, whether any other insurance, bond, or indemnity may offer cover for the matters set forth in any Claim Notice; provided that any dispute as to the applicability of, or delay in obtaining, coverage pursuant to such insurance, bond or indemnity shall not be a basis for delay or refusal of payment hereunder. The Insured shall not be obligated to first pursue claims for Breach against any other insurance policy, the Sellers or any other source of recovery prior to being eligible for payment under this Policy; provided that it is understood that the foregoing shall not limit the Insurer’s rights of subrogation pursuant to and to the extent provided in Section 8 of this Policy.

F.Reimbursements. After any payment by the Insurer in connection with this Policy,
(i) if it is determined or agreed by a court or an arbitrator in a final, non-appealable determination that all or any portion of the amount paid did not constitute Loss or is excluded from coverage under this Policy or (ii) if such payment constituted a Recovered Amount, then the Insureds or such Affiliates shall reasonably promptly, and in no event later than 60 days after such determination or receipt, reimburse or refund to the Insurer the amount overpaid. Notwithstanding anything to the contrary contained herein, to the extent that the Limit of Liability is exceeded, there shall be no requirement to reimburse the Insurers as provided herein for any amounts in excess of the amount such Loss exceeded the Limit of Liability. Without duplication of any amounts taken into account in the definition of Recovered Amounts, the amount of such reimbursement shall be net of any increase in premiums and reasonable costs and expenses (including Taxes) incurred by the Insureds in connection with obtaining such amount and net of any applicable withholding taxes. The Limit of Liability shall be reinstated immediately with respect to any such reimbursement by the amount received by the Insurer or the Underwriter.

G.Failure to Comply. Any failure of the Insureds to comply with any of the provisions of Section 5, 6, 7 or 8 shall not relieve the Insurer of its obligations under this Policy except to the extent the Insurer is actually prejudiced thereby (with the Insurer bearing the burden of proving of such prejudice) and then only to the extent of such prejudice; provided that any Claim Notice must be delivered within the Policy Period or within 60 days of the expiration of the Policy Period.

SECTION 8.    SUBROGATION

A.If the Insurer makes any payment to the Insured under this Policy, the Insurer shall be subrogated to (or may require the Insured to assign to the Insurer) the Insured's rights of recovery against any person for, and to the extent of, such payment, other

21

than (i) the Company and any shareholder, partner, or member of the Company,
(ii) any Insured or any of their respective Affiliates, (iii) any direct or indirect member, shareholder, director, officer or partner of any person set forth in clause
(i) or (ii), except, in the case of clause (i), if such person was a member, shareholder, director, officer or partner (or functional equivalent of such position), Affiliate, principal, attorney, employee, agent, advisor, consultant, accountant or any other person or entity acting in a representative capacity of any such person prior to the Closing, (iv) customers, clients, sales representatives, or suppliers of any Insured without the express written consent of the Named Insured (such consent not to be unreasonably withheld, conditioned or delayed) until the aggregate amount of all such Losses exceeds the $500,000, and (v) subject to the provisions of Section 8.B below, any Seller or any direct or indirect shareholders, member, director, officer, partner (or functional equivalent of such a position), Affiliate, principal, employee, of any Seller (with Sellers, the “Seller Protected Parties”), in each case arising out of or relating to such payment. At the Insurer’s sole cost and expense, the Insured shall take all commercially reasonable action requested in writing by the Insurer to secure the rights and remedies of the Insurer in subrogation. If the Insured is unable to assign its rights of recovery to the Insurer, the Insured shall allow the Insurer, or any Affiliate of the Insurer, to prosecute such rights in the name of the Insured at the Insurer’s sole cost and expense. The Insured or its respective Affiliates shall not intentionally and knowingly waive any rights that could affect any such subrogation or assignment.

B.The Insurer hereby waives and shall not be entitled to subrogate against the Seller Protected Parties, except in the event that the payment under the Policy of Loss arose out of such Seller’s Fraud, with the Insurer having the burden of proving such Fraud. The Insurers shall only be entitled to subrogate against the Seller who perpetrated such Fraud and the Fraud of such Seller shall not be imputed to another Person.

C.Any amounts recovered by the Insurer as a result of subrogation or assignment of rights shall be applied in the following priority: (1) to reimburse the Insurer for any reasonable costs and expenses incurred in connection with such recovery, (2) to reimburse the Insured for any Loss it has incurred in excess of the Limit of Liability and which provided the basis for such subrogation or assignment recovery, (3) to reimburse the Insurer in respect of any Loss which the Insurer has paid and which provided the basis for such subrogation or assignment recovery (such reimbursement shall replenish the Limit of Liability hereunder), and (4) the remainder of such recovered amounts shall be paid to the Named Insured.

D.The Insurer shall bear all costs incurred in connection with any subrogation efforts or actions taken by the Insurer and the Insurer shall promptly reimburse the Insured and their respective Affiliates for any reasonable costs incurred in connection with any subrogation efforts in connection with this Section 8 of this Policy. The Insured shall defend at its own expense, and be liable for, any counterclaim, cross-claim, or third party action asserted in connection with any assignment or subrogation claim pursued by the Insurer, except to the extent that such counterclaim or third party action: arises out of, results from, or relates to (i) the same facts and allegations as the assignment or subrogation claim or would itself constitute a Third Party Claim, or (ii) actions taken by the Insurer in connection with such subrogation or assignment claim, in which event the Insurer

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shall defend and indemnify the Insured with respect to such counterclaim, cross- claim, or third party action.

SECTION 9. DISPUTE RESOLUTION; CHOICE OF LAW; RULES OF CONSTRUCTION

A.Any dispute between the Insurer and the Insureds hereunder shall be, at the Named Insured’s sole election, submitted to (i) a court of competent jurisdiction through commencement of a judicial proceeding, or (ii) arbitration through the American Arbitration Association in New York, New York for confidential, binding arbitration under and in accordance with its commercial arbitration rules then in effect. With regard to any specific arbitration, the parties thereto shall agree on whether there shall be one arbitrator or three arbitrators. If such parties cannot agree on the number of arbitrators, there shall be three arbitrators. The arbitrator(s) shall be disinterested, shall have knowledge of the legal, financial, business, corporate or insurance issues relevant to the matters in dispute and shall otherwise be chosen in the manner provided in such commercial arbitration rules. The arbitration dispute resolution mechanisms are intended to be the sole and exclusive dispute resolution mechanisms for any dispute arising between the Insurer and the Insureds hereunder and shall survive the cancellation or termination of this Policy and the exhaustion of the Limit of Liability.

B.The construction, validity and performance of this Policy shall be interpreted under the laws of the State of Delaware, without reference to conflicts-of-laws principles that would require or allow for the application of the law of any other jurisdiction. For purposes of this Policy, the Acquisition Agreement shall be interpreted under the laws of the jurisdiction chosen therein or, where no jurisdiction is so chosen, by the laws of the State of Delaware, without reference to conflicts-of-laws principles that would require or allow for the application of the law of any other jurisdiction. Nothing in this Section 9(B) shall affect or override the definition and use in this Policy of the defined term “Most Favorable Jurisdiction”.

C.This Policy shall be construed in the manner most consistent with the relevant terms and conditions of this Policy without regard to authorship of language and without any presumption in favor of either party. The descriptions in the headings of this Policy are solely for convenience, and form no part of the interpretation or the terms and conditions of coverage. The words “include” or “including” in this Policy shall be deemed to be followed by the words “without limitation”.

SECTION 10.    ACKNOWLEDGEMENTS AND REPRESENTATIONS

A.This Policy has been negotiated among, and agreed to by, informed and knowledgeable parties, at arm’s-length and represented by legal counsel.

B.By accepting this Policy, the Named Insured acknowledges and agrees that that the Insurer shall be entitled to rely exclusively upon any written notice given by the Named Insured and that the Insurer shall not be liable in any manner for any action taken or not taken in reliance upon any notice given by the Named Insured.

C.The Underwriter is authorized to act on behalf of the Insurer with respect to all matters relating to this Policy, including the negotiation and acceptance of any terms and conditions of this Policy (including any Exhibits or Endorsements

23

hereunder), the giving and receipt of any notices and consents to or from the Insureds as provided for in Section 5 of this Policy and the management of any matters that are subject to a Claim Notice. Each Insurer shall be bound by the communications made by the Underwriter to the Insureds. The Insureds may rely on communications made by the Underwriter as the authorized representative for all Insurers for any claim reported under this Policy.

SECTION 11.    SERVICE OF SUIT

A.Subject to any provision in this Policy requiring or allowing for arbitration, in the event of failure of the Insurer to pay any amount claimed to be due hereunder, the Insurer, at the request of the Named Insured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Section 11 constitutes or should be understood to constitute a waiver of the Insurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon the following:

Lloyd’s America, Inc.
Attention: Legal Department
280 Park Avenue, East Tower, 25th Floor New York, NY 10017

The Insurer will abide by the final decision of such court or of any appellate court in the event of any appeal.

B.Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Insurer hereby designates the Superintendent, Commissioner, Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Insureds or any beneficiary hereunder arising out of this Policy, and hereby designates the above named General Counsel as the person to whom the said officer is authorized to mail such process or a true copy thereof.

SECTION 12.    GENERAL PROVISIONS

A.Cancellation and Renewal. This Policy may not be cancelled by the Insured or the Insurer, except as provided in the Binder Agreement.

B.Waiver and Amendment. The terms of this Policy may not be waived or amended except pursuant to a written endorsement executed and issued by the Insurer and consented to by the Named Insured.

C.Assignment. Without the prior written consent of the Insurer (such consent not to be unreasonably withheld, conditioned or delayed), the Insured may only assign this Policy to (i) an Affiliate of the Insured, (ii) any subsequent purchaser, assignee, transferee or successor in interest of the Insureds or any of its Affiliates (whether

24

by merger, consolidation, acquisition, reorganization or sale of all or substantially all assets of the Insured or any of its Affiliates and, in each case, whether such purchaser, assignee, transferee or successor in interest acquires all or substantially all of the business or assets acquired pursuant to the Acquisition Agreement (it being understood that any such assignment shall become effective upon written notice to the Insurer), or (iii) to a Finance Party by way of granting of security or providing collateral provided that the Insured notified the Insurer of such assignment within 30 Business Days of such assignment.

D.Entire Agreement. This Policy constitutes the entire agreement and understanding concerning the subject matter of this Policy and supersedes any prior oral or written agreements, discussions or other communications entered into between the Insurer and/or its Affiliates (including their respective representatives), on the one hand, and the Insureds and/or their respective Affiliates (including their respective representatives), on the other hand, concerning the subject matter of this Policy.

E.Economic Sanctions. Coverage shall only be provided and payment of loss under this policy shall only be made in full compliance with enforceable United Nations economic and trade sanctions and the trade and economic sanction laws or regulations of the European Union and the United States of America, including, but not limited to, sanctions, laws and regulations administered and enforced by the
U.S. Treasury Department's Office of Foreign Assets Control ("OFAC").

F.War and Civil War Exclusion: This Policy does not cover Loss directly or indirectly occasioned by, happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation or nationalization or requisition or destruction of or damage to property by or under the order of any government or public or local authority.

G.Interpretation. The descriptions and headings and sub headings of this Policy are solely for convenience and form no part of the terms and conditions of coverage. Words importing the singular include the plural and vice versa, words importing a gender include every gender. The word “including” or similar expression in this Policy shall be deemed to mean “including without limitation”. The word “person(s)”, wherever it appears, means legal or natural person(s), including corporations, limited liability companies, limited partnerships, partnerships and other unincorporated associations or entities, unless otherwise specified or the context otherwise requires. References in this Policy to a “Declaration”, a “clause”, a “Section” or an “Exhibit” shall mean the Declarations, a clause, a Section or an Exhibit of or to this Policy unless otherwise stated. “USD”, “USD$” and “$” all refer to United States dollars. The word “entity” shall be deemed to include any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court or arbitrator. The word “or” is not an exclusive concept and may include both of the matters separated by the word “or”.

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EXHIBIT A

NO CLAIMS DECLARATION

Balance Partners LLC Box 2550
Huntington, NY 11743

Re: Project Cold Press Policy No. ATRW-000006 No Claims Declaration

On behalf of the Insured, I acknowledge this No Claims Declaration is required to be given in relation to the Representations and Warranties Insurance Policy No. ATRW-000006 issued by the Underwriter to the Insured. Capitalized and/or bolded terms in this No Claims Declaration shall have the respective meanings assigned to them in the Policy.

After reasonable inquiry of the Deal Team Members, I hereby declare on behalf of the Insured and on behalf of the Deal Tearn Members as follows:

a)    At least one Deal Team Member has read the Acquisition Agreement, the due diligence reports prepared in connection with the Acquisition and referenced in Paragraph (b) below, and this Policy;

b)The Underwriter has been provided with complete copies of the Acquisition Agreement and any formal, final (or, if not final, the most current draft of) written due diligence reports prepared by the Insureds' third-party advisors in connection with the Acquisition; and

c)To my Actual Knowledge, no Deal Team Member has any Actual Knowledge of any Breach, except as provided below:

27

The signing of this No and without any oth

Sign Name:

Print Name:    Eric Althofer

aration is given by me without incurring any personal liability personal liability.

Date:

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July 19, 2023

27

EXHIBIT B

ACQUISITION AGREEMENT

27

EXHIBIT C

Form of Claim Notice

Reference is hereby made to the Representations and Warranties Insurance Policy, Policy No. ATRW-000006, issued by Balance Partners LLC, as authorized agent for the Insurer, to the Insureds (the “Policy”). All capitalized terms used but not defined in this Claim Notice shall have the respective meanings assigned thereto in the Policy.

Pursuant to the terms and conditions of the Policy, the undersigned Named Insured hereby reports that
(check all that apply):

a)     Preliminary Notice. An Insured is aware of a Breach or a matter which could reasonably be expected to give rise to a Breach. Attached hereto is a full description, after reasonable inquiry, of such Breach or matter, including without limitation the representations and/or warranties which may have been breached, a description of such Breach or possible Breach, the date any Insured first learned of such Breach, fact or circumstance, and the amount of Loss which could reasonably be expected to result.

b)     Third Party Demand. An Insured is aware of a Third Party Demand that was asserted against          by          in the amount of $    on     . Attached hereto is a full description, after reasonable inquiry, of all material facts, circumstances and issues relating to such Third Party Demand, including without limitation the representations and/or warranties which allegedly contain a Breach, the facts alleged in the Third Party Demand, the date any Insured first learned of such Third Party Demand, and the amount of Loss which could reasonably be expected to result.
c)     Loss. A $    Loss occurred on     . Attached hereto is a full description, after reasonable inquiry, of all material facts, circumstances and issues relating to such Loss, including without limitation the representations and/or warranties which allegedly contain a Breach and the date any Insured first learned of such Loss.
PMW Affiliated Holdings, LLC By:
Name: Title:

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EXHIBIT D

Ancillary Documents

1.the consulting agreement contemplated by Section 2.03(b)(iv) of the Acquisition Agreement.

29

EXHIBIT G SECURITY AGREEMENT
[See attached.]

ACTIVE 687632206v25

Final Version

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of July 19, 2023 (the “Effective Date”), is made by Precision Metal Works, Inc., a Kentucky corporation formerly Nth Holding, Ltd (Kentucky Organization No. 0940452), whose address is 6901 Preston Highway, Louisville, Kentucky 40219 (the “Grantor”), in favor of The Richard Stanley Family Trust, a trust formed under the laws of Ontario, Canada (the “Secured Party”).

WHEREAS, Grantor and Secured Party are parties to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, by and among Grantor, Secured Party, the trustees of The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada, and PMW Affiliated Holdings, LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer has agreed to purchase from Secured Party and The John Locke Family Trust all of the issued and outstanding shares of capital stock of Grantor.

WHEREAS, in connection with such transaction, Grantor has issued to Secured Party that certain Secured Promissory Note in the principal amount of $1,250,000 (the “Note”).

WHEREAS, Grantor has agreed to secure its payment and performance of its obligations under the Note (the “Obligations”) by granting to Secured Party a security interest in all of the assets of Grantor as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree as follows:

1.Definitions. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the Commonwealth of Kentucky (the “UCC”) shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2.Grant of Security Interest. For value received, Grantor hereby grants to Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and collaterally assigns to Secured Party the following properties, assets, and rights of Grantor, wherever located, whether Grantor now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment, and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts, chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, supporting obligations, and other contracts rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles) (and all proceeds from any of the foregoing).

3.General Covenants. Grantor represents, warrants, and covenants as follows:

3.1.Except for the interest of Secured Party, the Permitted Encumbrances (as defined in the Purchase Agreement), and the security interest granted to Fifth Third Bank, National Association as of the Effective Date, Grantor is the sole owner of the Collateral, free from any and all liens, security interests, encumbrances, claims, and interests.

ACTIVE 688859709v2

1.1.Except for the interest of Secured Party, the Permitted Encumbrances, and the security interest granted to Fifth Third Bank, National Association as of the Effective Date, no security agreement, financing statement, equivalent security, or lien instrument or continuation statement covering any of the Collateral is on file or of record in any public office.

1.2.Grantor shall not create, permit, or suffer to exist, and shall take such other action as is necessary to remove, any claim to or interest in or lien or encumbrance upon the Collateral, other than the security interest granted hereby, the Permitted Encumbrances, and the security interest granted to Fifth Third Bank, National Association as of the Effective Date, and shall defend the right, title, and interest of Secured Party in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

1.3.Grantor’s principal place of business is located at the address set forth at the beginning of this Agreement; other than 111 Commerce Blvd., Frankfort, KY 40601 and 4701 Allmond Ave., Louisville, KY 40209, Grantor has no other places of business, and, unless Secured Party consents in writing to a change in the location of the Collateral prior to such a change in location, the Collateral shall be kept at that address.

1.4.At least thirty (30) days prior to the occurrence of any of the following events, Grantor shall deliver to Secured Party, at the address first set forth above, notice of such impending events: (i) a change in Grantor’s principal place of business; (ii) the opening or closing of any place of business; or (iii) a change in Grantor’s name, identity, or corporate structure.

1.5.Subject to any limitation stated therein or in connection therewith, all information furnished by Grantor concerning the Collateral or otherwise in connection with the obligations, is or shall be at the time the same is furnished, accurate, correct, and complete in all material respects.

1.6.The Collateral is and shall be used primarily for business purposes.

4.Insurance. Grantor shall have and maintain insurance at all times with respect to the Collateral in the same or more coverage amounts and types of insurance as have historically been in effect with respect to Grantor’s business as is further set forth on Section 3.18 of the Disclosure Schedules to the Purchase Agreement.

5.Inspection. Grantor shall, upon 48 hours prior written notice, at all reasonable times and from time to time, allow Secured Party, by or through any of its officers, agents, attorneys, or accountants, to examine and inspect the Collateral and Grantor’s books and records relating thereto wherever located; provided, however, in the absence of an Event of Default, Grantor shall conduct no more than 2 inspections in any 12 month period. Grantor shall perform, do, make, execute, and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may reasonably require to more completely vest in and assure to Secured Party its rights hereunder and in or to the Collateral.

6.Preservation and Disposition of Collateral.

6.1.Grantor shall keep the Collateral free from any and all liens, security interests, encumbrances, claims, and interests other than the Permitted Encumbrances and the security interest granted to Fifth Third Bank, National Association, on the Effective Date. Grantor shall advise Secured Party promptly, in writing and in reasonable detail, (i) of any encumbrance upon or claim asserted against any of the Collateral; and (ii) of the occurrence of any other event that would have a material effect upon the aggregate value of the Collateral or upon the security interest of Secured Party.

ACTIVE 688859709v2

1.7.Grantor shall not sell or otherwise dispose of the Collateral other than in the ordinary course of business; provided, however, that until an Event of Default, Grantor may use the Collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon.

1.8.Grantor shall keep the Collateral in good condition and shall not misuse, abuse, secrete, waste, or destroy any of the same in any material respect.

1.9.Grantor shall not use the Collateral in violation of any statute, ordinance, regulation, rule, decree, or order, which violation would result in a material adverse effect on the business of Grantor or its ability to repay the Note.

1.10.Grantor shall pay, promptly prior to delinquency, all taxes, assessments, charges, or levies upon the Collateral or in respect to the income or profits therefrom, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any danger of sale, forfeiture, or loss of any Collateral or any interest therein; and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

1.11.At its option, Secured Party may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral and may pay for the reasonable maintenance and preservation of the Collateral. Grantor agrees to reimburse Secured Party upon demand for any payment made or any reasonable expense incurred (including reasonable attorneys’ fees) by Secured Party pursuant to the foregoing authorization. Should Grantor fail to pay said sum to Secured Party upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the then applicable interest rate set forth in the Note.

7.Transfer of Collateral. Except for the Permitted Encumbrances, Grantor shall not sell, offer to sell, assign, lease, license, or otherwise transfer, or grant, create, permit, or suffer to exist any option, security interest, lien, or other encumbrance in, any part of the Collateral (except for sales or leases of inventory, or the sale or disposal of worn out, obsolete equipment or no longer necessary in the conduct of its business in the ordinary course of business), without prior written approval from Secured Party.

8.Perfection of Security Interest. Grantor agrees that at any time and from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. Grantor hereby authorizes Secured Party to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by Grantor, or words of similar effect. Grantor also hereby ratifies any previously filed documents or recordings regarding the Collateral, including but not limited to, any and all previously filed financing statements.

9.Remedies. If an Event of Default (as defined in the Note) shall have occurred and be continuing, Secured Party may do any or all of the following: (a) declare all Obligations immediately due and payable; (b) enter Grantor’s property where the Collateral is located and take possession of the Collateral without demand or legal process; (c) require Grantor to assemble and make available the Collateral at a specific time and place designated by Secured Party; (d) sell, lease, or otherwise dispose of

ACTIVE 688859709v2

the Collateral at any public or private sale in accordance with the law; and (e) enforce payment of the Obligations and exercise any rights and remedies available to Secured Party under law, including, but not limited to, those rights and remedies available to Secured Party under Article 9 of the UCC.

10.Secured Party Rights. Any and all rights of Secured Party provided by this Agreement are in addition to any and all rights available to Secured Party by law, and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of Secured Party provided by this Agreement shall inure to the benefit of its successors and assigns.

11.Waiver of Defenses. Except as otherwise provided in this Agreement or the Note, Grantor waives presentment, demand for payment, and notice of nonpayment or protest of any instrument evidencing any of the Obligations. Grantor agrees that its liability hereunder and the security interest hereby created shall not be affected or impaired in any way by any of the following acts and things (which Secured Party may do from time to time without notice to Grantor): (a) by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification, or other disposition of any of the Obligations, or any evidence thereof or any Collateral therefor; (b) by any acceptance or release of Collateral for or guarantors of any of the Obligations; (c) by any failure, neglect, or omission to realize upon or protect any of the Obligations, or to obtain, perfect, enforce, or realize upon any collateral therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property toward the liquidation of any of the Obligations; or (d) by any application of payments or credits upon any of the Obligations. Secured Party shall not be required, before exercising its rights under this Agreement, to first resort for payment of any of the Obligations to any other persons or entities; it’s or their properties or estates; or any collateral, property, liens or other rights or remedies whatsoever. Grantor agrees not to exercise any right of contribution, recourse, subrogation, or reimbursement available to Grantor against any other person or property, unless and until all Obligations and all other debts, liabilities, and obligations owed by Grantor to Secured Party have been paid and discharged. Grantor expects to derive benefits from the transactions resulting in the creation of the Obligations and Secured Party may rely conclusively on the continuing warranty, hereby made, that Grantor continues to be benefited by such transactions and Secured Party shall have no duty to inquire into or confirm the receipt of any such benefits, and this Agreement shall be effective and enforceable by Secured Party without regard to the receipt, nature or value of any such benefits.

12.Continuing Security Interest. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until the full satisfaction of the Obligations (other than contingent obligations for which no claim has been asserted); (b) be binding upon Grantor and its successors and assigns; and (c) inure to the benefit of, and be enforceable by, Secured Party and its successors and assigns.

13.Severability. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement.

14.Waiver; Modification. No waiver, modification or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by Secured Party.

15.Notices. Any notice or other communication required or permitted to be given under this Agreement shall be given and shall become effective as set forth in the Purchase Agreement.

16.Entire Agreement. This Agreement (including all documents referred to herein) represents the entire agreement between Grantor and Secured Party, and supersedes all previous

ACTIVE 688859709v2

understandings and agreements between Grantor and Secured Party, whether oral or written, regarding the subject matter hereof.

17.Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to its conflict of laws rules.

{SIGNATURE PAGE FOLLOWS}

ACTIVE 688859709v2

IN WITNESS WHEREOF, the undersigned Grantor and Secured Party have executed this Security Agreement as of the Effective Date.

GRANTOR:

PRECISION METAL WORKS, INC.,
a Kentucky corporation

By:     Name:     Title:

SECURED PARTY:

THE RICHARD STANLEY FAMILY TRUST

By:     Name: Richard Stanley
Title: Trustee

By:     Name: Mary Ellen Stanley
Title: Trustee

By:     Name: John Locke
Title: Trustee

ACTIVE 688859709v2